Exhibit 10.17

[***] Certain information in this document has been omitted from this exhibit pursuant to Item 601(b) of Regulation S-K because it is both not material and is the type that the Registrant treats as private or confidential.

COLLABORATION AND OPTION TO LICENSE AGREEMENT

between

Iambic therapeutics, Inc.

and

ABBVIE GROUP HOLDINGS LIMITED

Dated as of September 18, 2026

Table of Contents

Article 1 DEFINITIONS		1
Article 2 GOVERNANCE		20
2.1	Joint Governance Committee	20
2.2	Working Groups	21
2.3	General Provisions Applicable to the JGC	22
2.4	Discontinuation of the JGC or Working Groups	23
2.5	Interactions Between the JGC or a Working Group and Internal Teams	24
2.6	Expenses	24
Article 3 COLLABORATION PROGRAMS		24
3.1	Overview	24
3.2	Performance of Activities Under the Research Plans	24
3.3	Target Substitution	26
3.4	Periodic Reports; Information Reports and License Option Exercise Data Package.	28
3.5	Costs and Expenses for Research Plan Activities	30
3.6	Manufacturing Prior to License Option Exercise	30
3.7	Regulatory Matters Prior to License Option Exercise	30
3.8	Completion of Research Plan Activities after License Option Exercise	30
Article 4 LICENSE OPTION		30
4.1	License Option Grant to AbbVie	30
4.2	Exercise and Extension of the License Option	30
4.3	Regulatory Clearances	31
4.4	Termination of License Option	32
Article 5 ABBVIE EXPLOITATION POST-LICENSE EFFECTIVE DATE		32
5.1	In General	32
5.2	Diligence	32
5.3	Program Transition	33
5.4	Retention of AbbVie-Specific Iambic Technology	33
5.5	Regulatory Matters after License Option Exercise	34
5.6	Records and Reports	35
5.7	Booking of Sales; Distribution	35
Article 6 GRANT OF RIGHTS		35
6.1	Grants to AbbVie on the Effective Date	35
6.2	Grants to AbbVie on the License Effective Date	35
6.3	Sublicenses	36
6.4	Distributorships	36
6.5	Licenses Back and Retained Rights; No Implied Licenses	36
6.6	Iambic Exclusivity	38
6.7	Firewalling Assurances and Supplemental CDA	39
6.8	In-License Agreements	39
6.9	Restriction on [***]	40
6.10	Additional Terms Relating to AbbVie-Specific Iambic Technology	41
Article 7 PAYMENTS AND RECORDS		41
7.1	Upfront Payment	41
7.2	Option Continuation Payments.	41
7.3	Option Exercise Fees	42
7.4	[***]	42
7.5	Development Milestones	42
7.6	Sales-Based Milestones	43
7.7	Notice, Invoices, and Payment of Milestone Payments	44
7.8	Royalties	44

7.9	Royalty Payments and Reports	45
7.10	Other Invoiced Amounts	46
7.11	Mode of Payment; Offsets	46
7.12	Withholding Taxes	46
7.13	Indirect Taxes	47
7.14	Financial Records	47
7.15	Audit	47
7.16	Audit Dispute	48
7.17	Confidentiality	48
7.18	No Other Compensation	48
7.19	No Limitation	48
7.20	Reimbursement for Cooperation and Support	48
Article 8 INTELLECTUAL PROPERTY		49
8.1	Ownership of Intellectual Property	49
8.2	Prosecution and Maintenance	50
8.3	Enforcement	53
8.4	Infringement Claims by Third Parties	56
8.5	Invalidity or Unenforceability Defenses or Actions	57
8.6	Product Trademarks	58
8.7	Inventor’s Remuneration	59
8.8	Common Interest	59
Article 9 CONFIDENTIALITY AND NON-DISCLOSURE		59
9.1	General Confidentiality Obligations	59
9.2	Permitted Disclosures	60
9.3	Use of Name	62
9.4	Public Announcements	62
9.5	Publications	63
9.6	Return of Confidential Information	63
9.7	Survival	64
Article 10 REPRESENTATIONS AND WARRANTIES; COVENANTS		64
10.1	Mutual Representations and Warranties	64
10.2	Additional Representations and Warranties of Iambic	64
10.3	Additional Covenants of Iambic	67
10.4	[***]	68
10.5	Debarment and Exclusion	68
10.6	Anti-Bribery and Anti-Corruption Compliance	69
10.7	Compliance with Applicable Law	69
10.8	[***]	70
10.9	DISCLAIMER OF WARRANTIES	70
Article 11 INDEMNITY		70
11.1	Indemnification of Iambic	70
11.2	Indemnification of AbbVie	70
11.3	Notice of Claim	71
11.4	Control of Defense	71
11.5	Special, Indirect, and Other Losses	73
11.6	Insurance	73
Article 12 TERM AND TERMINATION		73
12.1	Term	73
12.2	Effect of Expiration of the Term	74
12.3	Termination for Material Breach	74
12.4	Additional Termination Rights	75
12.5	Termination for Insolvency	75

12.6	Rights in Bankruptcy	75
12.7	Alternative Remedy for AbbVie	76
12.8	Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program	76
12.9	Transition Agreement and Other Performance Obligations	77
12.10	Reverse Royalty	78
12.11	Remedies	78
12.12	Accrued Rights; Surviving Obligations	78
Article 13 MISCELLANEOUS		79
13.1	Force Majeure	79
13.2	Change in Control of Iambic	79
13.3	Export Control	79
13.4	Assignment	79
13.5	Severability	80
13.6	Governing Law and Service	80
13.7	Dispute Resolution	80
13.8	Notices	81
13.9	Entire Agreement; Amendments	82
13.10	English Language	82
13.11	Equitable Relief	82
13.12	Waiver and Non-Exclusion of Remedies	83
13.13	No Benefit to Third Parties	83
13.14	Further Assurance	83
13.15	Relationship of the Parties	83
13.16	Performance by Affiliates	83
13.17	Costs and Expenses	83
13.18	Counterparts; Electronic Execution	84
13.19	References	84
13.20	Schedules	84
13.21	Construction	84

COLLABORATION AND OPTION TO LICENSE AGREEMENT

This Collaboration and Option to License Agreement (this “Agreement”) is made and entered into effective as of September 18, 2026 (the “Effective Date”) by and between Iambic Therapeutics, Inc., a corporation organized under the laws of Delaware (“Iambic”), and AbbVie Group Holdings Limited, a corporation organized under the laws of Bermuda, with its place of business at Thistle House, 4 Burnaby Street, Hamilton, Pembroke, HM11, Bermuda (“AbbVie”). Iambic and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Iambic is a life-sciences and technology company that deploys the Iambic Platform Technology (as defined below) to assist in the discovery, design, identification, selection, optimization and development of small-molecule drug candidates;

WHEREAS, AbbVie is a biopharmaceutical company engaged in the research, development, manufacture and commercialization of human therapeutic products; and

WHEREAS, (i) the Parties wish to enter into a collaboration for Iambic to use the Iambic Platform Technology and the AbbVie-Specific Iambic Technology to identify, generate and otherwise pre-clinically Develop Licensed Compounds (each, as defined below), and (ii) Iambic wishes to grant, and AbbVie wishes to take, an exclusive option to an exclusive license under certain intellectual property rights to Exploit Licensed Compounds and Licensed Products in the Territory (each, as defined below), in each case, in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

Article 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1 “AbbVie” has the meaning set forth in the preamble hereto.

1.2 “AbbVie Grantback Know-How” means, as used in connection with a Grantback Product and any related grantback license provided in Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program), that certain Information that is: (a) Controlled by AbbVie or any of its Affiliates [***]; (b) not generally known; (c) directed to the [***], the Grantback Product; and (d) [***] of the Grantback Product [***], but, in each case, solely with respect to any such Grantback Product, [***].

1.3 “AbbVie Grantback Patents” means, as used in connection with a Grantback Product and any related grantback license provided in Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program), those certain Patents that: (a) are Controlled by AbbVie or any of its Affiliates [***]; (b) claim or otherwise Cover [***] a Grantback Product; and (c) are [***], but, in each case, solely with respect to any such Grantback Product, [***].

1.4 “AbbVie Indemnitees” has the meaning set forth in Section 11.2 (Indemnification of AbbVie).

1.5 “AbbVie Know-How” means any and all Information that is: (a) conceived, reduced to practice, discovered, developed or otherwise made by or on behalf of AbbVie or its Affiliates or its or their Sublicensees under this Agreement; and (b) not generally known, but excluding, in each case, any Information constituting Joint Know-How [***] or inventions covered by claims published in a Patent.

1.6 “AbbVie Patents” means all Patents that claim inventions that are conceived, reduced to practice, discovered, developed or otherwise made by or on behalf of AbbVie or its Affiliates or its or their Sublicensees under this Agreement, but excluding any Joint Patents, [***].

1.7 “AbbVie-Specific Iambic Technology” means one or more isolated Instance(s) of the Iambic Model [***].

1.8 “AbbVie Step-In Compound” has the meaning set forth in Section 3.2.4(c)(ii) (AbbVie Step-In Right).

1.9 [***]

1.10 “Accounting Standards” means, with respect to a Party, that such Party shall maintain records and books of accounts in accordance with: (a) United States Generally Accepted Accounting Principles; or (b) to the extent applicable, International Financial Reporting Standards as issued by the International Accounting Standards Board, in each case, consistently applied.

1.11 [***]

1.12 [***]

1.13 “Acquiring Party” has the meaning set forth in Section 6.6.4 (Change in Control of Iambic).

1.14 [***]

1.15 “ADR” has the meaning set forth in Section 13.7.1 (General).

1.16 “Adverse Ruling” has the meaning set forth in Section 12.3.1 (Material Breach).

1.17 “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one (1) or more intermediaries, controls, is controlled by or is under common control with such first-referenced Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with”, means: (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.18 “Agreement” has the meaning set forth in the preamble hereto.

1.19 “AI Model” means any artificial intelligence or machine learning model, system, algorithm, or neural network (including any large language model, generative model, foundation model, predictive model, or specialized model).

1.20 “Alliance Director” has the meaning set forth in Section 2.3.6 (Alliance Director).

1.21 “Annual Net Sales” means the annual Net Sales of the relevant Licensed Product in a Calendar Year.

1.22 “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Applicable Law, whether federal, state, or foreign, that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, lessening of competition, or abuse of dominance through merger or acquisition or any structured collaboration.

1.23 “Applicable Expiration Date” means, with respect to a given Collaboration Program, [***].

1.24 “Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules, and regulations, including any rules, regulations, regulatory guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country or other jurisdiction hereunder.

1.25 “Arising IP” has the meaning set forth in Section 8.1.1 (Ownership of Technology).

1.26 “Arising Patents” has the meaning set forth in Section 8.1.1 (Ownership of Technology).

1.27 “Audit Expert” has the meaning set forth in Section 7.16 (Audit Dispute).

1.28 “Bankruptcy Code” has the meaning set forth in Section 12.6.1 (Rights in Bankruptcy).

1.29 “Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, codified at 35 U.S.C. §§ 200-212, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

1.30 “Biological and Chemical Materials” means chemical and biological materials, reagents, products, components or compositions, including plasmids, DNA fragments, DNA sequences and maps, clones, enzymes, oligonucleotides, small molecules, cell lines, proteins, peptides, antibodies, tetramers and combinations thereof.

1.31 “Board of Directors” has the meaning set forth in Section 1.40(a) (Definition of Change in Control).

1.32 “Breaching Party” has the meaning set forth in Section 12.3.1 (Material Breach).

1.33 “Bring-Down Date” has the meaning set forth in Section 10.2 (Additional Representation and Warranties of Iambic).

1.34 “Business Day” means a day other than (a) a Saturday, (b) a Sunday or (c) a day on which banking institutions in Chicago, Illinois or San Diego, California are closed for business.

1.35 “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1. Notwithstanding the foregoing, the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.36 “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31. Notwithstanding the foregoing, the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.37 [***]

1.38 “CDA” means that certain Bilateral Confidentiality Disclosure Agreement by and between the Parties dated [***].

1.39 “Centralized Approval Procedure” means the procedure through which a MAA filed with the EMA results in a single marketing authorization valid throughout the European Union.

1.40 “Change in Control” means, with respect to a Party, the occurrence of any of the following after the Effective Date:

(a) any “person” or “group” (as such terms are defined below) acquires or becomes the “beneficial owner” (as defined below), directly or indirectly, of (i) shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing more than fifty percent (50%) of the total voting power of all outstanding classes of Voting Stock of such Party or (ii) the power to elect a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”); the Parties acknowledge that, in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management or policies of such entity;

(b) such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (i) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (ii) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

(c) such Party sells, transfers, assigns or otherwise disposes of to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of such Party’s total assets to which this Agreement relates.

For the purpose of this definition: (x) “person” and “group” have the meanings given such terms under Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the aforesaid Act; (y) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (z) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.” [***]

1.41 “Clinical Program Data” means all Information with respect to any Licensed Compound or Licensed Product that is made, collected, or otherwise generated under or in connection with Clinical Studies, including any raw data, reports, and results with respect thereto.

1.42 “Clinical Studies” means clinical tests and studies in human subjects that are required by Applicable Law, or otherwise recommended by a Regulatory Authority, to obtain or maintain any Regulatory Approval for a pharmaceutical product, including a Licensed Product, for one (1) or more Indications, including tests or studies that are intended to expand the Product Labeling for such Licensed Product with respect to such Indication, including Phase I Studies, Phase II Studies, Phase III Studies and Phase IV Studies.

1.43 “CMC” means chemistry, manufacturing, and controls.

1.44 “Collaboration Program” means the Target A Collaboration Program, or the Target B Collaboration Program, as applicable.

1.45 “Collaboration Target” means Target A, Target B, or any Substitute Target that may be deemed a “Collaboration Target” in accordance with Section 3.3.3(b) (Effects of Substitution), as applicable.

1.46 [***]

1.47 “Combination Product” means a Licensed Product that is comprised of or contains one (1) or more Licensed Compound(s) as an active ingredient together with one (1) or more other active ingredients that is not a Licensed Compound (such other active ingredients, the “Other Active Ingredient(s)”), whether in the same or different formulations, that is sold: (a) as a fixed dose; or (b) in separate doses in a single package as one (1) product.

1.48 “Commercialization” means any and all activities related to the preparation for sale of, offering for sale of, or sale of a compound or product, including activities related to marketing, promoting, distributing, importing and exporting such compound or product, and interacting with Regulatory Authorities or other Governmental Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning. For clarity, Commercialization excludes Manufacturing.

1.49 “Commercially Reasonable Efforts” means:

(a) with respect to the efforts and resources to be expended by AbbVie with respect to any objective, activity or decision to be undertaken with respect to [***]; and

(b) with respect to the efforts and resources to be expended by Iambic with respect to any objective, activity or decision to be undertaken, [***].

[***]

1.50 “Competing Product” means [***].

1.51 “Competitive Program” has the meaning set forth in Section 6.6.4 (Change in Control of Iambic).

1.52 “Compulsory Sublicense” means a sublicense by AbbVie or any Affiliate thereof to a Third Party (a “Compulsory Sublicensee”) under the grants in Section 6.1.2 (Grants to AbbVie on the Effective Date) and Section 6.2 (Grants to AbbVie on the License Effective Date) as provided in Section 6.3 (Sublicenses), under an order, decree or grant of a Governmental Authority having competent jurisdiction or through some form of adjudication or arbitration that compels AbbVie or such Affiliate to grant such sublicense.

1.53 “Compulsory Sublicensee” has the meaning set forth in Section 1.52 (Definition of Compulsory Sublicense).

1.54 [***]

1.55 “Confidential Information” means any Information provided by or on behalf of one (1) Party (or an Affiliate or representative of such Party) to the other Party (or an Affiliate or representative of such Party) in connection with this Agreement, whether prior to, on, or after the Effective Date, including Information disclosed pursuant to the CDA and Information relating to the terms of this Agreement, the Licensed Compounds or any Licensed Products, any Exploitation of the Licensed Compound or any Licensed Product, any Information with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including any Information Controlled by AbbVie that is not generally known and Iambic Licensed Know-How, as applicable), or the scientific, regulatory or business affairs or other activities, including the Regulatory Documentation, of either Party, or any strategy for the prosecution, maintenance, enforcement and defense of any Patents. Notwithstanding the foregoing:

(a) the terms of this Agreement, the existence or terms of the Supplemental CDA, and the Research Plans shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto;

(b) [***] shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto; provided, however, that, from and after the License Effective Date for a given Collaboration Program with respect thereto, any such [***] shall be deemed to be the Confidential Information of AbbVie, and Iambic shall be deemed to be the receiving Party and AbbVie shall be deemed to be the disclosing Party with respect thereto, for the following periods:

[***]

(c) [***] shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto; and

(d) [***] shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto; provided, however, that, on and after the License Effective Date for a given Collaboration Program, any [***] shall be deemed to be the Confidential Information of AbbVie, and Iambic shall be deemed to be the receiving Party and AbbVie shall be deemed to be the disclosing Party with respect thereto [***].

1.56 “Consents Date” has the meaning set forth in Section 1.168(a) (Definition of Option Conditions Precedent).

1.57 “Control” (and its conjugates) means: (a) with respect to any item of Information, material, Patent, or other property right, the possession of the right, whether directly or indirectly, and whether by ownership, license, covenant not to sue or otherwise (other than by operation of the license and other grants in this Agreement), to grant a license, sublicense or other right to or under such Information, material, Patent, or other property right; and (b) with respect to any compound, molecule or product, the possession of the right, whether directly or indirectly, and whether by ownership or license (other than by operation of the license and other grants in this Agreement), to grant a license, sublicense or other right with respect to any Information related to or Patent claiming such compound or product or the Exploitation thereof, in each case ((a) and (b)), as provided for herein [***].

1.58 “Convicted Entity” has the meaning set forth in Section 10.5.4 (Debarment and Exclusion).

1.59 “Convicted Individual” has the meaning set forth in Section 10.5.4 (Debarment and Exclusion).

1.60 “Corporate Names” means, with respect to a Party, the Trademarks and logos of such Party or any of its Affiliates used to identify such Party or its Affiliates. Notwithstanding the foregoing, “Corporate Names” shall exclude Product Trademarks.

1.61 “Cover” (or its conjugates) means: (a) as to a compound or product and a Patent, that, in the absence of a license granted under, or ownership of, or other right to use and in the absence of the benefit of the safe harbour provision under 35 U.S.C. Section 271(e)(1) or other Applicable Law, such Patent, the [***] of such compound or product would infringe, or contribute to or induce the infringement of, one or more issued claims in such Patent or, as to a pending claim included in such Patent, the [***] of such compound or product would infringe, or contribute to or induce the infringement of, such pending claim in such Patent if such pending claim were to issue in an issued patent without modification; (b) as to Information and a Patent, that, in the absence of a license granted under, or ownership of, or other right to use and in the absence of the benefit of the safe harbour provision under 35 U.S.C. Section 271(e)(1) or other Applicable Law, such Patent, the [***] of such Information would infringe, or contribute to or induce the infringement of, one or more issued claims in such Patent or, as to a pending claim included in such Patent, the [***] of such Information would infringe, or contribute to or induce the infringement of, such pending claim in such Patent if such pending claim were to issue in an issued patent without modification; and (c) as to a compound, product or technology and Information, [***].

1.62 “Debarred Entity” has the meaning set forth in Section 10.5.2 (Debarment and Exclusion).

1.63 “Debarred Individual” has the meaning set forth in Section 10.5.1 (Debarment and Exclusion).

1.64 “Default Notice” has the meaning set forth in Section 12.3.1 (Material Breach).

1.65 “Delivery System” means any delivery system designed to assist in the administration of a Licensed Product.

1.66 “Development” means all activities related to research, discovery, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Studies, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development, and “Developed” has a corresponding meaning. For clarity, Development shall: (a) include any submissions and activities required in support thereof, required by Applicable Laws or a Regulatory Authority as a condition or in support of obtaining a Pricing and Reimbursement Approval for an approved Licensed Product; and (b) exclude Manufacturing.

1.67 “Directed To” has the meaning set forth in [***].

1.68 [***]

1.69 “Dispute” has the meaning set forth in Section 13.7 (Dispute Resolution).

1.70 [***]

1.71 “Distributor” has the meaning set forth in Section 6.4 (Distributorships).

1.72 [***]

1.73 “Dollars” or “$” means United States Dollars.

1.74 “Drug Approval Application” means a New Drug Application (“NDA”) as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (a “MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.75 “Effective Date” has the meaning set forth in the preamble hereto.

1.76 “EMA” means the European Medicines Agency and any successor agency(ies) or authority having substantially the same function.

1.77 [***]

1.78 “Encumbered” means [***].

1.79 [***]

1.80 [***]

1.81 “European Union” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto.

1.82 “Excluded Compound” means [***].

1.83 “Excluded Compound Patents” means any [***] Controlled by Iambic or any of its Affiliates at any time during the Term that: [***]. Notwithstanding the foregoing, Excluded Compound Patents shall not include [***].

1.84 “Excluded Entity” has the meaning set forth in Section 10.5.3 (Debarment and Exclusion).

1.85 “Excluded Individual” has the meaning set forth in Section 10.5.3 (Debarment and Exclusion).

1.86 “Excluded Intellectual Property” has the meaning set forth in Section 13.4.2 (Assignment).

1.87 [***]

1.88 [***]

1.89 “Exclusive License” has the meaning set forth in Section 6.2.1 (Grants to AbbVie on the License Effective Date).

1.90 “Exercise Notice” means, with respect to a given Collaboration Program, AbbVie’s written notice to Iambic exercising the License Option with respect to such Collaboration Program.

1.91 [***]

1.92 [***]

1.93 “Exploit” (and its conjugates) means to make, have made, import, export, use, sell, or offer for sale, including to Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, transport, distribute, promote, market, have sold, dispose of or otherwise exploit. [***]

1.94 “FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

1.95 “FDA’s Disqualified/Restricted List” has the meaning set forth in Section 10.5.5 (Debarment and Exclusion).

1.96 “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., together with any rules, regulations and requirements promulgated thereunder.

1.97 “Field” means [***].

1.98 [***]

1.99 “First Commercial Sale” means, with respect to a Licensed Product and a country or other jurisdiction, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country or other jurisdiction after all necessary Regulatory Approvals for such Licensed Product have been obtained in such country or other jurisdiction [***] shall not be construed as a First Commercial Sale.

1.100 “Foreign Investment Law” means any public interest, foreign investment or national security laws, rules or regulations in any jurisdiction.

1.101 “Former Collaboration Target” has the meaning set forth in Section 3.3.3(b) (Effects of Substitution).

1.102 “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of [***] hours per Calendar Year) of work directly related to the applicable activity conducted hereunder. Any person who devotes less than [***] hours per Calendar Year shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***]. [***].

1.103 “FTE Rate” means [***] for the first Calendar Year of the Term, which rate represents the fully burdened rate for an FTE [***]. [***]

1.104 [***]

1.105 “GCP” means Good Clinical Practice as promulgated by the FDA under and in accordance with the FFDCA, Title 21, Parts 312 of the U.S. Code of Federal Regulations, and the guidelines and standards published by the FDA that relate thereto, or any successors thereto. To the extent consistent with U.S. law, GCP shall also include the practices and standards described in the Guidelines on Principles of Good Clinical Practice in conduct of EU Clinical Trials as promulgated by the European Commission under European Directive 2001/20/EC and the ICH Harmonised Tripartite Guideline for Good Clinical Practice (ICH E6) and any analogous practices, standards, guidelines and regulations promulgated by any applicable Regulatory Authority in any country or other jurisdiction in the Territory, or any successors thereto.

1.106 “Generic Application” has the meaning set forth in Section 8.3.9 (Generic Applicants).

1.107 “Generic Competition” means, on a country-by-country or other jurisdiction-by-other jurisdiction basis and Licensed Product-by-Licensed Product basis, [***].

1.108 “Generic Product” means, with respect to a Licensed Product, any product that is [***]

1.109 “GLP” means the FDA’s standards for conducting non-clinical laboratory studies contained in 21 C.F.R. Part 58, and any equivalent standards promulgated by the EMA.

1.110 “Governmental Authority” means any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.

1.111 “Grantback Product” means any Licensed Product: (a) for which AbbVie’s license rights under Section 6.2 (Grants to AbbVie on the License Effective Date) have terminated; [***].

1.112 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

1.113 “Iambic” has the meaning set forth in the preamble hereto.

1.114 “Iambic Indemnitees” has the meaning set forth in Section 11.1 (Indemnification of Iambic).

1.115 “Iambic Licensed Know-How” means, with respect to a given Collaboration Program, all Information [***] that is Controlled by Iambic or any of its Affiliates as of the Effective Date or at any time during the Term and that: (a) is not generally known; and (b) is necessary or reasonably useful to Exploit the applicable Licensed Compounds or Licensed Products in the Field in the Territory, but excluding any information to the extent: (i) disclosed or published in any Iambic Licensed Patent; or (ii) constituting Joint Know-How or Excluded Know-How.

1.116 “Iambic Licensed Materials” means, with respect to a given Collaboration Program, all Biological and Chemical Materials that are in the possession of and Controlled by Iambic or any of its Affiliates as of the Effective Date or at any time during the Term and that are: (a) necessary or reasonably useful to Exploit the applicable Licensed Compounds or Licensed Products in the Field in the Territory; and (b) [***].

1.117 “Iambic Licensed Patents” means, with respect to a given Collaboration Program, all Patents that are Controlled by Iambic or any of its Affiliates as of the Effective Date or at any time during the Term and that are necessary or reasonably useful to Exploit the applicable Licensed Compounds or Licensed Products in the Field in the Territory, excluding any Joint Patents or Excluded Patents.

1.118 “Iambic Model” has the meaning set forth in Section 1.121 (Definition of Iambic Platform Technology).

1.119 “Iambic Platform Improvements” has the meaning set forth in Section 8.1.1 (Ownership of Technology).

1.120 “Iambic Platform Patent” means any Patent that constitutes Iambic Platform Technology.

1.121 “Iambic Platform Technology” means [***] all Information Controlled by Iambic or any of its Affiliates as of the Effective Date or at any time during the Term [***].

1.122 “In-License Agreement” means any agreement [***] between Iambic or any of its Affiliates, on the one hand, and a Third Party, on the other hand, under which AbbVie is granted a sublicense or other right under this Agreement: (a) that was in effect on or prior to the Effective Date; or (b) entered into after the Effective Date in accordance with Section 6.8.1 (Pre-License Effective Date) or Section 6.8.2 (Post-License Effective Date) and for which AbbVie has exercised its right to obtain a sublicense or other right in accordance with Section 6.8.3 (Proposed Future In-Licensed Rights).

1.123 “In-Licensed Patents” has the meaning set forth in Section 10.2 (Additional Representations and Warranties of Iambic).

1.124 “IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Studies, including: (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA; (b) any equivalent of a United States Investigational New Drug Application in other countries or regulatory jurisdictions (e.g., clinical trial application (CTA)); and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.125 “Indemnification Claim Notice” has the meaning set forth in Section 11.3 (Notice of Claim).

1.126 “Indemnified Party” has the meaning set forth in Section 11.3 (Notice of Claim).

1.127 “Indication” means, with respect to a Licensed Product, [***]:

[***]

1.128 “Indirect Taxes” has the meaning set forth in Section 7.13 (Indirect Taxes).

1.129 “Information” means all knowledge and data of a technical, scientific, business and other nature, including know-how, discoveries, inventions, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, software, algorithms, model weights, parameters, documentation, apparatuses, specifications, data, results, analyses and other material, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, reagents (e.g., plasmids, proteins, cell lines, assays and compounds) and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic, oral or any other form now known or hereafter developed.

1.130 “Information Report” means, with respect to a given Collaboration Program, each of [***] for such Collaboration Program.

1.131 “Initial Review Period” has the meaning set forth in Section 3.4.3 (AbbVie Questions or Comments).

1.132 [***]

1.133 [***]

1.134 [***]

1.135 “Instance” means [***].

1.136 “Invoiced Party” has the meaning set forth in Section 7.10 (Other Invoiced Amounts).

1.137 “Invoicing Party” has the meaning set forth in Section 7.10 (Other Invoiced Amounts).

1.138 [***]

1.139 “Joint Governance Committee” or “JGC” has the meaning set forth in Section 2.1.1 (Formation).

1.140 “Joint IP” has the meaning set forth in Section 8.1.2 (Ownership of Joint Patents and Joint Know-How).

1.141 “Joint Know-How” means any and all Information that is conceived, reduced to practice, discovered, developed or otherwise made under this Agreement, jointly by or on behalf of Iambic or its Affiliates, on the one hand, and AbbVie or its Affiliates or its or their Sublicensees, on the other hand, whether or not patented or patentable.

1.142 “Joint Patents” means all Patents that claim inventions that are conceived, reduced to practice, discovered, developed or otherwise made under this Agreement jointly by or on behalf of Iambic or its Affiliates, on the one hand, and AbbVie or its Affiliates or its or their Sublicensees, on the other hand.

1.143 “Knowledge” means the actual knowledge of [***].

1.144 [***]

1.145 [***]

1.146 [***]

1.147 [***]

1.148 [***]

1.149 [***]

1.150 [***]

1.151 “License Effective Date” means, with respect to a given Collaboration Program, the date upon which AbbVie delivers to Iambic the Exercise Notice with respect to such Collaboration Program in accordance with Section 4.2 (Exercise and Extension of the License Option). [***]

1.152 “License Option” has the meaning set forth in Section 4.1 (License Option Grant to AbbVie).

1.153 “License Option Exercise Data Package” means, with respect to a given Collaboration Program, the complete data package containing [***].

1.154 “License Option Exercise Payment” has the meaning set forth in Section 7.3 (Option Exercise Fees).

1.155 “License Option Period” means, with respect to a given Collaboration Program, the period commencing on the Effective Date and ending on [***].

1.156 “Licensed Compound” means, with respect to a given Collaboration Program:

(a) (x) any molecule, compound or product that is: [***]; and

(b) any modifications, enhancements, improvements, derivatives or optimizations of the molecules, compounds or products (including components thereof) described in the foregoing clause (a) that are: [***].

Notwithstanding the foregoing, the following compounds shall be deemed excluded from the definition of “Licensed Compound”: [***].

1.157 “Licensed Product” means any product constituting or containing a Licensed Compound, alone or in combination with one (1) or more other active ingredients, in any and all forms, presentations, current and future formulations, dosage forms and strengths, and delivery modes.

1.158 “Losses” has the meaning set forth in Section 11.1 (Indemnification of Iambic).

1.159 “MAA” has the meaning set forth in Section 1.74 (Definition of Drug Approval Application).

1.160 “Manufacture” and “Manufacturing” means all activities related to the synthesis, scale-up, making, production, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping, and holding of a Licensed Compound, a Licensed Product, or any intermediate of the foregoing, including process development, process qualification and validation, improvements, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control. When used as a verb, “to Manufacture” and “Manufacturing” means to engage in the Manufacture of, and “Manufactured” has a corresponding meaning.

1.161 [***]

1.162 “Mono Product” has the meaning set forth in Section 1.164 (Definition of Net Sales).

1.163 [***]

1.164 “Net Sales” means, with respect to a Licensed Product for any period, [***], less the following deductions, in each case [***]:

[***]

Net Sales shall not include [***]. Net Sales shall not include [***].

Subject to the above, Net Sales shall be calculated in accordance with [***].

For purposes of calculating Net Sales, all Net Sales shall be [***].

In the event a Licensed Product is a Combination Product, the Net Sales for such Combination Product shall be calculated as follows:

(i) If AbbVie, its Affiliate, or Sublicensee separately sells in such country or other jurisdiction: (x) a product containing as its sole active ingredient a Licensed Compound contained in such Combination Product (the “Mono Product”); and (y) products containing as their sole active ingredients the Other Active Ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by [***].

(ii) If AbbVie, its Affiliate, or Sublicensee separately sells in such country or other jurisdiction the Mono Product but does not separately sell in such country or other jurisdiction products containing as their sole active ingredients the Other Active Ingredient in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by [***].

(iii) If AbbVie, its Affiliates, and Sublicensees do not separately sell in such country or other jurisdiction the Mono Product but do separately sell products containing as their sole active ingredients the Other Active Ingredients contained in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by [***].

(iv) If AbbVie, its Affiliates, and Sublicensees do not separately sell in such country or other jurisdiction both the Mono Product and the Other Active Ingredient(s) in such Combination Product, the Net Sales attributable to such Combination Product shall be determined by [***].

[***]

1.165 [***]

1.166 [***]

1.167 “Non-Breaching Party” has the meaning set forth in Section 12.3.1 (Material Breach).

1.168 “Option Conditions Precedent” means, with respect to a given Collaboration Program, that:

[***]

1.169 “Option Continuation Notice” means, with respect to a given Collaboration Program, AbbVie’s written notice to Iambic extending the License Option Period for such Collaboration Program prior to the [***] or [***] with respect thereto, as applicable.

1.170 “Option Continuation Payment” has the meaning set forth in Section 7.2 (Option Continuation Payments).

1.171 “Option Exercise Date” has the meaning set forth in Section 4.2 (Exercise and Extension of the License Option).

1.172 “Option Regulatory Consents” has the meaning set forth in Section 4.3.1 (Regulatory Clearances).

1.173 “Other Active Ingredient” has the meaning set forth in Section 1.47 (Definition of Combination Product).

1.174 “Other Iambic Arising IP” has the meaning set forth in Section 8.3.1 (Notice).

1.175 “Other Iambic Arising IP Infringement” has the meaning set forth in Section 8.3.1 (Notice).

1.176 “Other Iambic Arising Patents” has the meaning set forth in Section 8.2.3(d) (Prosecution and Maintenance of Other Iambic Arising Patents and Other Iambic Patents).

1.177 “Other Iambic Patents” means all Iambic Licensed Patents that [***].

1.178 “Other Joint Arising IP” has the meaning set forth in Section 8.3.1(c) (Notice).

1.179 “Other Joint Arising IP Infringement” has the meaning set forth in Section 8.3.1(c) (Notice).

1.180 “Other Joint Patents” has the meaning set forth in Section 8.2.4 (Prosecution and Maintenance of Other Joint Patents).

1.181 [***]

1.182 “Owned Patents” has the meaning set forth in Section 10.2.5 (Additional Representations and Warranties of Iambic).

1.183 “Party” and “Parties” has the meaning set forth in the preamble hereto.

1.184 “Patents” means: (a) all national, regional and international patents and patent applications, including provisional patent applications and rights to claim priority from any of such patents or applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority thereto, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, design patents, certificates of invention, and unitary patents; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any patent term extensions, supplementary protection certificates, pediatric exclusivities, and the like) of the foregoing patents or patent applications ((a), (b), and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.185 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.186 “Phase I Study” means a human clinical trial of a compound or product, the principal purpose of which is a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics in healthy individuals or patients or similar clinical study prescribed by the Regulatory Authorities, including the trials referred to in 21 C.F.R. §312.21(a).

1.187 “Phase II Study” means a human clinical trial of a compound or product, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of Registrational Studies, or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b)[***]. If a clinical trial constitutes both a Phase I Study and a Phase II Study at the time of dosing of the first patient in such clinical trial, then, [***].

1.188 “Phase III Study” means a human clinical trial of a compound or product on a sufficient number of subjects in an indicated patient population that is designed to establish that such compound or product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such compound or product in the dosage range to be prescribed, which trial is intended to support the Drug Approval Application and Regulatory Approval of

such pharmaceutical product, including all tests and studies that are required by Regulatory Authorities from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(c).

1.189 “Phase IV Study” means a post-marketing, human clinical trial for any compound or product for a country or jurisdiction in the Territory with respect to any Indication as to which all Regulatory Approvals have been received or for a use that is the subject of an investigator-initiated study program.

1.190 [***]

1.191 “Pricing and Reimbursement Approval” means such approval, agreement, determination or decision establishing prices for a product that [***] in a country or other jurisdiction in the Territory where Governmental Authorities of such country or other jurisdiction approve or determine pricing for pharmaceutical or biological products for reimbursement or otherwise. [***]

1.192 “Product Infringement” has the meaning set forth in Section 8.3.1 (Notice).

1.193 “Product IP” means, with respect to a given Collaboration Program, all Product Know-How, Product Materials and Product Patents with respect thereto.

1.194 “Product Know-How” means, with respect to a given Collaboration Program, all Iambic Licensed Know-How and Joint Know-How: [***].

1.195 “Product Labeling” means, with respect to a product in a country or other jurisdiction in the Territory: (a) the Regulatory Authority‑approved full prescribing information for such product for such country or other jurisdiction, including any required patient information; and (b) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such product in such country or other jurisdiction.

1.196 “Product Materials” means, with respect to a given Collaboration Program, all Iambic Licensed Materials [***].

1.197 “Product Patents” means, with respect to a given Collaboration Program, all Iambic Licensed Patents and Joint Patents [***].

1.198 “Product Trademarks” means the Trademark(s) to be used by AbbVie or its Affiliates or its or their respective Sublicensees for the Exploitation of Licensed Compounds or Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, Corporate Names).

1.199 “Proposed Future In-Licensed Rights” has the meaning set forth in Section 6.8.3 (Proposed Future In-Licensed Rights).

1.200 “[***] Reports” has the meaning set forth in Section 3.4.1 (Periodic Reports).

1.201 “Registrational Study” means a human clinical trial of a Licensed Product with a sufficient number of subjects in an indicated patient population: (a) the results of which, together with prior Information concerning such Licensed Product, are intended to establish that such Licensed Product is safe and effective for its intended indication, and to determine the benefit/risk relationship, warnings, precautions, and adverse events that are associated with such Licensed Product in the dosage form and range to be prescribed; and (b) that forms the basis of an effectiveness claim in support of Regulatory Approval of a Drug Approval

Application for such Licensed Product for its intended indication in the United States, in each case, as acknowledged by the applicable Regulatory Authority. [***]

1.202 “Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, the approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to Commercialize a compound or product in such country or other jurisdiction, including, where applicable: (a) [***]; (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto); and (c) approval of Product Labeling.

1.203 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local Governmental Authority or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA and EMA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of the Licensed Compounds or Licensed Products in the Territory.

1.204 “Regulatory Documentation” means all: (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotional documents, adverse event files, and complaint files; and (c) Clinical Program Data, including safety database and adverse event information, and other data contained or relied upon in any of the foregoing, in each case ((a), (b), and (c)), relating to any Licensed Compound or Licensed Product.

1.205 “Regulatory Exclusivity” means, with respect to a Licensed Product and any country or other jurisdiction in the Territory, any market protection, other than Patent protection or Patent-related exclusivity, granted by a Regulatory Authority in such country or other jurisdiction which confers an exclusive Commercialization period during which AbbVie or its Affiliates or Sublicensees have the exclusive right to market and sell such Licensed Product in such country or other jurisdiction for all indications approved by such Regulatory Authority (e.g., new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity).

1.206 “Regulatory Review Period” has the meaning set forth in Section 4.3.1 (Regulatory Clearances).

1.207 “Related Third Party IP” has the meaning set forth in Section 6.8.1 (Pre-License Effective Date).

1.208 “Research Plan” means the Target A Research Plan or the Target B Research Plan, as applicable.

1.209 “Research Plan Activities” means, with respect to a given Collaboration Program, all: (a) Development and Manufacturing activities to be performed by or on behalf of Iambic (or by or on behalf of AbbVie pursuant to Section 3.2.4 (AbbVie Step-In Right)) with respect to the applicable Licensed Compounds; and (b) activities relating to the creation of the AbbVie-Specific Iambic Technology, in each case ((a) and (b)) under the applicable Research Plan.

1.210 “Research Term” means, with respect to a given Collaboration Program, the period commencing on the Effective Date and ending upon [***].

1.211 “Retained Copy” has the meaning set forth in Section 5.4 (Retention of AbbVie-Specific Iambic Technology).

1.212 “Reverse Royalty Rate” has the meaning set forth in Section 12.10 (Reverse Royalty).

1.213 “Reverse Royalty Term” means, with respect to each Grantback Product that is the subject of a license pursuant to Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program) and each country or other jurisdiction in the Territory, the period beginning on the date of the first commercial sale of such Grantback Product in such country or other jurisdiction after termination of this Agreement in its entirety or with respect to the applicable Collaboration Program and ending on [***].

1.214 “Royalty Term” means, on a Licensed Product-by-Licensed Product and a country-by-country or other jurisdiction-by-other jurisdiction basis, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country or other jurisdiction, and ending on [***].

1.215 “Safety Issue” means, with respect to a Licensed Product, [***].

1.216 [***]

1.217 “Secure Access Portal” has the meaning set forth in Section 3.2.4(b) (AbbVie Step-In Right).

1.218 [***]

1.219 “Senior Officer” means, with respect to Iambic, its [***], and with respect to AbbVie, its [***], or, in each case, such individual’s designated direct report.

1.220 “Social Security Act” means the Social Security Act of 1935 as set forth in Title 42, Chapter 7 of the United States Code, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

1.221 [***]

1.222 “Sublicensee” means a Person, other than an Affiliate or a Distributor, that is granted a sublicense by AbbVie under the grants in Section 6.1 (Grants to AbbVie on the Effective Date) or Section 6.2 (Grants to AbbVie on the License Effective Date) as provided in Section 6.3 (Sublicenses), excluding: [***].

1.223 [***]

1.224 “Substitute Target” has the meaning set forth in Section 3.3.1 (In General).

1.225 “Substitution” has the meaning set forth in Section 3.3.1 (In General).

1.226 “Substitution Fee” has the meaning set forth in Section 3.3.5 (Target Substitution Fee).

1.227 “Substitution Inquiry” has the meaning set forth in Section 3.3.2 (Substitution Process).

1.228 “Substitution Notice” has the meaning set forth in Section 3.3.2 (Substitution Process).

1.229 “Supplemental CDA” has the meaning set forth in Section 6.7 (Firewalling Assurances and Supplemental CDA).

1.230 “Target” means [***].

1.231 “Target A” means [***], as such Target may be substituted in accordance with Section 3.3 (Target Substitution).

1.232 “Target A Collaboration Program” means the Development and Manufacturing activities with respect to Licensed Compounds and Licensed Products Directed To Target A conducted under the Target A Research Plan.

1.233 “Target A Research Plan” means a mutually agreed upon written plan for the Licensed Compounds and Licensed Products Directed To Target A that sets forth: [***].

1.234 “Target B” means [***], as such Target may be substituted in accordance with Section 3.3 (Target Substitution).

1.235 “Target B Collaboration Program” means the Development and Manufacturing activities with respect to Licensed Compounds and Licensed Products Directed To Target B conducted under the Target B Research Plan.

1.236 “Target B Research Plan” means a mutually agreed upon written plan for the Licensed Compounds and Licensed Products Directed To Target B that sets forth: [***].

1.237 “Term” has the meaning set forth in Section 12.1 (Term).

1.238 “Territory” means worldwide.

1.239 “Third Party” means any Person other than Iambic, AbbVie and their respective Affiliates.

1.240 “Third Party Claims” has the meaning set forth in Section 11.1 (Indemnification of Iambic).

1.241 “Third Party Infringement Claim” has the meaning set forth in Section 8.4.1 (Infringement Claims by Third Parties-Prior to License Effective Date).

1.242 [***]

1.243 “Trademark” means any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain name, or any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, whether or not registered, and any registrations thereof or any pending applications relating thereto.

1.244 [***]

1.245 “Transferred Materials” has the meaning set forth in Section 5.3 (Program Transition).

1.246 “Transition Agreement” has the meaning set forth in Section 12.9 (Transition Agreement and Other Performance Obligations).

1.247 “Trial Master File” means the documents maintained at clinical research sites and by Iambic during the course of Clinical Studies for any Licensed Product, which enable the conduct of a Clinical Study and the quality of the data produced to be evaluated, proving that the Clinical Study was conducted by the investigator and sponsor in accordance with ICH GCP guidelines and that the data collected is correct and valid, including all such documents required by each applicable Regulatory Authority.

1.248 [***]

1.249 “Unfinished Research Plan Activities” has the meaning set forth in Section 3.8 (Completion of Research Plan Activities after License Option Exercise).

1.250 “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.251 “Upfront Payment” has the meaning set forth in Section 7.1 (Upfront Payment).

1.252 “Valid Claim” means: (a) a claim of any issued and unexpired Patent whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, cancellation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal, or (b) a claim included in a patent application that has neither been irretrievably cancelled, withdrawn, abandoned, or finally rejected by an administrative agency action from which no appeal can be taken or that has not been appealed within the time allowed for appeal, nor been pending for more than [***] from its earliest priority date. For clarity, any claim in a pending application that is filed after [***] from its earliest priority date shall not be considered a Valid Claim unless and until such claim is granted and meets the requirement of subclause (a).

1.253 “Voting Stock” has the meaning set forth in Section 1.40(a) (Definition of Change in Control).

1.254 “Withholding Amount” has the meaning set forth in Section 7.12 (Withholding Taxes).

1.255 “Withholding Party” has the meaning set forth in Section 7.12 (Withholding Taxes).

1.256 “Withholding Tax Action” has the meaning set forth in Section 7.12 (Withholding Taxes).

1.257 “Working Group” has the meaning set forth in Section 2.2 (Working Groups).

Article 2
GOVERNANCE

2.1 Joint Governance Committee.

2.1.1 Formation. Within [***] after the Effective Date, the Parties shall establish a joint governance committee (the “Joint Governance Committee” or “JGC”) to serve as the oversight and decision-making body for the activities to be conducted under the Collaboration Programs, as more fully described in this Article 2 (Governance). The Parties anticipate that the JGC will not be involved in day-to-day implementation of the activities under the Collaboration Programs, but shall serve as the oversight body from the Effective Date of this Agreement until it is disbanded as set forth in Section 2.4.1 (Discontinuation of the JGC).

2.1.2 Responsibilities. The JGC shall perform the following functions, subject to the final decision-making authority of the respective Parties as set forth in Section 2.3.4 (General Provisions Applicable to the JGC—Dispute Resolution):

(a) oversee each Party’s activities and progress under each Research Plan;

(b) discuss Research Plan Activities (including Unfinished Research Plan Activities), including any questions that AbbVie may submit regarding the activities and progress under each Research Plan pursuant to Section 3.4.3 (AbbVie Questions or Comments);

(c) periodically (no less often than [***]) review and serve as a forum for discussing the Research Plans, and review and approve any proposed amendments thereto;

(d) review, discuss, and approve Research Plans for any Substitute Target that becomes a Collaboration Target in the event of a Substitution pursuant to Section 3.3 (Target Substitution);

(e) review and discuss the Information Reports, License Option Exercise Data Packages and [***] Reports as provided under Section 3.4 (Periodic Reports; Information Reports and License Option Exercise Data Package);

(f) [***];

(g) serve as an initial forum for discussion and resolution of any issues or disputes that may arise in a Working Group, subject to Section 2.3.5 (Limitations on Authority);

(h) coordinate the Parties’ activities during the Research Terms under this Agreement, including oversight of the Working Groups as described in Section 2.2 (Working Groups);

(i) [***];

(j) discuss the entry into any agreements with Third Party subcontractors to the extent set forth in Section 3.2.2 (Subcontracting);

(k) assign responsibilities that may fall within the purview of more than one (1) Working Group to a particular Working Group pursuant to Section 2.2 (Working Groups); and

(l) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

For clarity, the JGC shall not have any authority beyond the specific matters set forth in this Section 2.1.2 (Responsibilities), and in particular shall not have any power to amend or modify the terms of this Agreement or waive a Party’s compliance with this Agreement or to decide or resolve any issues other than those specifically subject to JGC approval, selection or determination in this Section 2.1.2 (Responsibilities).

2.2 Working Groups. From time to time, the JGC may establish and delegate duties to other committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities with respect to the Collaboration Programs (such as, for example, pre-clinical and other non-clinical Development). Each such Working Group shall be constituted and shall operate during the term of the JGC as the JGC determines; provided, that each Working Group shall have sufficient representation from each Party and shall follow governance practices consistent with those applicable to the JGC, except that in the event of any Dispute between the representatives of each Party on a Working Group, such Dispute shall be referred to the JGC for resolution in accordance with Section 2.3.4 (General Provisions Applicable to the JGC—Dispute Resolution) and the other terms and conditions of this Agreement. Working Groups may be established on an ad hoc basis for purposes of a specific project and shall disband no later than the JGC with respect to a given Collaboration Program. Each Working Group and its activities shall be subject to the oversight, review, and approval of, and shall report to, the JGC. In no event shall the authority of the Working Group(s) exceed the authority of or specified by the JGC.

2.3 General Provisions Applicable to the JGC.

2.3.1 Composition. The JGC shall consist of [***] representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JGC. From time to time, each Party may substitute one (1) or more of its representatives to the JGC on written notice (which may be via e-mail) to the other Party. For clarity, each Party may designate the same individual as a representative on the JGC and on one (1) or more Working Groups.

2.3.2 Meetings and Minutes. The JGC shall meet [***], or in each case as otherwise agreed to by the Parties, with the location of such meetings alternating between locations designated by Iambic and locations designated by AbbVie. Alternatively, the JGC may meet by means of teleconference, videoconference or other similar communications equipment as mutually agreed by the representatives of each Party. Each Party shall make all proposals for agenda items and shall provide all appropriate Information with respect to such proposed items at least [***] in advance of the applicable meeting; provided, that under exigent circumstances requiring input by the JGC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld, conditioned, or delayed. The Parties shall agree on, and have signed by their respective Alliance Directors, the minutes of each meeting promptly, but in no event later than the next meeting of the JGC.

2.3.3 Procedural Rules. The JGC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JGC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Representatives of the Parties on the JGC may attend a meeting either in person or by telephone, video conference, or similar means in which each participant can hear what is said by, and be heard by, the other participants; provided, that at least one (1) representative of each Party is present at the location of an in-person meeting. Representation by proxy shall be allowed; provided, that such proxy shall be an employee of the applicable Party. The JGC shall take action only by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least one (1) representative appointed by each Party. Employees of either Party that are not representatives of the Parties on the JGC may attend meetings of the JGC; provided, that such attendees: (a) shall not vote in the decision-making process of the JGC; and (b) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article 9 (Confidentiality and Non-Disclosure).

2.3.4 Dispute Resolution. If the JGC cannot, or does not, reach consensus on an issue within [***] after such issue is first presented to the JGC for consideration, then either Party shall have the right to refer such issue to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If the Senior Officers do not agree on the resolution of any such issue within [***] after such issue was first referred to them, then such dispute shall be resolved as follows, in each case with the deciding Party taking into consideration in good faith the position of the other Party before making its final decision:

[***]

2.3.5 Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JGC or a Working Group unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. Neither the JGC nor any Working Group shall have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 13.9 (Entire Agreement; Amendments) or compliance with which may only be waived as provided in Section 13.12 (Waiver and Non-Exclusion of Remedies).

2.3.6 Alliance Directors. Each Party shall appoint an employee (each, an “Alliance Director”) who shall: (a) oversee contact between the Parties for all matters between meetings of the JGC; (b) be the primary contact between the Parties after disbandment of the JGC; and (c) have such other responsibilities as the Parties may agree in writing after the Effective Date, which individual may be replaced at any time by notice in writing to the other Party. The Alliance Directors shall work together to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement. The Alliance Directors shall not have final decision-making authority with respect to any matter under this Agreement.

2.4 Discontinuation of the JGC or Working Groups.

2.4.1 Discontinuation of the JGC.

(a) If AbbVie does not exercise the License Option for a given Collaboration Program during the applicable License Option Period, the JGC shall disband with respect to such Collaboration Program upon the expiration of such License Option Period.

(b) If, prior to the expiration of the License Option Period for a given Collaboration Program, AbbVie has delivered an Exercise Notice pursuant to Section 4.3 (Regulatory Clearances), but this Agreement terminates with respect to such Collaboration Program pursuant to Section 12.4.4 (For Failure or Delay to Obtain Regulatory Clearance) or Section 12.4.5 (For Failure or Delay to Satisfy Option Conditions Precedent) for such Collaboration Program, the JGC shall disband with respect to such Collaboration Program upon such termination.

(c) If AbbVie exercises the License Option for a given Collaboration Program and the License Effective Date occurs with respect thereto, the JGC shall disband with respect to such Collaboration Program upon the later to occur of: (i) completion of the activities contemplated by Section 5.3 (Program Transition) with respect to such Collaboration Program; and (ii) if applicable, completion of any Unfinished Research Plan Activities determined by AbbVie with respect to such Collaboration Program in accordance with Section 3.8 (Completion of Research Plan Activities after License Option Exercise).

(d) Upon the disbandment of the JGC for a given Collaboration Program in accordance with the foregoing in this Section 2.4.1 (Discontinuation of the JGC), the JGC shall have no further rights or obligations under this Agreement with respect thereto and shall be considered dissolved by the Parties. Upon the disbandment of the JGC for all Collaboration Programs in accordance with this Section 2.4.1 (Discontinuation of the JGC), the JGC shall have no further rights or obligations under this Agreement and shall be considered dissolved in its entirety by the Parties.

2.4.2 Discontinuation of the Working Groups. Each Working Group shall continue to exist until the first to occur of: (a) the JGC deciding to disband the Working Group; or (b) the JGC disbanding with respect to a given Collaboration Program for which such Working Group was formed in accordance with Section 2.4.1 (Discontinuation of the JGC). Upon such termination, each Working Group shall have no further rights or obligations under this Agreement.

2.4.3 [***]

2.5 Interactions Between the JGC or a Working Group and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams, and review boards) that will be involved in administering such Party’s activities under this Agreement. Nothing contained in this Article 2 (Governance) shall prevent a Party from making routine day-to-day decisions relating to the conduct of those activities for which it has performance or other obligations hereunder, in each case, in a manner consistent with the then-current applicable plan and the terms and conditions of this Agreement.

2.6 Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate in, the JGC or any Working Group.

Article 3
COLLABORATION PROGRAMS

3.1 Overview. Under each Collaboration Program, Iambic shall, as set forth in the applicable Research Plan: (a) create an Instance of the AbbVie-Specific Iambic Technology for the computational design, discovery, and research of the applicable Licensed Compounds and Licensed Products; and (b) use such AbbVie-Specific Iambic Technology for the conduct of the Research Plan Activities for such Collaboration Program.

3.2 Performance of Activities Under the Research Plans.

3.2.1 In General. Except as otherwise expressly set forth in Section 3.8 (Completion of Research Plan Activities after License Option Exercise) or Section 3.2.4 (AbbVie Step-In Right), Iambic shall be responsible for and shall: (a) perform the Research Plan Activities allocated to it under each Research Plan during the applicable Research Term under the direction and supervision of the JGC, and in accordance with such Research Plan; and (b) [***]; provided, that, [***]. Iambic shall perform all Research Plan Activities allocated to it in good scientific manner and in compliance with all Applicable Law, including in compliance with GLP, as applicable, in each case, in all material respects, and shall allocate sufficient time, effort, equipment, and skilled personnel to conduct all such Research Plan Activities in accordance with the foregoing clauses (a) and (b) and the applicable Research Plan. AbbVie shall perform all Research Plan Activities allocated to it in good scientific manner and in compliance with all Applicable Law, including in compliance with GLP, as applicable, in each case, in all material respects, and in accordance with the Research Plan.

3.2.2 Subcontracting. Iambic shall not be permitted to subcontract any portion of the Research Plan Activities [***]; provided, that Iambic shall have the right to subcontract its Research Plan Activities [***] to any of its Affiliates and to any Third Party listed in Schedule 3.2.2 (Approved Subcontractors). With respect to any subcontracted activities pursuant to this Section 3.2.2 (Subcontracting), (i) Iambic [***] its subcontractors of the subcontracted activities perform the applicable Research Plan Activities in a manner that would be reasonably expected to result in such Third Party’s timely and successful completion of such Research Plan Activities in accordance with this Agreement, and (ii) any agreement pursuant to which Iambic engages a subcontractor must (x) be consistent with this Agreement, and (y) contain terms obligating such subcontractor to (A) comply with confidentiality provisions that are at least as restrictive as those set forth in Article 9 (Confidentiality and Non-Disclosure), [***]. No such permitted subcontracting shall relieve Iambic of any obligation hereunder, and any act or omission of its subcontractors shall constitute the act or omission of Iambic for all purposes hereunder. Notwithstanding the foregoing, except to the extent expressly set forth in the applicable Research Plan, Iambic and its Affiliates shall not provide any Third Party subcontractors with access, whether directly or indirectly, to the AbbVie-Specific Iambic Technology without the prior written approval of AbbVie.

3.2.3 Records. Iambic shall, and shall cause its Affiliates and subcontractors to, maintain, in good scientific manner, complete and accurate books and records pertaining to all Research Plan Activities (including those relating to the AbbVie-Specific Iambic Technology), which books and records shall: (a) be appropriate for patent and regulatory purposes; (b) be kept and maintained in compliance with Applicable Law; (c) properly reflect all work done and results achieved in the performance of its activities hereunder; and (d) to the extent consistent with standard scientific practices, not include or be commingled with records of activities outside the scope of this Agreement. Iambic shall, or shall cause its Affiliates or subcontractors, as applicable, to retain such books and records for at least [***] after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law. AbbVie shall have the right, during normal business hours and upon reasonable request and notice, not more than [***], and such that [***], to inspect and copy all records maintained by or on behalf of Iambic pursuant to this Section 3.2.3 (Records) [***]; provided, that AbbVie shall have no right pursuant to this Section 3.2.3 (Records) to [***].

3.2.4 AbbVie Step-In Right.

(a) On a Collaboration Program-by-Collaboration Program basis, if Iambic is in material breach of its obligation to perform any applicable Research Plan Activities in accordance with this Agreement or the applicable Research Plan and fails to remedy such breach within [***] after written notice thereof from AbbVie, AbbVie shall have the right, at AbbVie’s sole election, and without limiting or waiving any other right or remedy available to AbbVie (including pursuant to Section 12.7 (Alternative Remedy for AbbVie)), to assume and complete some or all of such Research Plan Activities, provided, that (i) AbbVie shall not have the right to assume or perform any Research Plan Activities relating to [***], (ii) AbbVie shall not have any right to [***] and (iii) AbbVie’s rights to [***] and subject to the limitations of this Section 3.2.4 (AbbVie Step-In Right).

(b) If AbbVie so elects to assume and complete any such Research Plan Activities, to the extent requested by AbbVie in writing, [***].

(c) Iambic shall promptly (and, in any event, no later than [***] following AbbVie’s election to assume and complete any such Research Plan Activities) provide AbbVie with access to the AbbVie-Specific Iambic Technology upon reasonable request by AbbVie in order to assume and complete such Research Plan Activities and any other Information [***] reasonably requested by AbbVie [***]; provided, that AbbVie’s access to the AbbVie-Specific Iambic Technology shall be limited [***] (the “Secure Access Portal”). AbbVie shall have no right pursuant to the foregoing to [***]. AbbVie’s rights under this Section 3.2.4 (AbbVie Step-In Right) shall be limited to [***] and receiving the resulting Information, data and outputs therefrom. Without limiting the foregoing:

(i) AbbVie will not use the AbbVie-Specific Iambic Technology [***]. For clarity, [***];

(ii) If AbbVie discovers or optimizes any molecule, compound or product that is Directed To the applicable Collaboration Target through use of the AbbVie-Specific Iambic Technology pursuant to this Section 3.2.4 (AbbVie Step-In Right) (such molecule, compound or product, an “AbbVie Step-In Compound”), AbbVie shall [***], and such AbbVie Step-In Compound , [***] shall be [***]. Prior to the License Effective Date for such Collaboration Program, neither Party shall, and shall cause its Affiliates not to, [***]. Further, notwithstanding anything to the contrary in this Agreement, [***].

(iii) Iambic shall provide reasonable assistance in connection with AbbVie’s conduct of Research Plan Activities using the AbbVie-Specific Iambic Technology through the Secure Access Portal, including technical support, at AbbVie’s request [***]; and

(iv) this Section 3.2.4 (AbbVie Step-In Right) shall not require Iambic to provide AbbVie with access to any other Information, materials or Third Party agreements except as otherwise expressly set forth in this Section 3.2.4 (AbbVie Step-In Right).

(d) [***] shall be [***] responsible for and shall bear all costs and expenses reasonably incurred by or on behalf of AbbVie and its Affiliates in connection with Research Plan Activities that AbbVie elects to assume and complete pursuant to this Section 3.2.4 (AbbVie Step-In Right), [***].

(e) Functionality of Secure Access Portal. Subject to Section 3.2.5 (Iambic Platform Technology Improvements), following AbbVie’s election to assume and complete any Research Plan Activities pursuant to Section 3.2.4 (AbbVie Step-In Right), AbbVie and its Affiliates shall have access through the Secure Access Portal to [***]; provided, for clarity, that the foregoing shall not require Iambic to [***].

3.2.5 Iambic Platform Technology Improvements. During the applicable Research Term, Iambic shall: (a) notify AbbVie in writing of any improvements, modifications, enhancements or updates to the Iambic Model [***]; (b) within [***] of the start of each Calendar Quarter, provide a report summarizing [***]; and (c) within [***] of such internal deployment, unless otherwise instructed by AbbVie in writing, [***].

3.2.6 Security.

(a) Information Security. In the event that AbbVie receives access to the AbbVie-Specific Iambic Technology through the Secure Access Portal to perform the Research Plan Activities in accordance with Section 3.2.4 (AbbVie Step-In Right), Iambic shall make the AbbVie-Specific Iambic Technology available in accordance with the data security requirements set out in Schedule 3.2.6(a) (Information Security).

(b) Data Breach Procedures. Iambic shall maintain a data breach plan in accordance with the criteria set forth in Schedule 3.2.6(b) (Data Breach Procedures) and shall implement the procedures required under such data breach plan on the occurrence of a data breach (as defined in such plan).

3.3 Target Substitution.

3.3.1 In General. For each Collaboration Program, at any time [***] under the applicable Research Plan for such Collaboration Program, AbbVie shall have the [***] right, in its sole discretion, to substitute the Collaboration Target for such Collaboration Program with another Target (a “Substitute Target”, and a “Substitution”) in accordance with the procedures set forth in Section 3.3.2 (Substitution Process); provided, that the proposed Substitute Target is not an Encumbered Target. For clarity, AbbVie shall have no right to effect a Substitution on or after [***] except as otherwise mutually agreed by the Parties.

3.3.2 Substitution Process. To substitute a Collaboration Target with a Substitute Target, AbbVie shall provide Iambic with written notice, [***], including identification of [***] (a “Substitution Inquiry”). Within [***] of AbbVie’s delivery of any such Substitution Inquiry, Iambic shall provide written notice to AbbVie confirming whether the proposed Target is Encumbered. If Iambic confirms the proposed Target is Encumbered, then such Substitution Inquiry shall be deemed withdrawn, and AbbVie shall retain its Substitution right with respect to the applicable Collaboration Program. If Iambic confirms the proposed Target is not Encumbered, then within [***] of receiving Iambic’s confirmation, AbbVie shall have the right to provide Iambic with written notice confirming the Substitution of the Collaboration Target with the proposed Substitute Target identified in the Substitution Inquiry (a “Substitution Notice”). If AbbVie does not timely provide Iambic with such Substitution Notice, then the Substitution Inquiry shall be deemed withdrawn, and AbbVie shall retain its Substitution right with respect to the applicable Collaboration Program.

3.3.3 Effects of Substitution. If AbbVie timely provides Iambic with such Substitution Notice referenced in Section 3.3.2 (Substitution Process), then:

(a) [***];

(b) upon [***]: (i) a Substitution with respect to the applicable Collaboration Program shall be deemed to have occurred; (ii) the former Collaboration Target that has been substituted (“Former Collaboration Target”) shall no longer be considered to be a Collaboration Target for all purposes under this Agreement; (iii) the Substitute Target shall be deemed a “Collaboration Target” and, for the purposes of the applicable Collaboration Program, the Substitute Target shall be deemed “Target A” or “Target B”, as applicable; and (iv) [***] and the Research Plan for the Former Collaboration Target shall automatically terminate, and, for clarity, all of Iambic’s exclusivity obligations under Section 6.6 (Iambic Exclusivity) shall immediately terminate with respect to such Former Collaboration Target as of the Substitution Effective Date;

(c) the Research Term for the new Collaboration Target shall continue until [***]. Notwithstanding the foregoing, if [***] the Research Term with respect thereto shall expire upon [***];

(d) upon a Substitution, the License Option Period and the Applicable Expiration Date for the applicable Collaboration Program for such new Collaboration Target shall be determined solely by reference to Iambic’s deliveries of the applicable Information Reports and License Option Exercise Data Package under the new Research Plan; and

(e) all of the other provisions of this Agreement with respect to the applicable Collaboration Program (including with respect to Iambic’s performance of the corresponding Research Plan Activities and delivery of the Information Reports and License Option Exercise Data Package) shall apply to such new Collaboration Target and Research Plan.

3.3.4 Retention of Substitution Right. In the event that: (x) AbbVie timely provides Iambic with such Substitution Notice referenced in Section 3.3.2 (Substitution Process); and [***] then:

(a) a Substitution with respect to the applicable Collaboration Program shall not be deemed to have occurred;

(b) the existing Collaboration Target that was the subject of the proposed Substitution shall remain a Collaboration Target;

(c) AbbVie shall retain its Substitution right with respect to such Collaboration Program; and

(d) notwithstanding anything to the contrary herein, [***].

3.3.5 Target Substitution Fee. With respect to each Substitution, if a Substitution is deemed to have occurred for such Collaboration Program in accordance with Section 3.3.3(b) (Effects of Substitution), and AbbVie has delivered the applicable Substitution Notice [***] under the applicable Research Plan for such Collaboration Program, AbbVie shall pay Iambic a one (1)-time fee (the “Substitution Fee”) of [***]. For clarity, no Substitution Fee shall be payable if AbbVie delivers such Substitution Notice prior to [***]. Each Substitution Fee shall become due and payable within [***] after the date on which the Substitution is deemed to have occurred for such Collaboration Program in accordance with Section 3.3.3(b) (Effects of Substitution).

3.4 Periodic Reports; Information Reports and License Option Exercise Data Package.

3.4.1 Periodic Reports. On a Collaboration Program-by-Collaboration Program basis, within [***] following [***], Iambic shall provide to the JGC and AbbVie: (a) a reasonably detailed written report in presentation format (e.g. PowerPoint), or other format to be agreed upon by the Parties, summarizing Iambic’s Research Plan Activities conducted during such [***], which may be the same as presented at the JGC meeting (“[***] Reports”); and (b) copies of any other written reports related to such Research Plan Activities (or results of analyses thereof) reasonably requested by AbbVie that have been generated in the performance of the Research Plan Activities for such Collaboration Program.

3.4.2 Information Reports; License Option Exercise Data Package. On a Collaboration Program-by-Collaboration Program basis, Iambic shall deliver to AbbVie, within [***] after the completion (for clarity, [***]) of: (a) all [***] in accordance with the applicable Research Plan [***] for such Collaboration Program; and (b) all [***] in accordance with the applicable Research Plan [***] for such Collaboration Program. Within [***] after the completion of all Research Plan Activities under a Collaboration Program (including, for the avoidance of doubt, the [***]) [***], Iambic shall deliver to AbbVie the License Option Exercise Data Package [***] for such Collaboration Program.

3.4.3 AbbVie Questions or Comments.

(a) If AbbVie has questions or comments with respect to a Licensed Compound, Licensed Product or any Research Plan Activities conducted by or on behalf of Iambic or any of its Affiliates, AbbVie shall have the right to submit such questions or comments in writing to Iambic (where possible, to Iambic’s Alliance Director) at any point during the Research Term (and to raise such questions during JGC meetings); provided that such questions or comments shall be reasonably related to the Research Plan Activities for the applicable Collaboration Program or any disclosures made in a [***] and AbbVie’s evaluation of such Collaboration Program. Iambic shall provide written responses addressing such questions or comments within [***] after receipt thereof (including during or following such meetings). Without limiting the foregoing, if AbbVie has questions or comments with respect to the Information disclosed in or omitted from an Information Report, a License Option Exercise Data Package, [***], then, in each case, AbbVie shall have the right to submit such questions or comments in writing to Iambic within [***] after receipt by AbbVie of such Information Report, License Option Exercise Data Package [***] (as applicable), which questions or comments shall identify with reasonable specificity the Information believed to be missing, inaccurate, or otherwise requiring clarification.

(b) If: (i) AbbVie does not submit any questions or comments within the period set forth in Section 3.4.3(a) (AbbVie Questions or Comments.); (ii) such Information Report contains the Information set forth in [***] section or [***] section of the applicable Research Plan (as applicable), or such License Option Exercise Data Package contains the Information set forth in Schedule 1.153 (License Option Exercise Data Package), as applicable; and (iii) such Information is provided in a format that is set forth in the applicable Research Plan or otherwise reasonably acceptable to AbbVie, then such Information Report or License Option Exercise Data Package, [***] (as applicable), as initially submitted by Iambic, shall be deemed to be the final and complete Information Report, License Option Exercise Data Package, [***] (as applicable) and Iambic’s obligation to perform [***], in each case, for the applicable Collaboration Program, shall be deemed complete.

(c) If AbbVie does submit any such questions or comments within such timeframe, then Iambic shall deliver a revised Information Report, License Option Exercise Data Package, [***] (as applicable) to AbbVie and otherwise address the questions or comments raised by AbbVie within [***] after receipt by Iambic of such questions or comments, and, upon Iambic’s delivery of such revised Information Report, License Option Exercise Data Package, [***] that [***], such Information Report, License Option Exercise Data Package, [***] shall be deemed final and complete on the date that is [***] after such delivery, unless, prior to such date, AbbVie notifies Iambic in writing that one (1) or more of its original questions or comments have not been adequately addressed [***]. If AbbVie delivers such notice within such notice period, the Parties shall promptly meet and confer in good faith to resolve the matter. If the Parties resolve the matter within [***] after AbbVie’s notice (including by Iambic’s delivery of a further revised Information Report, License Option Exercise Data Package, [***], as applicable), then such Information Report, License Option Exercise Data Package, [***] shall be deemed final and complete on the date of such resolution. If the Parties are unable to resolve the matter within such [***] period, either Party may submit the matter for resolution in accordance with Section 13.7 (Dispute Resolution). Pending resolution of such matter, such Information Report, License Option Exercise Data Package, [***] shall not be deemed final and complete. If the final resolution of such matter in accordance with Section 13.7 (Dispute Resolution) results in the Information Report, License Option Exercise Data Package [***] being deemed final and complete, such Information Report, License Option Exercise Data Package, [***] shall be deemed final and complete on the date of such final resolution of such matter in accordance with Section 13.7 (Dispute Resolution).

3.4.4 Initial Review Period. Subject to Section 3.4.3 (AbbVie Questions or Comments), on a Collaboration Program-by-Collaboration Program basis, AbbVie shall have: (a) [***] after the date Iambic provides the applicable final and complete Information Report [***] for such Collaboration Program, and (b) [***] after the date Iambic provides the final and complete License Option Exercise Data Package [***] for such Collaboration Program (the time period in each of clauses (a) and (b), as applicable, the “Initial Review Period”), in each case, to review such Information Report or License Option Exercise Data Package, as applicable, [***] for such Collaboration Program. For clarity, if AbbVie submits questions or comments with respect to the Information disclosed in or omitted from an Information Report, a License Option Exercise Data Package [***] in accordance with Section 3.4.3 (AbbVie Questions or Comments), the applicable Initial Review Period shall not be deemed to commence until the earlier of (x) the date such Information Report, License Option Exercise Data Package, [***] is deemed final and complete in accordance with Section 3.4.3 (AbbVie Questions or Comments) and (y) the date that is [***] after AbbVie’s receipt of Iambic’s revised Information Report, License Option Exercise Data Package [***] that [***], and in no event shall the commencement of the Initial Review Period be delayed under this Section 3.4.4 (Initial Review Period) by more than [***] in the aggregate with respect to any single Information Report, License Option Exercise Data Package, [***]; provided, that, in the event the completeness of an Information Report, License Option Exercise Data Package [***] has been submitted for resolution in accordance with Section 13.7 (Dispute Resolution) pursuant to Section 3.4.3 (AbbVie Questions or Comments), the applicable Initial Review Period shall be tolled until such matter is resolved in accordance with Section 13.7 (Dispute Resolution).

3.4.5 [***]

3.4.6 Limitations. Any questions or comments pertaining to an Information Report, a License Option Exercise Data Package, [***] submitted pursuant to Section 3.4.3 (AbbVie Questions or Comments) shall be limited to: (a) requests for Information or clarification that is [***] for AbbVie to evaluate the applicable Information Report or License Option Exercise Data Package [***]; (b) help AbbVie make an informed decision regarding whether to exercise or extend the term of the applicable License Option; or (c) matters disclosed in [***]; provided, that Iambic shall not be required to [***].

3.5 Costs and Expenses for Research Plan Activities. Except as otherwise expressly set forth in Section 3.8 (Completion of Research Plan Activities after License Option Exercise), [***].

3.6 Manufacturing Prior to License Option Exercise. On a Collaboration Program-by-Collaboration Program basis, [***] subject to Section 3.8 (Completion of Research Plan Activities after License Option Exercise), Iambic shall Manufacture (or cause to be Manufactured), [***], all Licensed Compounds, Licensed Products, comparators, co-administered agents, reagents (such as tetramers), and other materials in accordance with and in the amounts set forth in the applicable Research Plan to support the performance of the applicable Research Plan Activities. [***] for a given Collaboration Program, AbbVie may request that Iambic manufacture and supply reasonable additional quantities of some or all of the foregoing materials, as specified by AbbVie, that would be used by AbbVie in performing activities on or after the License Effective Date should such date occur. Upon such request, Iambic shall provide a quote (together with reasonable back-up documentation) for the cost of manufacturing such materials and an estimated timeline for the delivery of such materials. If AbbVie provides written confirmation that [***], Iambic shall manufacture and supply such quantities of materials to AbbVie on the specified timelines, and [***].

3.7 Regulatory Matters Prior to License Option Exercise. The Parties do not anticipate that any Regulatory Documentation will be submitted to or received from any Regulatory Authority with respect to any Collaboration Program prior to the corresponding License Effective Date. Notwithstanding the foregoing, if a Party believes that Regulatory Documentation will be submitted to, or receives Regulatory Documentation from, a Regulatory Authority prior to the applicable License Effective Date, such Party shall notify the other Party thereof and the Parties shall discuss in good faith and agree on next steps with respect thereto.

3.8 Completion of Research Plan Activities after License Option Exercise. On a Collaboration Program-by-Collaboration Program basis, if, as of the License Effective Date for such Collaboration Program, Iambic has not completed all Research Plan Activities set forth in the applicable Research Plan, then, to the extent requested by AbbVie in writing within [***] after such License Effective Date, Iambic shall continue to perform, [***], such unfinished Research Plan Activities as of such License Effective Date, including, for clarity, the Manufacture of the materials described in Section 3.6 (Manufacturing Prior to License Option Exercise) (the “Unfinished Research Plan Activities”). For clarity, if AbbVie does not request that Iambic continue to perform any such Unfinished Research Plan Activities within such [***] period, Iambic shall have no further obligation to perform such activities, including, for clarity, any obligation to deliver any Information Report or the License Option Exercise Data Package that has not been delivered as of such License Effective Date. Notwithstanding the foregoing, Iambic shall not be obligated to conduct any Unfinished Research Plan Activities that constitute [***] for such Collaboration Program (as applicable), unless [***], respectively, for such Collaboration Program that must necessarily occur prior to the conduct of such later-occurring Research Plan Activities.

Article 4
LICENSE OPTION

4.1 License Option Grant to AbbVie. On a Collaboration Program-by-Collaboration Program basis, Iambic hereby grants to AbbVie on the Effective Date an exclusive (including with regard to Iambic and its Affiliates) option to obtain the applicable Exclusive License (each, a “License Option”) for each Collaboration Program, exercisable by AbbVie in its sole discretion during the applicable License Option Period as set forth in Section 4.2 (Exercise and Extension of the License Option).

4.2 Exercise and Extension of the License Option. On a Collaboration Program-by-Collaboration Program basis, AbbVie shall have the right to exercise the License Option for a given Collaboration Program by delivering to Iambic an Exercise Notice at any time during the License Option Period for the applicable Collaboration Program (the delivery date of such Exercise Notice, the “Option Exercise Date”); provided, that, as a condition to retaining such License Option following [***] and extending the right to exercise such License Option until the next Applicable Expiration Date for such Collaboration Program, [***].

4.3 Regulatory Clearances.

4.3.1 On a Collaboration Program-by-Collaboration Program basis, [***], prior to the delivery to Iambic of the Exercise Notice for such Collaboration Program that the transaction to be consummated upon the exercise of the License Option requires AbbVie or Iambic to: (i) file, or cause to be filed, any documents to consummate the transactions contemplated in connection with the exercise of the License Option for such Collaboration Program; (ii) obtain any necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, or approvals; or (iii) delay the consummation of the transactions contemplated in connection with the exercise of such License Option until the expiration or termination of waiting periods, in each case, pursuant to applicable Antitrust Law or Foreign Investment Law (in the case of (ii) and (iii), the “Option Regulatory Consents”), the Exercise Notice shall include a list of the Option Regulatory Consents [***] are necessary to consummate the transactions contemplated in connection with the exercise of such License Option, and delivery of such Exercise Notice shall constitute AbbVie’s commitment to complete the exercise of such License Option subject only (x) to obtaining those Option Regulatory Consents listed in the Exercise Notice within the Regulatory Review Period and (y) satisfaction (or waiver in AbbVie’s sole discretion) of the other Option Conditions Precedent. The “Regulatory Review Period” for a given License Option shall run for an initial [***] period commencing on the date that [***] delivers an Exercise Notice to [***] in accordance with Section 4.2 (Exercise and Extension of the License Option). Upon written notice to [***] prior to expiry of the initial Regulatory Review Period, [***] may extend the Regulatory Review Period, in each case, by [***], such that the total Regulatory Review Period shall in no event exceed [***] from the date on which AbbVie delivers an Exercise Notice.

(a) In furtherance of this Section 4.3.1 (Regulatory Clearances), and unless agreed otherwise by mutual consent, AbbVie and Iambic shall [***] prepare and file any filing required to obtain such Option Regulatory Consents [***] after delivery of the applicable Exercise Notice. Each Party will [***] cooperate with the other Party and furnish to the other Party, or its legal advisers, in accordance with any Applicable Law, any and all information required to prepare and submit any necessary filing(s) to be made pursuant to this Section 4.3.1 (Regulatory Clearances), including any additional requests for information from any Governmental Authority in connection with such filing(s). AbbVie and Iambic will promptly inform the other Party of any material oral communication with, and provide copies of material written communications with, any Governmental Authority regarding such filing. [***]. For the avoidance of doubt, the obligations set forth in this Section 4.3.1(a) (Regulatory Clearances) shall apply for any submissions, filings, communications or requests from any Governmental Authority during or following the License Option Period to the extent related to obtaining the requisite Option Regulatory Consents.

(b) [***] shall be responsible for paying all filing fees in connection with any necessary filing(s) to be made pursuant to this Section 4.3.1 (Regulatory Clearances), and each Party shall be responsible for its costs and expenses, including attorneys’ fees, incurred in connection with any filing(s) made pursuant to this Section 4.3.1 (Regulatory Clearances).

4.3.2 AbbVie and Iambic shall each [***] resolve [***] any objections that may be asserted by any Governmental Authority with respect to the transactions notified in any Option Regulatory Consent listed in an Exercise Notice and to consummate the License Option [***]. Notwithstanding the foregoing, nothing in this Section 4.3.2 (Regulatory Clearances) or otherwise in this Agreement shall require AbbVie or Iambic, in connection with any Option Regulatory Consent listed in the Exercise Notice, to propose, negotiate, effect or agree to: [***].

4.3.3 Each Party will [***] cooperate with the other Party and furnish to the other Party, or its legal advisers, in accordance with any Applicable Law, any and all information required to prepare and submit any necessary filing(s) to be made after obtaining any Option Regulatory Consents, including any additional requests for information from any Governmental Authority in connection with such filing(s).

4.4 Termination of License Option. On a Collaboration Program-by-Collaboration Program basis, the License Option for a given Collaboration Program shall automatically be deemed terminated and this Agreement shall terminate in its entirety with respect to such Collaboration Program if: (a) upon the expiration of the applicable License Option Period for such Collaboration Program, AbbVie has not delivered an Exercise Notice to Iambic pursuant to Section 4.2 (Exercise and Extension of the License Option) with respect thereto; or (b) prior to the expiration of the applicable License Option Period for such Collaboration Program, AbbVie has delivered an Exercise Notice pursuant to Section 4.3 (Regulatory Clearances), but this Agreement terminates with respect to such Collaboration Program pursuant to Section 12.4.4 (For Failure or Delay to Obtain Regulatory Clearance) or Section 12.4.5 (For Failure or Delay to Satisfy Option Conditions Precedent) prior to the applicable License Effective Date for such Collaboration Program. Upon the termination of both Collaboration Programs pursuant to this Section 4.4 (Termination of License Option), this Agreement shall automatically terminate in its entirety.

Article 5
ABBVIE EXPLOITATION POST-LICENSE EFFECTIVE DATE

5.1 In General.

5.1.1 Rights and Responsibilities. On a Collaboration Program-by-Collaboration Program basis, from and after the applicable License Effective Date for such Collaboration Program, AbbVie (itself or through its Affiliates or Sublicensees or its or their designees) shall, subject to Section 3.8 (Completion of Research Plan Activities after License Option Exercise), Section 5.3 (Program Transition), Section 5.5 (Regulatory Matters after License Option Exercise) and Section 6.5.1 (Licenses Back), have the sole right and responsibility to Exploit the applicable Licensed Compounds and Licensed Products in the Field in the Territory [***]; and subject to Section 3.6 (Manufacturing Prior to License Option Exercise) and Section 3.8 (Completion of Research Plan Activities after License Option Exercise), be solely responsible for all costs and expenses associated with the Exploitation of the applicable Licensed Compounds and Licensed Products in the Territory. AbbVie shall perform, or cause to be performed, any and all of its activities under this Agreement in good scientific manner and in compliance with all Applicable Law, in each case, in all material respects.

5.1.2 Agreements with Third Parties. On a Collaboration Program-by-Collaboration Program basis, upon the License Effective Date for such Collaboration Program, at the request of AbbVie, Iambic shall assign to AbbVie any or all agreements with Third Party subcontractors [***], and if the consent of the applicable Third Party is required for such assignment, [***], and if any such agreements cannot be assigned to AbbVie, [***]. If any agreement with Third Party subcontractors pertains to both the applicable Collaboration Program and other Iambic activities outside the scope of such Collaboration Program, then: [***]. [***] shall be solely responsible for, and shall promptly reimburse [***] for, any fees, costs, or other consideration payable to a Third Party in connection with the foregoing; provided, that [***].

5.2 Diligence. On a Collaboration Program-by-Collaboration Program basis, from and after the applicable License Effective Date for such Collaboration Program, AbbVie shall use Commercially Reasonable Efforts to [***] corresponding to such Collaboration Program [***]. Iambic acknowledges and agrees that, in addition to the foregoing: (a) [***]; (b) AbbVie shall have the right to satisfy its diligence obligations under this Section 5.2 (Diligence) through its Affiliates or Sublicensees or its or their designees;

and (c) nothing in this Section 5.2 (Diligence) is intended, or shall be construed, to require AbbVie to Develop a specific Licensed Compound or Licensed Product. [***].

5.3 Program Transition. On a Collaboration Program-by-Collaboration Program basis, upon AbbVie’s request from and after the applicable License Effective Date for such Collaboration Program, Iambic shall promptly deliver to AbbVie, or, with respect to clause (b) below, make available to AbbVie: (a) all remaining Iambic Licensed Materials for such Collaboration Program [***] under the applicable Research Plan for such Collaboration Program; (b) access to (which access may be provided through a secure electronic data room or similar means, in lieu of physical or hard copies) copies of all documentary Iambic Licensed Know-How [***] for such Collaboration Program [***] other than any Iambic Platform Technology, any AbbVie-Specific Iambic Technology or any Iambic Licensed Know-How that has been previously transferred and delivered to AbbVie; (c) all existing inventory of [***] under the applicable Research Plan for such Collaboration Program; and (d) all [***] generated in the performance of the Research Plan Activities for such Collaboration Program; in each case (a) through (d), to the extent [***] to Licensed Compounds or Licensed Products (other than Other Active Ingredients). All Iambic Licensed Materials and other materials, inventory, reagents, and samples delivered to AbbVie pursuant to this Section 5.3 (Program Transition) (collectively, the “Transferred Materials”) are transferred [***]. AbbVie shall, and shall cause its Affiliates, Sublicensees, and its and their designees to, use the Transferred Materials solely within the scope of, and in accordance with, AbbVie’s license under this Agreement, and shall not transfer or otherwise make available any Transferred Materials to any Third Party except as permitted under this Agreement.

5.4 Retention of AbbVie-Specific Iambic Technology.

5.4.1 From and after the applicable License Effective Date for a Collaboration Program and during the remainder of the Term, Iambic shall, and shall cause its Affiliates and (if any) permitted subcontractors to, maintain [***] (collectively, the “Retained Copy”).

5.4.2 Upon AbbVie’s written request, Iambic shall:

(a) provide AbbVie with [***], or Iambic personnel shall retrieve and make available to AbbVie [***] from, the Retained Copy solely to [***]; provided, that:

(i) Iambic may satisfy its obligations under this Section 5.4 (Retention of AbbVie-Specific Iambic Technology) by providing a Third Party mutually agreed to by the Parties (each acting reasonably and in good faith) with [***], the Retained Copy for the purposes described in clause (a) of this Section 5.4.2 (Retention of AbbVie-Specific Iambic Technology);

(ii) AbbVie’s (or such Third Party’s) access to, and retrieval of [***] from, the Retained Copy for the purposes described in clause (a) of this Section 5.4.2 (Retention of AbbVie-Specific Iambic Technology) shall be provided [***], including that AbbVie or such Third Party shall have no right to [***];

(iii) to the extent any Information in the Retained Copy comprises, contains or would reveal [***] such Information shall be provided only to [***]; and

(iv) Iambic’s personnel (or approved Third Party subcontractors) shall maintain the Retained Copy on AbbVie’s behalf solely to [***]; and

(b) [***]. Iambic shall not [***].

5.4.3 Without limiting the foregoing, either Party may [***]. For clarity, AbbVie’s access to and use of the Retained Copy is subject to the confidentiality obligations set forth in Article 9 (Confidentiality and Non-Disclosure).

5.5 Regulatory Matters after License Option Exercise. On a Collaboration Program-by-Collaboration Program basis, on and after the applicable License Effective Date for such Collaboration Program, the following shall apply:

5.5.1 In General. AbbVie shall have the sole right to prepare, obtain, and maintain the Drug Approval Applications (including the setting of the overall regulatory strategy therefor), all other Regulatory Approvals and other submissions, and to conduct communications with the Regulatory Authorities, for all applicable Licensed Compounds and Licensed Products in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities with respect to Development activities).

5.5.2 Ownership of Regulatory Documentation. All Regulatory Documentation (including all Trial Master Files, Regulatory Approvals, Product Labeling and INDs) relating to the applicable Licensed Compounds or Licensed Products in the Territory shall be owned by, and shall be the sole property and held in the name of, AbbVie or its Affiliate, Sublicensee or its or their designee.

5.5.3 Recalls. AbbVie shall have the sole right to determine and initiate all recalls, market suspensions or market withdrawals undertaken with respect to the applicable Licensed Compounds and Licensed Products, and AbbVie (itself or through its Affiliates or Sublicensees or its or their designees) shall be solely responsible for the execution thereof. Subject to Article 11 (Indemnity): (a) in the event and to the extent that a recall, market suspension, or market withdrawal resulted from a Party’s or its Affiliate’s breach of its obligations hereunder, or from such Party’s or its Affiliate’s negligence or willful misconduct, such Party shall bear the expense of such recall, market suspension, or market withdrawal; and (b) with respect to any recall, market suspension, or market withdrawal not covered by the foregoing clause (a), AbbVie shall be responsible for all costs of such recall, market suspension, or market withdrawal.

5.5.4 Inspections; Cooperation.

(a) Iambic shall promptly (and in no event later than [***] after becoming aware thereof, or such shorter period as may be required by Applicable Law or by the applicable Regulatory Authority) notify AbbVie of any inspection, audit, or inquiry of Iambic or any of its Affiliates or subcontractors conducted by any Regulatory Authority, and of any related findings, notices, or correspondence, in each case, to the extent relating to the Licensed Compounds, Licensed Products, the AbbVie-Specific Iambic Technology, or the activities conducted under this Agreement, and shall provide AbbVie with copies thereof promptly upon receipt; provided, that Iambic shall be permitted [***] any Confidential Information of a Third Party that Iambic is under a contractual or legal obligation to keep confidential; and [***].

(b) Iambic shall, and shall cause its Affiliates and permitted subcontractors to, reasonably cooperate with and support AbbVie, as may be reasonably requested by AbbVie, in connection with any matter involving a Regulatory Authority relating to the Licensed Compounds, Licensed Products, or the activities conducted under this Agreement [***], by providing such Information, documents, access to relevant personnel, and other reasonable assistance as AbbVie may request (including as required by Applicable Law to obtain all Regulatory Approvals), [***], in each case, in accordance with the terms and conditions of this Agreement; provided, that any [***] the AbbVie-Specific Iambic Technology and all other Information or data provided pursuant to this Section 5.5.4 (Inspections; Cooperation) shall be subject to the restrictions set forth in Section 5.4 (Retention of AbbVie-Specific Iambic Technology), as applicable.

5.6 Records and Reports. On a Collaboration Program-by-Collaboration Program basis, following the applicable License Effective Date for such Collaboration Program: (a) AbbVie shall, and shall cause its Affiliates and Sublicensees to, maintain books and records pertaining to Development and Commercialization activities with respect to the applicable Licensed Compounds and Licensed Products conducted by or on behalf of AbbVie, in each case in accordance with AbbVie’s standard records retention policies; and (b) AbbVie shall provide to Iambic, on or before [***], [***] summary reports on [***] activities performed by or on behalf of AbbVie, its Affiliates or Sublicensees with respect to the applicable Licensed Compounds and Licensed Products [***] until [***].

5.7 Booking of Sales; Distribution. AbbVie (itself or through its Affiliates or Sublicensees or its or their designee(s)) shall have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute Licensed Products in the Territory and to perform or cause to be performed all related services. AbbVie shall handle all order processing, invoicing, collection, distribution, and inventory management with respect to all Licensed Products in the Territory.

Article 6
GRANT OF RIGHTS

6.1 Grants to AbbVie on the Effective Date.

6.1.1 Subject to Section 6.5.2 (Research Results; Iambic Platform Technology) and Section 6.5.3 (No Implied Licenses; Retained Rights), on a Collaboration Program-by-Collaboration Program basis, Iambic (on behalf of itself and its Affiliates) hereby grants to AbbVie on the Effective Date and during the applicable License Option Period for such Collaboration Program, an exclusive (other than with regard to Iambic and its Affiliates), royalty-free transferable license, with the right to sublicense in accordance with Section 6.3 (Sublicenses), under the Iambic Licensed Know-How and Iambic Licensed Patents, solely to Develop or Manufacture the applicable Licensed Compounds and Licensed Products in the Territory in accordance with the applicable Research Plan pursuant to Article 3 (Collaboration Programs), and to perform the Research Plan Activities in accordance with Section 3.2.4 (AbbVie Step-In Right).

6.1.2 Subject to Section 6.5.2 (Research Results; Iambic Platform Technology) and Section 6.5.3 (No Implied Licenses; Retained Rights), on a Collaboration Program-by-Collaboration Program basis, Iambic (on behalf of itself and its Affiliates) hereby grants to AbbVie on the Effective Date an exclusive (including with regard to Iambic and its Affiliates), royalty-free, worldwide, perpetual, transferable, irrevocable license, with the right to sublicense in accordance with Section 6.3 (Sublicenses), under the AbbVie-Specific Iambic Technology, to use the AbbVie-Specific Iambic Technology [***]; notwithstanding the foregoing, Iambic shall not be required [***].

6.2 Grants to AbbVie on the License Effective Date. Subject to Section 6.5.2 (Research Results; Iambic Platform Technology) and Section 6.5.3 (No Implied Licenses; Retained Rights), on a Collaboration Program-by-Collaboration Program basis, subject to Section 6.6.3 (Third Party Access to Iambic Platform Technology), Iambic (on behalf of itself and its Affiliates) hereby grants to AbbVie, effective as of the applicable License Effective Date for such Collaboration Program:

6.2.1 an exclusive (including with regard to Iambic and its Affiliates), royalty-bearing, transferable license, with the right to sublicense in accordance with Section 6.3 (Sublicenses), under the Iambic Licensed Know-How, Iambic Licensed Patents, and Iambic’s interest in the Joint Know-How and Joint Patents, to Exploit the applicable Licensed Compounds and Licensed Products in the Field in the Territory; provided, that, notwithstanding the foregoing, [***]; and

6.2.2 subject to Section 8.1.4 (Ownership of Corporate Names), an exclusive license, with the right to grant sublicenses in accordance with Section 6.3 (Sublicenses), to use Iambic’s Corporate Names solely as required by a Regulatory Authority to Exploit the applicable Licensed Compounds and Licensed Products in the Field in the Territory (each such license and other rights set forth in Section 6.2.1 (Grants to AbbVie on the License Effective Date) and this Section 6.2.2 (Grants to AbbVie on the License Effective Date) with respect to a Collaboration Program, collectively, an “Exclusive License”).

[***]

6.3 Sublicenses. AbbVie shall have the right to grant sublicenses, through multiple tiers of Sublicensees, under the licenses granted in Section 6.1 (Grants to AbbVie on the Effective Date) and Section 6.2 (Grants to AbbVie on the License Effective Date), to its Affiliates and other Persons; provided, that any such sublicenses shall be consistent with the terms and conditions of this Agreement and AbbVie shall remain liable for its obligations under this Agreement and for the performance of such obligations by such sublicensees. Notwithstanding the foregoing, AbbVie shall have the right to grant sublicenses under the licenses granted in Section 6.1 (Grants to AbbVie on the Effective Date) to Third Parties [***].

6.4 Distributorships. AbbVie shall have the right, in its sole discretion, to appoint its Affiliates, and AbbVie and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in the Territory to Commercialize a Licensed Product (with or without packaging rights), in circumstances where the Person purchases its requirements of a Licensed Product from AbbVie or its Affiliates. Where AbbVie or its Affiliates appoint such a Person and such Person is not an Affiliate of AbbVie, that Person shall be a “Distributor” for purposes of this Agreement. The term “packaging rights” in this Section 6.4 (Distributorships) means the right for the Distributor to package Licensed Products supplied in unpackaged bulk form into individual ready-for-sale packs. No such Distributor appointment shall relieve AbbVie of any obligation hereunder, and any act or omission of its Distributors shall constitute the act or omission of AbbVie for all purposes hereunder.

6.5 Licenses Back and Retained Rights; No Implied Licenses.

6.5.1 Licenses Back. Subject to Section 6.5.3 (No Implied Licenses; Retained Rights), on the Effective Date, AbbVie hereby grants to Iambic, for each Collaboration Program:

(a) an irrevocable, perpetual (other than as set forth in the last paragraph of this Section 6.5.1 (Licenses Back), Section 12.7.1 (Alternative Remedy for AbbVie) or Section 12.8.2 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program)), non-exclusive, non-transferable (other than pursuant to Section 13.4 (Assignment)), royalty-free license, with the right to grant sublicenses solely to Third Party subcontractors as permitted under Section 3.2.2 (Subcontracting) or to Iambic’s Affiliates, under the Iambic Licensed Know-How, Iambic Licensed Patents, and Joint IP, solely to: (i) Develop or Manufacture the applicable Licensed Compounds and Licensed Products in accordance with the applicable Research Plan pursuant to Article 3 (Collaboration Programs) and to perform Unfinished Research Plan Activities in accordance with Section 3.8 (Completion of Research Plan Activities after License Option Exercise); (ii) perform Iambic’s obligations under Section 5.4 (Retention of AbbVie-Specific Iambic Technology), Section 5.5.4 (Inspections; Cooperation), and Section 5.3 (Program Transition); (iii) prepare, file, prosecute, defend in any oppositions or post-grant proceedings, and maintain any Patents as contemplated by Section 8.2 (Prosecution and Maintenance); (iv) cooperate in any enforcement action or defense as contemplated by Section 8.3 (Enforcement), Section 8.5 (Invalidity or Unenforceability Defenses or Actions), and Section 8.6 (Product Trademarks); and (v) otherwise perform Iambic’s obligations under this Agreement to the extent such performance requires use of the Iambic Licensed Know-How, Iambic Licensed Patents, or Joint IP;

(b) an irrevocable, perpetual (other than as set forth in the last paragraph of this Section 6.5.1 (Licenses Back), Section 12.7.1 (Alternative Remedy for AbbVie) or Section 12.8.2 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program)), non-exclusive, non-transferable (other than pursuant to Section 13.4 (Assignment)), royalty-free license, with the right to grant sublicenses solely to Third Party subcontractors as permitted under Section 3.2.2 (Subcontracting) or to Iambic’s Affiliates, under the AbbVie-Specific Iambic Technology, solely as necessary to: (i) perform the applicable Research Plan Activities in accordance with Section 3.2 (Performance of Activities Under the Research Plans) or Unfinished Research Plan Activities in accordance with Section 3.8 (Completion of Research Plan Activities after License Option Exercise); (ii) [***] in accordance with Section 3.2.5 (Iambic Platform Technology Improvements); (iii) maintain the Retained Copy [***] the Retained Copy in accordance with Section 5.4 (Retention of AbbVie-Specific Iambic Technology); (iv) cooperate with AbbVie in connection with regulatory matters in accordance with Section 5.5.4 (Inspections; Cooperation); and (v) otherwise perform Iambic’s obligations under this Agreement to the extent such performance requires use of the AbbVie-Specific Iambic Technology; and

(c) an irrevocable, perpetual, non-exclusive, non-transferable (other than pursuant to Section 13.4 (Assignment)), royalty-free license, with the right to grant sublicenses (which shall solely be to Third Party subcontractors as permitted under Section 3.2.2 (Subcontracting) or to Iambic’s Affiliates prior to the early termination (but not expiration) of this Agreement with respect to the applicable Collaboration Program), under [***], solely to: (i) perform the applicable Research Plan Activities in accordance with the applicable Research Plan pursuant to Article 3 (Collaboration Programs) and to perform Unfinished Research Plan Activities in accordance with Section 3.8 (Completion of Research Plan Activities after License Option Exercise); (ii) prepare and deliver the Information Reports and License Option Exercise Data Package for such Collaboration Program in accordance with Section 3.4 (Periodic Reports; Information Reports and License Option Exercise Data Package); and (iii) otherwise perform Iambic’s obligations under this Agreement to the extent such performance requires the use of [***].

The foregoing licenses under Section 6.5.1(a) (Licenses Back), Section 6.5.1(b) (Licenses Back) and Section 6.5.1(c) (Licenses Back) shall automatically terminate (x) with respect to the licenses granted for activities described in clauses (a)(i), (b)(i) and (c)(i) thereof, upon the completion of such Research Plan Activities or Unfinished Research Plan Activities for a given Collaboration Program, and, with respect to any Research Plan Activities that AbbVie elects to assume and complete in accordance with Section 3.2.4 (AbbVie Step-In Right), upon such election and (y) with respect to the license granted for activities described in clause (c)(ii) thereof, upon the delivery of the final and complete License Option Exercise Data Package for a given Collaboration Program.

6.5.2 Research Results; Iambic Platform Technology. Notwithstanding the Exclusive Licenses: (a) Iambic retains the right to [***]; (b) Iambic retains all rights to [***]; and (c) nothing in this Agreement shall be construed to restrict Iambic or its Affiliates from using, operating or otherwise Exploiting the Iambic Platform Technology for any purpose outside the scope of the licenses granted to AbbVie under Section 6.1 (Grants to AbbVie on the Effective Date) and Section 6.2 (Grants to AbbVie on the License Effective Date) and Iambic’s exclusivity covenants under Section 6.6 (Iambic Exclusivity), including making the Iambic Platform Technology available to Third Parties in accordance with Section 6.6.3 (Third Party Access to Iambic Platform Technology).

6.5.3 No Implied Licenses; Retained Rights.

(a) Except as expressly provided in this Agreement, Iambic grants no right or license, including any rights or licenses to the Iambic Licensed Know-How, the Iambic Licensed Patents, the Joint Patents, the Joint Know-How, the Iambic Corporate Names, or any other Patent or intellectual property rights not otherwise expressly granted in this Agreement, and Iambic retains all rights with respect thereto.

(b) Except as expressly provided in this Agreement, AbbVie grants no right or license, including any rights or licenses to AbbVie’s interest in the AbbVie Patents, AbbVie Know-How, Joint IP, Regulatory Documentation, or any other Patent or intellectual property rights not otherwise expressly granted in this Agreement, and AbbVie retains all rights with respect thereto.

6.5.4 Confirmatory Patent License. Iambic shall, if requested to do so by AbbVie, promptly enter into confirmatory license agreements in the form or substantially the form reasonably requested by AbbVie for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as required by the applicable patent office or otherwise consistent with AbbVie’s patent practices with respect to the applicable patent office; provided, that the terms of such confirmatory license agreements shall be consistent with and of no greater scope than the license grant under this Agreement. Until the execution of any such confirmatory licenses, so far as may be legally possible, Iambic and AbbVie shall have the same rights in respect of the Iambic Licensed Patents and be under the same obligations to each other in all respects as those provided for in this Agreement.

6.6 Iambic Exclusivity.

6.6.1 In General. Subject to Section 6.6.2 (Iambic Counter-Screening, Research, and Modifications), Section 6.6.3 (Third Party Access to Iambic Platform Technology), Section 6.6.4 (Change in Control of Iambic) and Section 6.6.5 (Acquired Programs), on a Collaboration Target-by-Collaboration Target basis, [***], except for the performance of the Research Plan Activities in accordance with the Research Plans or as otherwise expressly permitted under this Agreement, Iambic shall not, and shall cause its Affiliates not to: [***].

6.6.2 Iambic Counter-Screening, Research, and Modifications. Notwithstanding Section 6.6.1 (In General), Iambic and its Affiliates shall not be restricted from:

[***]

6.6.3 Third Party Access to Iambic Platform Technology.

(a) Notwithstanding Section 6.6.1 (In General), Iambic and its Affiliates may make the Iambic Platform Technology available to Third Parties without restriction as to any Target (including the Collaboration Targets); provided, that, in each case:

[***]

(b) In connection with any provision of access to Iambic Platform Technology to Third Parties as permitted under Section 6.6.3(a) (Third Party Access to Iambic Platform Technology), Iambic shall, and shall cause its Affiliates to, ensure that all such activities: [***].

6.6.4 Change in Control of Iambic. Notwithstanding Section 6.6.1 (In General) and in addition to the rights of AbbVie set forth in Section 13.2.1 (Change in Control of Iambic), if, as a result of a Change in Control, Iambic or any of its Affiliates merges or consolidates with, or is acquired by, a Third Party (such Third Party, together with its Affiliates as of immediately prior to the consummation of the Change in Control, the “Acquiring Party”) that [***] is then engaged in activities that would otherwise constitute a breach of Iambic’s obligation under Section 6.6.1 (In General) (a “Competitive Program”), then [***] shall not constitute a breach of Section 6.6.1 (In General) by Iambic; provided, that: (a) [***]; (b) [***] any Iambic Licensed Know-How, Iambic Licensed Patents, Iambic Licensed Materials, Joint Know-How, Joint Patents, AbbVie-Specific Iambic Technology or Confidential Information of AbbVie from being utilized in connection with such Competitive Program; and (c) no personnel who [***]; provided, further, that the foregoing shall not prohibit (A) senior management personnel of the Acquiring Party, in each case, that are [***] or (B) [***].

6.6.5 [***]. If, during the Term, Iambic or any of its Affiliates [***], then Iambic’s or its Affiliates’ conduct of activities solely in connection with [***], in each case solely in connection with, and during the period prior to completing, [***]; provided, that, within [***] after the consummation of such [***], Iambic notifies AbbVie in writing of such [***] and its election to either: (a) [***], in which case, within [***] after the consummation of [***] (or such longer period as the Parties may agree in writing), Iambic or the Acquired Party shall [***]; or (b) [***], in which case, within [***] after the consummation of [***] (or such longer period as the Parties may agree in writing), Iambic [***]; provided, further, that, during the period prior to completing [***], as applicable, Iambic shall, and shall cause its Affiliates [***] comply with the terms and conditions set forth in clauses (a) through (c) of Section 6.6.4 (Change in Control of Iambic) [***], mutatis mutandis, [***]. For clarity, (i) any agreement pursuant to which Iambic or its Affiliate [***], by virtue of this Section 6.6.5 [***] alone, be [***], and (ii) such [***] pursuant to Section 13.4.2 (Assignment). [***]

6.6.6 Acknowledgement. Each Party acknowledges and agrees that: (a) this Section 6.6 (Iambic Exclusivity) has been negotiated by the Parties; (b) the time limitations on activities set forth in this Section 6.6 (Iambic Exclusivity) are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the activities under this Agreement; and (c) the other Party would not have entered into this Agreement without the protection afforded it by this Section 6.6 (Iambic Exclusivity). If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in this Section 6.6 (Iambic Exclusivity) are too broad or otherwise unreasonable under Applicable Law, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise this Section 6.6 (Iambic Exclusivity) to include the maximum restrictions allowable under Applicable Law; provided, for clarity, that in no event shall any such restriction be broader than what is set forth in this Section 6.6 (Iambic Exclusivity).

6.7 Firewalling Assurances and Supplemental CDA.

6.7.1 In General. Concurrently with the execution and delivery of this Agreement, Iambic shall enter into [***] a supplemental confidentiality and data segregation agreement with AbbVie in the form attached hereto as Schedule 6.7.1 (Supplemental CDA) (the “Supplemental CDA”).

6.7.2 Periodic Firewall Certifications. Upon AbbVie’s reasonable request during the Term (and no more frequently than once every [***] unless [***]), Iambic shall provide AbbVie with a written certification, signed by an authorized officer of Iambic, confirming: [***]. Additionally, Iambic shall establish and maintain [***] and, in the event Iambic becomes aware of a breach or suspected breach of the Supplemental CDA or the confidentiality and non-use obligations under Article 9 (Confidentiality and Non-Disclosure), Iambic shall promptly provide AbbVie with a copy of such [***].

6.7.3 Material Breach. Any material breach of [***] shall constitute a material breach of this Agreement for purposes of Section 12.3.1 (Material Breach).

6.8 In-License Agreements.

6.8.1 Pre-License Effective Date. On a Collaboration Program-by-Collaboration Program basis, prior to the applicable License Effective Date, each Party shall have the right, but not the obligation, at its sole cost and expense, to enter into any agreement with a Third Party related to Information, materials, Patents, or other intellectual or other property rights of such Third Party in a particular country or jurisdiction, and that are [***] to Exploit the applicable Licensed Compounds or Licensed Products (“Related Third Party IP”); provided, that, where Iambic enters into any such agreement (other than any [***]):

(a) if such Related Third Party IP is [***], then Iambic shall not enter into any agreement in connection therewith without AbbVie’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed; and

(b) if such Related Third Party IP is [***], then (A) Iambic shall [***] that any agreement executed in connection therewith is [***] in such country or other jurisdiction to the same extent as would apply under the applicable Exclusive License from and after the applicable License Effective Date; provided, that [***], and (B) Iambic shall provide AbbVie with a copy of such agreement [***]; provided, that Iambic shall have the right to redact portions of such agreement to the extent related to Iambic Platform Technology, AbbVie-Specific Iambic Technology or such other compounds or products [***]; provided, further, that [***].

6.8.2 Post-License Effective Date. On a Collaboration Program-by-Collaboration Program basis, on and after the applicable License Effective Date, as between the Parties:

(a) AbbVie shall have the sole right, but not the obligation, to negotiate and obtain a license or other right from any Third Party for AbbVie and its Affiliates and its and their Sublicensees to the extent [***], and, for clarity, AbbVie shall have the right to offset any license fees, milestones, royalties, or other payments that arise under any such license to the extent permitted under Section 7.8.3 (Reductions and Deductions) to the extent such license fees, milestones, royalties, or other payments [***]; and

(b) subject to the foregoing clause (a), Iambic shall have the sole right, but not the obligation, to negotiate and obtain a license or other right from any Third Party with respect to Iambic Platform Technology or [***].

6.8.3 Proposed Future In-Licensed Rights. If Iambic or any of its Affiliates, after the Effective Date, becomes a party to a license, sublicense or other agreement, with the right to license or sublicense (as applicable), in respect of Related Third Party IP under Section 6.8.1(a) (Pre-License Effective Date) or Section 6.8.1(b) (Pre-License Effective Date), then Iambic shall inform AbbVie and shall provide AbbVie with a copy of such license, sublicense, or other agreement (“Proposed Future In-Licensed Rights”), which copy may be redacted of information not necessary for AbbVie to determine its rights and obligations under the Proposed Future In-Licensed Rights. If AbbVie notifies Iambic in writing within [***] after receipt of such copy that AbbVie wishes to receive, from and after the applicable License Effective Date, a license or sublicense (as applicable) under, and be subject to the rights and obligations of, the Proposed Future In-Licensed Rights as they apply to AbbVie and this Agreement, then: (a) [***]; and (b) upon such written agreement of the Parties, the Proposed Future In-Licensed Rights shall automatically become an In-License Agreement for the purposes of this Agreement and the Third Party Patents and Information licensed to Iambic thereunder shall be deemed to be Controlled by Iambic for the purposes of this Agreement and included in the Iambic Licensed Patents or Iambic Licensed Know-How (as applicable) licensed to AbbVie hereunder. In such event, AbbVie shall comply with [***]. For clarity, if AbbVie does not timely notify Iambic that it wishes to receive such license or sublicense (as applicable) or declines to receive such license or sublicense (as applicable), the Proposed Future In-Licensed Rights shall not become an In-License Agreement for purposes of this Agreement and the Third Party Patents and Information licensed to Iambic thereunder shall not be deemed to be Controlled by Iambic for purposes of this Agreement.

6.8.4 Existing In-License Agreements. Iambic shall be solely responsible for any license fees, milestones, royalties, or other payments owed to Third Parties under or in connection with any In-License Agreement existing as of the Effective Date (whether or not any such In-License Agreement is disclosed to AbbVie prior to the Effective Date).

6.9 Restriction on [***]. Notwithstanding any other provision of this Agreement, including the licenses and other rights granted to AbbVie under Section 6.1 (Grants to AbbVie on the Effective Date) and Section 6.2 (Grants to AbbVie on the License Effective Date), but subject to the remainder of this Section 6.9 (Restriction on AI Model Training), AbbVie shall not, and shall cause its Affiliates not to, [***]. For clarity, [***].

6.10 Additional Terms Relating to AbbVie-Specific Iambic Technology. For clarity, the AbbVie-Specific Iambic Technology shall at all times be hosted, stored, trained and operated solely within Iambic’s secure, access-controlled environment. Except (a) to the extent otherwise required under Section 5.4 (Retention of AbbVie-Specific Iambic Technology) (i) to comply with Applicable Law, respond to any inquiry from any Regulatory Authority or any claim, suit, investigation, demand, or other legal proceeding, or in connection with the support as set forth in Section 5.4.2(a) (Retention of AbbVie-Specific Iambic Technology) or (ii) with respect to a Regulatory Authority or Governmental Authority for purposes of inspection, audit, or review of the Retained Copy as required for legal, compliance, or regulatory purposes as required by Applicable Law as set forth in Section 5.4.2(b) (Retention of AbbVie-Specific Iambic Technology) or (b) with respect to access of the Secure Access Portal solely as permitted in connection with AbbVie’s rights under Section 3.2.4 (AbbVie Step-In Right), Iambic shall not [***].

Article 7
PAYMENTS AND RECORDS

7.1 Upfront Payment. No later than [***] following the Effective Date, AbbVie shall pay Iambic a one (1)-time upfront amount equal to Forty Million Dollars ($40,000,000) in consideration of the License Options (the “Upfront Payment”).

7.2 Option Continuation Payments.

7.2.1 Option Continuation Payments Prior to Option Exercise. On a Collaboration Program-by-Collaboration Program basis, within [***] after: (a) AbbVie provides an Option Continuation Notice following the completion of the applicable [***]; or (b) if earlier, election by the JGC to proceed to [***], as applicable, AbbVie shall pay Iambic the corresponding one (1)-time payment amount (subject to the remainder of this Section 7.2 (Option Continuation Payments)) for such Collaboration Program set forth in the table below (each, an “Option Continuation Payment”).

Applicable Option Continuation Notice or JGC Election for Each Collaboration Program	Option Continuation Payment Amount
Delivery of Option Continuation Notice following [***] or, if earlier, election by the JGC to proceed to [***], in each case, for a given Collaboration Program	[***]
Delivery of Option Continuation Notice following completion of [***] or, if earlier, election by the JGC to proceed to [***], in each case, for a given Collaboration Program	[***]

7.2.2 Substitution Targets. In the event that AbbVie has exercised its right to replace a Collaboration Target with a Substitute Target and such Substitution has become effective pursuant to Section 3.3 (Target Substitution), then the Option Continuation Payments shall be payable with respect to such new Collaboration Target, regardless of whether one or both Option Continuation Payments were paid with respect to the Former Collaboration Target.

7.2.3 Unpaid Option Continuation Payments After Option Exercise. On a Collaboration Program-by-Collaboration Program basis, if AbbVie delivers an Exercise Notice for such Collaboration Program prior to having paid one or both of the Option Continuation Payments for such Collaboration Program set forth in Section 7.2.1 (Option Continuation Payments Prior to Option Exercise) and the License Effective Date occurs with respect thereto, then each such unpaid Option Continuation

Payment shall automatically convert into a one (1)-time milestone payment in the corresponding amount set forth in the table below, and AbbVie shall pay such one (1)-time milestone payment to Iambic in accordance with Section 7.7 (Notice, Invoices, and Payment of Milestone Payments) after the first achievement of the corresponding milestone event for the first applicable Licensed Product.

Milestone Event	Milestone Payment
[***] for a given Collaboration Program	[***]
[***] for a given Collaboration Program	[***]

7.2.4 Clarifications. For the avoidance of doubt:

(a) the [***] milestone payment described in the table in Section 7.2.3 (Unpaid Option Continuation Payments After Option Exercise) for a given Collaboration Program may only become due and payable if: (i) AbbVie delivers an Exercise Notice, and the corresponding License Effective Date occurs, prior to the completion of [***]; and (ii) Iambic or any of its Affiliates or AbbVie, any of its Affiliates, or any Sublicensee achieves such [***] milestone event thereafter;

(b) the [***] milestone payment described in the table in Section 7.2.3 (Unpaid Option Continuation Payments After Option Exercise) for a given Collaboration Program may only become due and payable if: (i) AbbVie delivers an Exercise Notice, and the corresponding License Effective Date occurs, prior to the completion of [***]; and (ii) Iambic or any of its Affiliates or AbbVie, any of its Affiliates, or any Sublicensee achieves the [***] milestone event thereafter; and

(c) subject to Section 7.2.2 (Substitution Targets), the maximum aggregate amount payable by AbbVie pursuant to this Section 7.2 (Option Continuation Payments) shall be, with respect to a Collaboration Program, [***].

7.3 Option Exercise Fees. On a Collaboration Program-by-Collaboration Program basis, in the event that AbbVie exercises the License Option for such Collaboration Program and the Exclusive License for such Collaboration Program goes into effect, AbbVie shall pay Iambic a one (1)-time payment of [***] (each, a “License Option Exercise Payment”) within [***] after the applicable License Effective Date for such Collaboration Program. For clarity, in no event shall the amount of License Option Exercise Payments made to Iambic under this Agreement exceed [***] in the aggregate.

7.4 [***]. Subject to Section 3.4.3 (AbbVie Questions or Comments), on a Collaboration Program-by-Collaboration Program basis, AbbVie shall pay to Iambic a one (1)-time payment of [***] in the event that [***] for such Collaboration Program [***], or, if [***]. For clarity, in no event shall the amount of payments made to Iambic pursuant to this Section 7.4 ([***]) exceed [***] in the aggregate.

7.5 Development Milestones.

7.5.1 In General. In partial consideration of the rights granted by Iambic to AbbVie hereunder and subject to the terms and conditions set forth in this Agreement, on a Collaboration Program-by-Collaboration Program basis, if AbbVie exercises the License Option for such Collaboration Program and the corresponding License Effective Date occurs, AbbVie shall pay to Iambic the following one (1)-time milestone payments in accordance with Section 7.7 (Notice, Invoices, and Payment of Milestone Payments) after the corresponding milestone event is first achieved with respect to the first Licensed Product corresponding to such Collaboration Program as follows:

#	Milestone Event	Milestone Payment
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]
6.	[***]	[***]
7.	[***]	[***]
8.	[***]	[***]

7.5.2 Limitations. For clarity, each milestone payment in this Section 7.5 (Development Milestones) shall be payable only one time per each Collaboration Program, after first achievement of the corresponding milestone event with respect to the first Licensed Product corresponding to such Collaboration Program. No amounts shall be due for subsequent or repeated achievements of any milestone event with respect to the same Collaboration Program, whether for the same or a different Licensed Product. [***]. The maximum aggregate amount payable by AbbVie pursuant to this Section 7.5 (Development Milestones) shall be: (a) with respect to a given Collaboration Program, [***]; and (b) with respect to all Collaboration Programs, [***].

7.6 Sales-Based Milestones.

7.6.1 In General. In partial consideration of the license rights granted by Iambic to AbbVie hereunder, on a Collaboration Program-by-Collaboration Program basis, if AbbVie exercises the License Option for such Collaboration Program and the corresponding License Effective Date occurs, AbbVie shall pay to Iambic the following one (1)-time milestone payments with respect to all Licensed Products corresponding to such Collaboration Program in accordance with Section 7.7 (Notice, Invoices, and Payment of Milestone Payments) after AbbVie first achieves the corresponding milestone event:

#	Milestone Event	Milestone Payment
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]

7.6.2 Limitations. For clarity, each milestone payment in this Section 7.6 (Sales-Based Milestones) shall be payable only one time, after first achievement of the corresponding milestone event. No amounts shall be due for subsequent or repeated achievements of any milestone event. For clarity, subject to the preceding sentence, in the event that in a given Calendar Year more than one sales-based milestone is achieved, AbbVie shall pay to Iambic a separate milestone payment with respect to each sales-based milestone that is achieved in such Calendar Year. The maximum aggregate amount payable by AbbVie pursuant to this Section 7.6 (Sales-Based Milestones) shall be: (a) with respect to all Licensed Products corresponding to a Collaboration Program, [***]; and (b) with respect to all Licensed Products, [***].

7.7 Notice, Invoices, and Payment of Milestone Payments. AbbVie shall provide Iambic with written notice of the achievement of each milestone event in Section 7.2.3 (Unpaid Option Continuation Payments After Option Exercise), Section 7.5 (Development Milestones) and Section 7.6 (Sales-Based Milestones) within [***] after such achievement. AbbVie shall make the milestone payment within [***] after receipt of a corresponding invoice from Iambic; provided, that no such invoice shall be submitted by Iambic prior to Iambic’s receipt of notice of the achievement of the applicable milestone event.

7.8 Royalties.

7.8.1 In General. Subject to Section 7.8.3 (Reductions and Deductions), on a Licensed Product-by-Licensed Product basis, commencing upon the First Commercial Sale of such Licensed Product in a country or other jurisdiction in the Territory and until the expiration of the Royalty Term for such Licensed Product in such country or other jurisdiction, AbbVie shall pay to Iambic a tiered royalty on incremental aggregate Annual Net Sales of such Licensed Product sold by AbbVie, its Affiliates, or Sublicensees in the Territory for each Calendar Year based on the following:

Aggregate Worldwide Annual Net Sales of the Applicable Licensed Product	Royalty Rate
For that portion of Annual Net Sales of a Licensed Product in the Territory less than or equal to [***]	[***]
For that portion of Annual Net Sales of a Licensed Product in the Territory greater than [***] and less than or equal to [***]	[***]

Aggregate Worldwide Annual Net Sales of the Applicable Licensed Product	Royalty Rate
For that portion of Annual Net Sales of a Licensed Product in the Territory greater than [***] and less than or equal to [***]	[***]
For that portion of Annual Net Sales of a Licensed Product in the Territory greater than [***] and less than or equal to [***]	[***]
For that portion of Annual Net Sales of a Licensed Product in the Territory greater than [***]	[***]

7.8.2 Clarifications. AbbVie shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country or other jurisdiction after the Royalty Term for such Licensed Product in such country or other jurisdiction has expired. For purposes of calculating royalties, [***].

7.8.3 Reductions and Deductions. Notwithstanding anything herein to the contrary in this Section 7.8 (Royalties):

(a) Valid Claim Expiration. If, and in such case from and after the date on which, there is no [***], then the royalty rates for such Licensed Product with respect to such country or jurisdiction shall be reduced by [***] of the applicable royalty rates set forth in this Section 7.8 (Royalties) in such country or other jurisdiction [***].

(b) Stacking IP. If AbbVie enters into an agreement with a Third Party, or with Iambic pursuant to Section 6.8.3 (Proposed Future In-Licensed Rights), after the Effective Date in order to obtain a license or right under or otherwise acquire a Patent or Information Controlled by such Third Party or Iambic that is:

(i) [***] in a given country or other jurisdiction and [***], then AbbVie shall be entitled to deduct from [***] with respect to that country or other jurisdiction (or reasonably apportioned to such country or other jurisdiction) [***] of [***]; or

(ii) [***] in a given country or other jurisdiction [***], then AbbVie shall be entitled to deduct from [***] with respect to that country or other jurisdiction (or reasonably apportioned to such country or other jurisdiction) [***] of [***].

[***]

(c) Generic Competition. If, in any country or other jurisdiction in the Territory during the Royalty Term in such country or other jurisdiction for a Licensed Product, [***] Generic Competition with respect to such Licensed Product in such country or other jurisdiction, the royalty rate for such Licensed Product with respect to such country or other jurisdiction shall [***] be reduced by [***] from the applicable rate(s) set forth in this Section 7.8 (Royalties) [***].

(d) Compulsory Licensing. If AbbVie grants a Compulsory Sublicense with respect to a Licensed Product in a given country or other jurisdiction, then the royalty rate for such Licensed Product with respect to such country or other jurisdiction shall thereafter be reduced by [***] from the applicable rates set forth in this Section 7.8 (Royalties) [***].

(e) [***]. If, during the Royalty Term for a Licensed Product, a given Licensed Product is [***], and AbbVie is required to [***], then the applicable royalty rates set forth in Section 7.8 (Royalties) [***] payable to Iambic for the Net Sales of such Licensed Product in the United States shall be reduced [***].

(f) Ceiling on Reductions and Deductions. In no event shall the reductions and deductions taken under [***] in the aggregate reduce any [***] payable to Iambic on any Licensed Products in any Calendar Quarter by greater than [***] of the amounts otherwise payable under [***] (without reduction or deduction) for such Licensed Product; provided, that [***].

7.9 Royalty Payments and Reports. AbbVie shall calculate royalties payable to Iambic pursuant to Section 7.8 (Royalties) at the end of [***], which amounts shall be converted to Dollars, in accordance with Section 7.11 (Mode of Payment; Offsets). Within [***] after the end of [***], AbbVie shall provide to Iambic a statement of (a) the amount of Net Sales of Licensed Products in each country or other jurisdiction in the Territory, as applicable, during the [***] and (b) a calculation of the amount of royalty payment due on such Net Sales for [***], including the total amount of any royalty reduction pursuant to Section 7.8.3 (Reductions and Deductions). AbbVie shall pay to Iambic the net royalty amounts owed to Iambic with respect to [***] within [***] after the end of [***].

7.10 Other Invoiced Amounts. If either Party (the “Invoicing Party”) is owed amounts by the other Party (the “Invoiced Party”) pursuant to this Agreement, other than pursuant to Section 7.2.3 (Unpaid Option Continuation Payments After Option Exercise), Section 7.5 (Development Milestones), Section 7.6 (Sales-Based Milestones) and Section 7.9 (Royalty Payments and Reports), the Invoicing Party shall have the right to invoice the Invoiced Party for such amounts once per [***], which invoiced amounts shall be payable by the Invoiced Party within [***] after its receipt of such invoice.

7.11 Mode of Payment; Offsets. All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using [***]. Each Party shall have the right to offset any payment that is actually owed by the other Party but not timely paid to such Party against any payments owed by such first Party to such other Party, if any, under this Agreement. If any undisputed payment due to either Party under this Agreement is not paid on or prior to the date such amount is due, then such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***], calculated on the number of days such payment is overdue, or the maximum rate allowed by Applicable Law, whichever is lower, as adjusted from time to time on the first New York business day of [***].

7.12 Withholding Taxes. Where any sum due to be paid to either Party hereunder is or would otherwise be subject to any withholding or similar tax, the Parties shall cooperate with each other and use their commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to secure any available exemption from, reduction in, or refund of such tax, including by taking advantage of any applicable double taxation agreement or treaty. The paying Party shall use commercially reasonable efforts to inform the receiving Party of any such withholding or similar taxes and provide such Party a reasonable opportunity to provide forms, certificates, or other items necessary to reduce or eliminate any such withholding or similar taxes. In the event there is no applicable double taxation agreement or treaty or other exemption from such withholding or similar tax, or if an applicable double taxation agreement or treaty or other exemption reduces but does not eliminate such withholding or similar tax, the payor shall remit such withholding or similar tax to the appropriate Governmental Authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of the payment of such withholding or similar tax. Except as otherwise provided in this Section 7.12 (Withholding Taxes), any such amounts deducted by the payor in respect of such withholding or similar tax shall be treated as having been paid by the payor for purposes of this Agreement. The Parties acknowledge and agree that as of the Effective Date the payments to Iambic under this Agreement are not subject to withholding. Notwithstanding the foregoing, the Parties acknowledge and agree that if the paying Party (or its assignee, successor or transferee) is required by Applicable Law to withhold taxes in respect of any payment due under this Agreement, and if such withholding obligation arises or is increased solely as a result of an assignment, transfer or other disposition of some or all of its rights or obligations by the paying Party (or its assignee, successor or transferee), or a change in tax residency of the paying Party after the Effective Date (each, a “Withholding Tax Action”), then, notwithstanding anything to the contrary herein, any such payment shall be increased to take into account such increased withholding taxes as may be necessary so that, after making all required withholdings (including any withholdings on additional amounts), the receiving Party (or its assignee, successor or transferee) receives an amount equal to the sum it would have received had no such Withholding Tax Action occurred; provided, that, (a) the paying Party will have no obligation to pay any such additional amounts if such increased withholding tax would not have been imposed but for (i) the assignment by the receiving Party of its rights under this Agreement, the assignment or transfer of any interest in the receiving Party, or any redomiciliation of the receiving Party or (ii) the failure by the receiving Party to comply with the requirements of this Section 7.12 (Withholding Taxes), and (b) to the extent that the receiving Party derives a tax benefit (including through the use of a foreign tax credit) determined on a with or without basis as a result of such additional withholding in the Calendar Year of payment or the [***] following such payment, the paying Party will have no obligation to pay such additional amounts or, if such amounts have already been paid to the receiving Party, the receiving Party shall return such amounts to the paying Party. The receiving Party shall take all commercially reasonable actions necessary to obtain any tax benefit (including the use of a foreign tax credit), with respect to such additional withholding taxes and to defend such benefit in a tax audit. Further, the amount of additional withholding tax shall be determined by taking into account the reduction in the rate of, or the elimination of, the withholding tax pursuant to a tax treaty to which the receiving Party would be entitled had it claimed such benefit under the tax treaty; provided that the paying Party will give the receiving Party a reasonable opportunity to provide any forms, certificates, or other items necessary in order to claim such benefit. For purposes hereof, “tax benefit” means any refund or credit of taxes to be paid or reduction in the amount of taxes that otherwise would be owed by the receiving Party, in each case computed at the highest marginal tax rates applicable to the receiving Party. In the event that a Governmental Authority retroactively determines that a payment made by a Party to the other pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and such Party (the “Withholding Party”) remits such withholding or similar taxes to the Governmental Authority, including any interest and penalties that may be imposed thereon (together with the tax paid, the “Withholding Amount”), the Withholding Party shall have the right to: (a) offset the Withholding Amount against future payment obligations of the Withholding Party under this Agreement; (b) invoice the other Party for the Withholding Amount (which shall be payable by the other Party within [***] of its receipt of such invoice); or (c) pursue reimbursement of the Withholding Amount by any other available remedy. The Parties shall use commercially reasonable efforts to provide information or documentation requested by the other Party in such Party’s possession or reasonably available to such Party, at the expense of the requesting Party, reasonably necessary for purposes of seeking any exemption, deduction, credit or similar tax benefit with respect to any Licensed Product, Licensed Compound or the transactions described in this Agreement; provided, however, that no Party shall be required to share its tax returns or information such Party reasonably deems to be confidential with the other Party, and no Party shall be required to provide information already in the requesting Party’s possession or reasonably available to the requesting Party.

7.13 Indirect Taxes. All payments under this Agreement are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”). If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all necessary steps shall be taken by the receiving Party to receive a refund of these undue Indirect Taxes from the applicable Governmental Authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party shall be transferred to the paying Party within [***] of receipt.

7.14 Financial Records. Each Party shall, and shall cause its Affiliates and Sublicensees to, keep complete and accurate books and records pertaining to, in the case of AbbVie, Net Sales of Licensed Products and, in the case of Iambic, actual expenditures with respect to its Research Plan Activities and Net Sales of Grantback Products where applicable in accordance with Section 12.10 (Reverse Royalty), in each case, in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its payment obligations under this Agreement, including this Article 7 (Payments and Records). Such books and records shall be retained by such Party and its Affiliates until the later of: (a) [***] after the end of the period to which such books and records pertain; and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

7.15 Audit. At the request of either Party, the other Party shall, and shall cause its Affiliates to, permit an independent public accounting firm of nationally recognized standing designated by the auditing Party and reasonably acceptable to the audited Party, at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 7.14 (Financial Records) to calculate all amounts payable hereunder and to verify compliance with its payment obligations under this Agreement, including under this Article 7 (Payments and Records). Such examinations may not: (a) be conducted for any [***] more than [***] after the end of such [***]; (b) be conducted more than once in any [***]; or (c) be repeated for any [***]. The accounting firm shall disclose only whether the reports are correct or not, and the specific details concerning any discrepancies. No other information shall be shared. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than the greater of [***] from the reported amounts or [***], in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 7.16 (Audit Dispute), if such audit concludes that: (x) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts; or (y) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((x) or (y)), within [***] after the date on which such audit is completed by the auditing Party. A Party wishing to dispute the audit pursuant to Section 7.16 (Audit Dispute) shall notify the other Party within [***] after the accounting firm delivers the audit’s findings.

7.16 Audit Dispute. In the event of a dispute with respect to any audit under Section 7.15 (Audit), Iambic and AbbVie shall work in good faith to resolve the disagreement. If the Parties do not reach a mutually acceptable resolution of any such dispute within [***] after one Party receives written notice of the audit dispute from the other Party, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Expert”). The decision of the Audit Expert shall be final and the costs of such audit determination, as well as of the initial audit, shall be borne between the Parties in such manner as the Audit Expert shall determine. No later than [***] after such decision and in accordance with such decision, the audited Party shall pay the additional amounts, or the auditing Party shall reimburse the excess payments, as applicable.

7.17 Confidentiality. The receiving Party shall treat all information subject to review under this Article 7 (Payments and Records) in accordance with the confidentiality provisions of Article 9 (Confidentiality and Non-Disclosure) and the Parties shall cause the Audit Expert to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

7.18 No Other Compensation. Each Party hereby agrees that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

7.19 No Limitation. Nothing contained in this Article 7 (Payments and Records) shall in any way limit either Party’s right to indemnification under this Agreement or to otherwise recover damages for breach of this Agreement.

7.20 Reimbursement for Cooperation and Support. On a Collaboration Program-by-Collaboration Program basis, AbbVie shall reimburse Iambic for its reasonable, verifiable, and documented (a) out-of-pocket costs paid to Third Parties (including permitted subcontractors) and (b) costs of Iambic’s (and its Affiliates’) personnel time calculated based on the product of the number of FTEs and the FTE Rate in excess of the applicable threshold set forth below, in each case, incurred by or on behalf of Iambic in providing any cooperation, assistance, or support to AbbVie required under: [***] in the aggregate for such Collaboration Program; and [***] in the aggregate for such Collaboration Program; provided, that this Section 7.20 (Reimbursement for Cooperation and Support) shall not apply to cooperation provided in connection with the defense or prosecution of a Third Party Claim under Article 11 (Indemnity), which shall instead be governed by the cost provisions set forth therein. Iambic shall provide AbbVie with reasonably detailed documentation supporting any amounts invoiced pursuant to this Section 7.20 (Reimbursement for Cooperation and Support), and any such amounts shall be invoiced and paid in accordance with Section 7.10 (Other Invoiced Amounts).

Article 8
INTELLECTUAL PROPERTY

8.1 Ownership of Intellectual Property.

8.1.1 Ownership of Technology. Subject to the license grants and other rights herein, as between the Parties, the determination of whether Patents and Information are conceived, reduced to practice, discovered, developed, or otherwise made by or on behalf of either Party under or in connection with this Agreement, including under any Research Plan (such Patents, “Arising Patents”, and collectively, the “Arising IP”) for the purpose of allocating proprietary rights therein (including Patent, Information, copyright, or other intellectual property rights) shall be made in accordance with Applicable Law in the United States (including applicable patent laws). Notwithstanding the foregoing or Section 8.1.2 (Ownership of Joint Patents and Joint Know-How), as between the Parties, Iambic shall own any Arising IP [***].

8.1.2 Ownership of Joint Patents and Joint Know-How. As between the Parties, the Parties shall each own an equal, undivided interest in the Joint Patents and the Joint Know-How (collectively, the “Joint IP”); for clarity, any such Know-How or Patents to the extent allocated to Iambic under Section 8.1.1 (Ownership of Technology), shall be solely owned by Iambic in accordance therewith and shall not constitute Joint Know-How, Joint Patents or Joint IP. Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, licensees and sublicensees to so disclose, the conception, discovery, development, making, or reduction to practice of any Joint IP. Subject to the licenses granted under Section 6.1 (Grants to AbbVie on the Effective Date), Section 6.2 (Grants to AbbVie on the License Effective

Date), the payment and reporting obligations under Article 7 (Payments and Records), the confidentiality obligations hereunder, in the case of Iambic, its exclusivity obligations set forth in Section 6.6 (Iambic Exclusivity) and, in the case of AbbVie, the restrictions set forth in Section 12.8.5 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program): (a) each Party shall have the right to practice, grant licenses under, and transfer any Joint IP; (b) neither Party shall have any obligation to account to the other for profits or to obtain any approval of the other Party to license or Exploit any Joint IP by reason of joint ownership thereof; and (c) each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

8.1.3 Assignment Obligation. Each Party hereby assigns to the other Party, without additional compensation, such right, title and interest in and to any intellectual property rights, as is necessary to fully effect the ownership of such other Party of such intellectual property rights provided in accordance with this Section 8.1 (Ownership of Intellectual Property). Each Party shall [***] cause all Persons who perform activities for such Party under this Agreement to assign (or, if such Party is unable to cause such Person to assign despite such Party’s using commercially reasonable efforts to negotiate such assignment, be under an obligation to assign; and if such Party is still unable to cause such Person to agree to be under an obligation to assign despite such Party’s using commercially reasonable efforts to negotiate such obligation, then provide a license under) their rights in any Information and inventions resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental or not-for-profit institutions which have standard policies against such an assignment (in which case a suitable license, or if such Party is unable to obtain such license despite such Party’s using commercially reasonable efforts, then a right to obtain such a license, shall be obtained). Each Party shall execute all papers and instruments, or require its employees or contractors to execute such papers and instruments, so as to: (a) effectuate the ownership of intellectual property set forth in this Section 8.1 (Ownership); (b) enable the other Party to apply for and to prosecute Patent applications; and (c) obtain and maintain any patent term extensions, supplementary protection certificates, and the like with respect to such Patents, in each case ((a), (b), and (c)), to the extent provided for in this Agreement. Consistent with this Agreement, each Party shall assist in any license, transfer or assignment registration processes with applicable governmental authorities that may be available for the protection of a Party’s interests in this Agreement.

8.1.4 Ownership of Corporate Names. As between the Parties, each Party shall retain all right, title and interest in and to its Corporate Names.

8.2 Prosecution and Maintenance.

8.2.1 Standstill on Certain Patent Filings Prior to License Effective Date. Notwithstanding anything to the contrary in this Section 8.2 (Prosecution and Maintenance), prior to the License Effective Date for a given Collaboration Program, neither Party shall, and each Party shall cause its Affiliates not to, prepare, file, prosecute, defend in any oppositions or post-grant proceedings, or maintain [***] without the other Party’s prior written consent.

8.2.2 Prosecution and Maintenance Prior to License Effective Date. On a Collaboration Program-by-Collaboration Program basis, prior to the License Effective Date for such Collaboration Program, subject to Section 8.2.1 (Standstill on Certain Patent Filings Prior to License Effective Date), Iambic shall have the sole right, but not the obligation, through the use of internal or outside counsel, to prepare, file, prosecute, defend in any oppositions or post-grant proceedings, and maintain [***] in the Territory at Iambic’s sole cost and expense.

8.2.3 Prosecution and Maintenance of Iambic Licensed Patents On and After License Effective Date. On a Collaboration Program-by-Collaboration Program basis, on and after the License Effective Date for such Collaboration Program, the following terms and conditions of this Section 8.2.3 (Prosecution and Maintenance of Iambic Licensed Patents On and After License Effective Date) shall apply with respect to the preparation, filing, prosecution, defense in any oppositions or post-grant proceedings, and maintenance of the Iambic Licensed Patents with respect to such Collaboration Program in the Territory:

(a) Prosecution and Maintenance of Product Patents.

(i) AbbVie shall have [***], but not the obligation, to prepare, file, prosecute, defend in any oppositions or post-grant proceedings, and maintain the Product Patents with respect to such Collaboration Program in the Territory, at AbbVie’s sole cost and expense. [***].

(ii) [***].

(b) Prosecution and Maintenance of Iambic Platform Patents. Iambic shall have the sole right, but not the obligation, to prepare, file, prosecute, defend in any oppositions or post-grant proceedings, and maintain any Iambic Platform Patent in the Territory at Iambic’s sole cost and expense.

(c) Prosecution and Maintenance of AbbVie-Specific Iambic Technology. Neither Party shall, and each Party shall cause its Affiliates, not to, prepare, file, prosecute, defend in any oppositions or post-grant proceedings, or maintain any Patent that Covers AbbVie-Specific Iambic Technology without the other Party’s prior written consent; provided, that this Section 8.2.3(c) (Prosecution and Maintenance of AbbVie-Specific Iambic Technology) shall not prohibit Iambic from preparing, filing, prosecuting, defending in any oppositions or post-grant proceedings or maintaining any [***].

(d) Prosecution and Maintenance of Other Iambic Arising Patents.

(i) Iambic shall have the first right, but not the obligation, to prepare, file, prosecute, defend in any oppositions or post-grant proceedings, and maintain [***] (“Other Iambic Arising Patents”) with respect to such Collaboration Program in the Territory, at Iambic’s sole cost and expense. Iambic shall keep AbbVie fully informed of all material steps with regard to any preparation, filing, prosecution, defense, or maintenance of such Other Iambic Arising Patents, including by providing AbbVie with a copy of material communications to and from any patent authority in the Territory regarding such Patents, and by providing AbbVie drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for AbbVie to review and comment thereon. Iambic shall consider in good faith the requests and suggestions of AbbVie with respect to such Iambic drafts and with respect to strategies for filing and prosecuting such Patents in the Territory.

(ii) If Iambic decides not to prepare, file, prosecute, defend, or maintain any such Other Iambic Arising Patent in a country or other jurisdiction in the Territory, Iambic shall provide reasonable prior written notice to AbbVie of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Other Iambic Arising Patent in such country or other jurisdiction). AbbVie shall thereupon have the right, but not the obligation, to assume the control and direction of the preparation, filing, prosecution, defense and maintenance of such Other Iambic Arising Patent at its expense in such country or other jurisdiction; provided, that [***]. With respect to any such Patent for which AbbVie assumes such control and direction in accordance with the foregoing, Iambic shall reasonably cooperate with AbbVie in such country or other jurisdiction as provided under Section 8.2.7 (Cooperation).

8.2.4 Prosecution and Maintenance of Other Joint Patents. AbbVie shall have the first right, but not the obligation, to prepare, file, prosecute, defend in any oppositions or post-grant proceedings, and maintain [***] (“Other Joint Patents”), at AbbVie’s sole cost and expense. AbbVie shall keep Iambic fully informed of all steps with regard to the preparation, filing, prosecution, defense, and maintenance of any such Other Joint Patents, including by providing Iambic with a copy of material communications to and from any patent authority in the Territory regarding such Other Joint Patents, and by providing Iambic drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Iambic to review and comment on any disclosure or claim of such Other Joint Patent. AbbVie shall consider in good faith the requests and suggestions of Iambic with respect to such AbbVie drafts and such subject matter and with respect to strategies for filing and prosecuting any such Other Joint Patents in the Territory. If AbbVie decides not to prepare, file, prosecute, defend, or maintain any such Other Joint Patent in a country or other jurisdiction in the Territory, AbbVie shall provide reasonable prior written notice to Iambic of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Other Joint Patent in such country or other jurisdiction). Iambic shall thereupon have the right, but not the obligation, to assume the control and direction of the preparation, filing, prosecution, defense and maintenance of such Other Joint Patent at its expense in such country or other jurisdiction. AbbVie shall reasonably cooperate with Iambic in such country or other jurisdiction as provided under Section 8.2.7 (Cooperation).

8.2.5 Prosecution and Maintenance of AbbVie Patents. AbbVie shall have the sole right, but not the obligation, to prepare, file, prosecute, defend in any oppositions or post-grant proceedings, and maintain the AbbVie Patents and all other Patents owned or otherwise Controlled by AbbVie or any of its Affiliates, at AbbVie’s sole cost and expense.

8.2.6 Prosecution and Maintenance of Excluded Compound Patents. In the event that Iambic discovers or otherwise becomes aware, following the filing of an Excluded Compound Patent, that [***], Iambic shall notify AbbVie within [***] thereof, and Iambic shall, [***] take all actions reasonably necessary in each jurisdiction in the Territory [***]. Upon any such [***], for all purposes under this Agreement: (a) [***]; and (b) [***].

8.2.7 Cooperation. The Parties agree to cooperate fully in the preparation, filing, prosecution, defense in oppositions or post-grant proceedings, and maintenance of Patents pursuant to this Section 8.2 (Prosecution and Maintenance). Such cooperation shall include:

(a) executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to: (i) effectuate the ownership of intellectual property set forth in Section 8.1.1 (Ownership of Technology) and Section 8.1.2 (Ownership of Joint Patents and Joint Know-How); (ii) enable the other Party to apply for and to prosecute Patent applications in the Territory; and (iii) obtain and maintain any patent term extensions, supplementary protection certificates, and the like with respect to such Patents in the Territory, in each case ((i), (ii), and (iii)), to the extent provided for in this Agreement;

(b) consistent with this Agreement, assisting in any license, transfer or assignment registration processes with applicable Governmental Authorities that may be available in the Territory for the protection of a Party’s interests in this Agreement;

(c) promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution, defense or maintenance of any such Patents in the Territory;

(d) without limitation to Section 8.2.7(a) (Cooperation), within [***] of transfer of Iambic’s responsibility for preparation, filing, prosecution, defense and maintenance of Product Patents as provided for upon the applicable License Effective Date pursuant to Section 8.2.3(a) (Prosecution and Maintenance of Product Patents), Iambic shall promptly deliver to AbbVie or its designee copies of all necessary files related to such Product Patents and shall take all actions and execute all documents reasonably necessary for AbbVie to assume preparation, filing, prosecution, defense and maintenance; and

(e) [***] upon [***] shall provide or make available [***] the following records and materials maintained by or on behalf of Iambic or its Affiliates or subcontractors, subject to the confidentiality obligations set forth in Article 9 (Confidentiality and Non-Disclosure): (i) [***]; (ii) [***]; (iii) [***]; and (iv) any other records or materials [***]; provided, that, to the extent any of the foregoing in clauses (i) through (iv) [***].

8.2.8 Patent Term Extension and Supplementary Protection Certificate. On a Collaboration Program-by-Collaboration Program basis, on and after the License Effective Date for such Collaboration Program, AbbVie shall have the sole right to make decisions regarding patent term extensions, including supplementary protection certificates, pediatric exclusivity, and any other extensions that are now or become available in the future, wherever applicable, for the Product Patents and Other Joint Patents with respect to such Collaboration Program, in any country or other jurisdiction. AbbVie shall have the sole right to apply for, and Iambic shall have no right to apply for, any extension (including patent term extension, supplementary protection certificates, and pediatric exclusivity) with respect to any such Product Patents or Other Joint Patents in the Territory with respect to any applicable Licensed Compound or Licensed Product. Iambic shall provide prompt assistance, as requested by AbbVie, including by taking such action as patent holder as is required under any Applicable Law to obtain any such extension. AbbVie shall pay all expenses in regard to obtaining any such extension in the Territory.

8.2.9 UPC Opt-Out and Opt-In. On a Collaboration Program-by-Collaboration Program basis, on and after the License Effective Date for such Collaboration Program, AbbVie shall have the sole right to make decisions regarding the Opt-Out or Opt-In under the Article 83(4) of the Agreement on a Unified Patent Court between the participating Member States of the European Union (2013/C 175/01), with respect to any Product Patents and Other Joint Patents with respect to such Collaboration Program, and pay all fees associated with such decisions. AbbVie shall provide Iambic with reasonable prior written notice of any such Opt-Out or Opt-In decision before submitting such Opt-Out or Opt-In. Iambic shall assist AbbVie in any submissions at AbbVie’s cost, including providing all necessary documents and making all necessary submissions as a Patent owner.

8.2.10 Patent Listings. On a Collaboration Program-by-Collaboration Program basis, on and after the License Effective Date for such Collaboration Program, AbbVie shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to the Product Patents and Other Joint Patents with respect to the applicable Licensed Compounds or Licensed Products, including as required or allowed in: (a) the United States in the FDA’s Orange Book; and (b) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. Iambic shall: (i) provide to AbbVie all Information, including a correct and complete list of relevant Iambic Licensed Patents Covering any such Licensed Compound or Licensed Product or otherwise necessary or useful to enable AbbVie to make such filings with Regulatory Authorities in the Territory with respect to such Patents; and (ii) cooperate with AbbVie’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case ((i) and (ii)), to the extent required or permitted by Applicable Law.

8.3 Enforcement.

8.3.1 Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement or misappropriation of:

(a) Product IP (“Product Infringement”);

(b) [***] (“Other Iambic Arising IP” and “Other Iambic Arising IP Infringement”); or

(c) [***] (“Other Joint Arising IP” and “Other Joint Arising IP Infringement”).

in each case ((a) – (c)), by a Third Party in the Territory of which such Party becomes aware.

8.3.2 Product Infringement, Other Iambic Arising IP Infringement and Other Joint Arising IP Infringement Prior to License Effective Date. Subject to Section 8.3.8 (AbbVie IP), on a Collaboration Program-by-Collaboration Program basis, prior to the License Effective Date for such Collaboration Program, Iambic shall have the first right to prosecute, including by means of any claim, suit or proceeding, any Product Infringement, Other Iambic Arising IP Infringement or Other Joint Arising IP Infringement, in each case, with respect to such Collaboration Program in the Territory at its sole expense, and Iambic shall retain control of the prosecution of such claim, suit or proceeding; provided, that [***] shall not apply with respect to the prosecution of any Other Iambic Arising IP Infringement to the extent the alleged infringement does not [***]. AbbVie shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at its own expense; provided, that Iambic shall control the prosecution of such claim, suit, or proceeding. During any such claim, suit, or proceeding, Iambic shall keep AbbVie reasonably informed of all material developments in connection with such claim, suit or proceeding.

8.3.3 Product Infringement On and After License Effective Date. On a Collaboration Program-by-Collaboration Program basis, on and after the License Effective Date for such Collaboration Program, AbbVie (including its designated Affiliates) shall have the sole right, but not the obligation, to prosecute, including by means of any claim, suit or proceeding, any Product Infringement with respect to such Collaboration Program in the Territory at its sole expense and AbbVie shall retain control of the prosecution of such claim, suit or proceeding.

8.3.4 Other Iambic Arising IP Infringement On and After License Effective Date.

(a) On a Collaboration Program-by-Collaboration Program basis, on and after the License Effective Date for such Collaboration Program, Iambic shall have the first right, but not the obligation, to prosecute, including by means of any claim, suit or proceeding, any Other Iambic Arising IP Infringement with respect to such Collaboration Program in the Territory at its sole expense and Iambic shall retain control of the prosecution of such claim, suit or proceeding. With respect to any such Other Iambic Arising IP Infringement that arises from a Competing Product, AbbVie shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at its own expense; provided, that Iambic shall control the prosecution of such claim, suit, or proceeding. During any such claim, suit, or proceeding that arises from a Competing Product, Iambic shall keep AbbVie reasonably informed of all material developments in connection with such claim, suit or proceeding.

(b) If Iambic does not take commercially reasonable steps to prosecute such Other Iambic Arising IP Infringement [***]: (i) within [***] following the first notice provided above with respect to such alleged infringement; or (ii) provided such date occurs after the first such notice of infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then, upon written notice to Iambic, AbbVie may prosecute such Other Iambic Arising IP Infringement at its own expense. Notwithstanding anything to the contrary, without AbbVie’s prior written consent, Iambic shall not initiate any proceedings relating to any Other Iambic Arising IP Infringement [***].

(c) Notwithstanding Section 8.3.11 (Recovery), any recovery realized as a result of prosecution of an Other Iambic Arising IP Infringement under this Section 8.3.4 (Other Iambic Arising IP Infringement On and After License Effective Date), whether by way of settlement or otherwise, shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), and any remainder after such reimbursement shall be allocated as follows: (i) if Iambic controls the proceeding for an Other Iambic Arising IP Infringement [***]; (ii) if Iambic controls the proceeding for any other Other Iambic Arising IP Infringement, [***]; and (iii) if AbbVie controls the proceeding, [***]; provided, with respect to the foregoing clause (iii) only, that to the extent any award or settlement amount (whether by judgment or otherwise) is attributable to [***].

8.3.5 Other Joint Arising IP Infringement On and After License Effective Date.

(a) On a Collaboration Program-by-Collaboration Program basis, on and after the License Effective Date for such Collaboration Program, AbbVie shall have the first right, but not the obligation, to prosecute, including by means of any claim, suit or proceeding, any Other Joint Arising IP Infringement with respect to such Collaboration Program in the Territory at its sole expense and AbbVie shall retain control of the prosecution of such claim, suit or proceeding. With respect to any such Other Joint Arising IP Infringement, Iambic shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at its own expense; provided, that AbbVie shall control the prosecution of such claim, suit, or proceeding. During any such claim, suit, or proceeding, AbbVie shall keep Iambic reasonably informed of all material developments in connection with such claim, suit or proceeding.

(b) If AbbVie does not take commercially reasonable steps to prosecute such Other Joint Arising IP Infringement: (i) within [***] following the first notice provided above with respect to such alleged infringement; or (ii) provided such date occurs after the first such notice of infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then, upon written notice to AbbVie, Iambic may prosecute such Other Joint Arising IP Infringement at its own expense. Notwithstanding anything to the contrary, [***].

(c) Notwithstanding Section 8.3.11 (Recovery), any recovery realized as a result of prosecution of an Other Joint Arising IP Infringement under this Section 8.3.5 (Other Joint Arising IP Infringement On and After License Effective Date), whether by way of settlement or otherwise, shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), and any remainder after such reimbursement shall be allocated as follows: (i) if AbbVie controls the proceeding [***], and (B) [***] shall be allocated [***]; and (ii) if Iambic controls the proceeding, [***].

8.3.6 Iambic Platform Technology. During the Term, Iambic shall have the sole right, but not the obligation, to prosecute any alleged or threatened infringement or misappropriation of Iambic Platform Technology in the Territory at its sole expense, and Iambic shall retain control of the prosecution and settlement of such claim, suit or proceeding.

8.3.7 AbbVie-Specific Iambic Technology. During the Term, Iambic shall not initiate any prosecution (including by means of any suit, claim or proceeding) of any alleged or threatened infringement or misappropriation of any part of the AbbVie-Specific Iambic Technology that is not Covered by the Iambic Platform Technology without AbbVie’s prior written consent.

8.3.8 AbbVie IP. AbbVie shall have the sole right, but not the obligation, to prosecute any alleged or threatened infringement or misappropriation of: (a) Patents owned or otherwise Controlled by AbbVie or any of its Affiliates (including AbbVie Patents); or (b) Information owned or otherwise Controlled by AbbVie or any of its Affiliates (including AbbVie Know-How), in each case, in the Territory at its sole expense and AbbVie shall retain control of the prosecution of such claim, suit or proceeding.

8.3.9 Generic Applicants. Notwithstanding anything to the contrary in this Agreement, AbbVie shall have the sole right, but not the obligation, to prosecute, manage and settle any litigation with respect to Generic Products and any proceedings associated therewith, including any invalidity, unpatentability or unenforceability challenges, oppositions, and post-grant proceedings in connection therewith. If Iambic receives a notice or a copy of an application submitted to the FDA or its foreign counterpart for a Generic Product, or any application seeking the approval, license, registration, or authorization of any Regulatory Authority therefor (a “Generic Application”) pursuant to 21 U.S.C. § 355(b)(2)(A)(iv) or 21 U.S.C. § 355(j)(2)(A)(vii)(IV), or an equivalent under its foreign counterpart, whether or not such notice or copy is provided under any Applicable Law, or otherwise becomes aware that such a Generic Application has been submitted to a Regulatory Authority for a Drug Approval Application, Iambic shall, within [***], notify AbbVie and provide AbbVie copies of such notice or communication to the extent permitted by Applicable Law.

8.3.10 Cooperation. The Parties agree to cooperate fully in any infringement action pursuant to this Section 8.3 (Enforcement), including any proceedings or litigation with respect to Generic Products or any application seeking the approval, license, registration, or authorization of any Regulatory Authority therefor. Where a Party brings such an action in accordance with this Section 8.3 (Enforcement), the other Party shall, where necessary, furnish a power of attorney solely for such purpose or join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party that manages any patent infringement litigation in accordance with this Section 8.3 (Enforcement) shall have the right to settle such claim; provided, that neither Party shall have the right to settle any patent infringement litigation under this Section 8.3 (Enforcement) in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. The Party commencing the litigation shall keep the other Party reasonably informed of all material developments during the course of the proceedings if doing so will not waive any privilege or violate any court order or Applicable Law.

8.3.11 Recovery. Except as otherwise agreed by the Parties, subject to Section 8.3.4(c) (Other Iambic Arising IP Infringement On and After License Effective Date) and Section 8.3.5(c) (Other Joint Arising IP Infringement On and After License Effective Date), any recovery realized as a result of such prosecution described in this Section 8.3 (Enforcement), whether by way of settlement or otherwise, shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be [***].

8.4 Infringement Claims by Third Parties.

8.4.1 Prior to License Effective Date. On a Collaboration Program-by-Collaboration Program basis, prior to the License Effective Date for such Collaboration Program, the following provisions of this Section 8.4.1 (Prior to License Effective Date) shall apply with respect to any Licensed Compound or Licensed Product with respect to such Collaboration Program:

(a) If the Exploitation of any such Licensed Compound or Licensed Product in the Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by either Party (or its Affiliates or sublicensees) (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an infringement action initiated pursuant to Section 8.3 (Enforcement), the Party subject to the Third Party Infringement Claim shall promptly notify the other Party in writing.

(b) Subject to Article 11 (Indemnity), Iambic shall have the first right, but not the obligation, to defend and control the defense of any Third Party Infringement Claim at its own expense (but subject to deduction as provided below) using counsel of its own choice, and shall keep AbbVie fully informed of all material developments in connection with the defense of the Third Party Infringement Claim. The Parties shall consult and cooperate to determine a course of action with respect to any such proceeding in the Territory and Iambic shall consider in good faith all comments, requests and suggestions provided by AbbVie. AbbVie may participate in any such Third Party Infringement Claim with counsel of its choice at its own expense. If Iambic elects (in a written communication submitted to AbbVie within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of such Third Party Infringement Claim, AbbVie may conduct and control the defense of any such Third Party Infringement Claim at its own expense.

(c) Each Party shall keep the other Party reasonably informed of all material developments in connection with any Third Party Infringement Claim. Any recoveries by a Party of any sanctions awarded to such Party and against a party asserting a claim being defended under this Section 8.4 (Infringement Claims by Third Parties) shall be applied as follows: [***].

8.4.2 On and After License Effective Date. On a Collaboration Program-by-Collaboration Program basis, on and after the License Effective Date for such Collaboration Program, the following provisions of this Section 8.4.2 (On and After License Effective Date) shall apply with respect to any Licensed Compound or Licensed Product with respect to such Collaboration Program:

(a) If the Exploitation of such Licensed Compound or Licensed Product in the Territory pursuant to this Agreement results in, or may result in, a Third Party Infringement Claim alleging patent infringement by AbbVie (or its Affiliates or Sublicensees), including any defense or counterclaim in connection with an infringement action initiated pursuant to Section 8.3 (Enforcement), AbbVie shall promptly notify Iambic thereof in writing.

(b) Subject to Article 11 (Indemnity), AbbVie shall have the sole right, but not the obligation, to defend and control the defense of any Third Party Infringement Claim at its own expense (but subject to deduction as provided below) using counsel of its own choice.

(c) Each Party shall keep the other Party reasonably informed of all material developments in connection with any Third Party Infringement Claim. Any recoveries by a Party of any sanctions awarded to such Party and against a party asserting a claim being defended under this Section 8.4 (Infringement Claims by Third Parties) shall be applied as follows: [***].

8.5 Invalidity or Unenforceability Defenses or Actions.

8.5.1 Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity, unpatentability or unenforceability of any of the Product Patents by a Third Party, in each case, in the Territory and of which such Party becomes aware.

8.5.2 Iambic Licensed Patents.

(a) In General. Subject to the other terms and conditions of this Agreement (including Section 8.5.2(b) (Product Patents On and After License Effective Date)), Iambic shall have the sole right, but not the obligation, to defend and control the defense of the validity, patentability, and enforceability of the Iambic Licensed Patents at its own expense in the Territory, subject to the following exception:

(b) Product Patents On and After License Effective Date. Subject to the other terms and conditions of this Agreement, on a Collaboration Program-by-Collaboration Program basis, on and after the License Effective Date for such Collaboration Program, AbbVie shall have the first right, but not the obligation, to defend and control the defense of the validity, patentability and enforceability of the Product Patents with respect to such Collaboration Program at its own expense in the Territory. If AbbVie elects not to defend or control such defense, or otherwise fails to initiate and maintain such defense, and, in either case, has not settled and is not actively pursuing settlement of such claim, suit, or proceeding, then Iambic may conduct and control the defense of such claim, suit, or proceeding at its own expense; provided, that [***]. Notwithstanding the foregoing, unless otherwise mutually agreed by the Parties, [***].

8.5.3 Other Joint Patents. AbbVie shall have the first right, but not the obligation, to defend and control the defense of the validity, patentability and enforceability of the Other Joint Patents at its own expense in the Territory. If AbbVie elects not to defend or control such defense, or otherwise fails to initiate and maintain such defense, and, in either case, has not settled and is not actively pursuing settlement of such claim, suit, or proceeding, then, on and after the License Effective Date for the applicable Collaboration Program, and upon written notice to AbbVie, Iambic may conduct and control the defense of such claim, suit, or proceeding at its own expense; provided, that [***].

8.5.4 AbbVie Patents. AbbVie shall have the sole right, but not the obligation, to defend and control the defense of the validity, patentability, and enforceability of the AbbVie Patents, at its own expense in the Territory.

8.5.5 Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 8.5 (Invalidity or Unenforceability Defenses or Actions), including by providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. In connection with any such defense or claim or counterclaim, the controlling Party shall keep the other Party reasonably informed of material developments in such defense, claim, or counterclaim and consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such claim, suit or proceeding. In connection with the activities set forth in this Section 8.5 (Invalidity or Unenforceability Defenses or Actions), each Party shall consult with the other Party as to the strategy for the defense of the Product Patents if doing so will not waive any privilege or violate any court order or Applicable Law. Unless otherwise set forth herein, the Party entitled to control such claim, suit, or proceeding in accordance with this Section 8.5 (Invalidity or Unenforceability Defenses or Actions) shall have the right to settle such claim, suit, or proceeding; provided, that the controlling Party shall not have the right to settle any claim, suit, or proceeding under this Section 8.5 (Invalidity or Unenforceability Defenses or Actions) in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party.

8.6 Product Trademarks.

8.6.1 Ownership and Prosecution of Product Trademarks. AbbVie or its Affiliates shall own all right, title, and interest to the Product Trademarks in the Territory. AbbVie and its Affiliates shall have the sole right, but not the obligation, to: (a) conduct the registration, prosecution, and maintenance of the Product Trademarks in the Territory; and (b) conduct the selection, registration, prosecution, and maintenance of any international nonproprietary name (INN) or other name, identifier or regulatory nomenclature for any Licensed Compound or Licensed Product. AbbVie or its Affiliates shall have the sole right and responsibility to apply for submission to the World Health Organization for the INN, and submission to the United States Adopted Names Council for the United States Adopted Name. All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by AbbVie. Iambic shall provide all assistance and documents reasonably requested by AbbVie in support of its prosecution, registration, and maintenance of the Product Trademarks as may be reasonably necessary. Iambic shall not, and shall not permit its Affiliates to: (i) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks; and (ii) do any act which endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks. Iambic shall not, and shall not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of any Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.

8.6.2 Enforcement of Product Trademarks. AbbVie or its Affiliates shall have the sole right, but not the obligation, to take such action as AbbVie deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. AbbVie shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 8.6.2 (Enforcement of Product Trademarks) and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

8.6.3 Third Party Claims. AbbVie or its Affiliates shall have the sole right, but not the obligation, to defend against and settle any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory. AbbVie shall bear the costs and expenses relating to any defense commenced pursuant to this Section 8.6.3 (Third Party Claims) and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

8.6.4 Cooperation. Each Party agrees to cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 8.6 (Product Trademarks).

8.7 Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due to such Party’s employees or agents that are inventors under any applicable inventor remuneration laws.

8.8 Common Interest. The Parties acknowledge and agree that, with regard to the prosecution, maintenance, enforcement and defense of Patents under this Article 8 (Intellectual Property), the interests of the Parties as collaborators and licensor or licensee are to, for their mutual benefit, obtain patent protection and plan patent defense against potential patentability or invalidity challenges or infringement activities by Third Parties, and as such, are aligned and are legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning Patents under this Article 8 (Intellectual Property), including privilege under the common interest doctrine and similar or related doctrines. Notwithstanding anything to the contrary in this Agreement, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this Article 8 (Intellectual Property) is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party shall not be required to disclose such information and the Parties shall in good faith cooperate to agree upon a procedure (which may include entering into a specific common interest agreement, disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity.

Article 9
CONFIDENTIALITY AND NON-DISCLOSURE

9.1 General Confidentiality Obligations. At all times during the Term and for a period of [***] following termination or expiration of this Agreement in its entirety (except with respect to Confidential

Information that constitutes a trade secret as determined under Applicable Law, in which case the following obligation shall continue for so long as such Confidential Information continues to constitute a trade secret under Applicable Law), each Party shall, and shall cause its Affiliates and their respective officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party or its Affiliates, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. Notwithstanding the foregoing, the Parties acknowledge [***]. Notwithstanding the foregoing, to the extent the receiving Party can demonstrate the following by documentation or other competent proof, the confidentiality and non-use obligations under this Section 9.1 (General Confidentiality Obligations) with respect to any Confidential Information shall not include any information that:

9.1.1 has been published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

9.1.2 has been in the receiving Party’s or its Affiliates’ possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

9.1.3 is subsequently received by the receiving Party or its Affiliates from a Third Party without confidentiality or use restriction with respect to such information and without breach of any agreement between such Third Party and the disclosing Party;

9.1.4 is generally made available to Third Parties by the disclosing Party or its Affiliates without restriction on disclosure; or

9.1.5 has been independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination is in the public domain or in the possession of the receiving Party.

[***]

9.2 Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

9.2.1 in the reasonable opinion of the receiving Party’s legal counsel, required to be disclosed pursuant to law, regulation or a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental body of competent jurisdiction, (including by reason of filing with securities regulators, but subject to Section 9.4 (Public Announcements)); provided, that: (a) the receiving Party shall first have given prompt written notice (and to the extent possible, at least [***]’ notice) to the disclosing Party and given the disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information (for example, to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental body or, if disclosed, be used only for the purposes for which the order was issued); and (b) in any event (whether or not any protective order or other remedy is obtained, or the disclosing Party has otherwise waived compliance with the terms of this Section 9.2.1 (Permitted Disclosures)), the receiving Party shall furnish only that portion of Confidential Information which the receiving Party is advised by its counsel as being legally required to be disclosed;

9.2.2 made by or on behalf of the receiving Party to any Regulatory Authority as required in connection with any filing, application or request for any Regulatory Approval in accordance with the terms of this Agreement; provided, that reasonable measures shall be taken to assure confidential treatment of such Confidential Information to the extent practicable and consistent with Applicable Law;

9.2.3 made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of preparing, obtaining, defending or enforcing a Patent in accordance with the terms of this Agreement; provided, that: (a) reasonable measures shall be taken to assure confidential treatment of such Confidential Information, to the extent such protection is available; (b) AbbVie and its Affiliates shall not disclose any Confidential Information of Iambic that constitutes Iambic Platform Technology or AbbVie-Specific Iambic Technology in the prosecution of any such Patent; and (c) Iambic and its Affiliates shall not disclose any Confidential Information of AbbVie in the prosecution of any such Patent;

9.2.4 made to its or its Affiliates’ financial and legal advisors who have a need to know such disclosing Party’s Confidential Information and are either under professional codes of conduct giving rise to expectations of confidentiality and non-use or under written agreements of confidentiality and non-use, in each case, at least as restrictive as those set forth in this Agreement; provided, that the receiving Party shall remain responsible and liable for any failure by such financial and legal advisors to treat such Confidential Information as required under this Article 9 (Confidentiality and Non-Disclosure);

9.2.5 if AbbVie is the receiving Party, made by AbbVie or its Affiliates or Sublicensees to its or their advisors, consultants, clinicians, vendors, service providers, contractors, existing or prospective collaboration partners, licensees, sublicensees, or other Third Parties as may be necessary or useful in connection with the Exploitation of the Licensed Compounds, the Licensed Products, or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 9 (Confidentiality and Non-Disclosure) [***]; or

9.2.6 if Iambic is the receiving Party, made by Iambic or its Affiliates to [***]; provided, that:

(a) such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information of AbbVie substantially similar to the obligations of confidentiality and non-use of Iambic pursuant to this Article 9 (Confidentiality and Non-Disclosure) [***]; and

(b) the Parties shall [***].

9.3 Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 9.3 (Use of Name) shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law or the rules of any stock exchange on which securities of the disclosing Party are listed; provided, that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. Notwithstanding the foregoing, [***]; provided, that: [***].

9.4 Public Announcements.

9.4.1 Neither Party shall issue any public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall provide in writing: (a) the contents of the proposed disclosure; (b) the reasons that such disclosure is required by Applicable Law or such rules; and (c) the time and place of such disclosure, in each case as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure, or such shorter period as may be required by Applicable Law or such rules) so as to provide a reasonable opportunity to comment thereon. The Party proposing to make the disclosure shall consider in good faith any comments of the other Party related to such disclosure and shall incorporate such comments except to the extent that, in the opinion of the disclosing Party’s counsel, the relevant disclosure is required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). If the other Party does not provide comments within such [***] period (or such shorter period as applicable), such disclosure shall be deemed approved.

9.4.2 Notwithstanding the foregoing: (a) AbbVie, its Sublicensees and its and their respective Affiliates shall have the right to publicly disclose information arising out of the Exploitation of Licensed Compounds or Licensed Products (including with respect to regulatory matters) regarding the Licensed Compounds and Licensed Products; provided, that (i) such disclosure is subject to the provisions of this Article 9 (Confidentiality and Non-Disclosure) with respect to Iambic’s Confidential Information, and (ii) except as required by Applicable Law, AbbVie shall not use the name of Iambic (or insignia, or any contraction, abbreviation or adaptation thereof) without Iambic’s prior written permission; (b) Iambic and its Affiliates shall have the right to publicly disclose, without the prior written consent of AbbVie: (i) any information that has previously been approved by both Parties for public disclosure (including any information contained in a prior press release or public announcement approved pursuant to this Section 9.4 (Public Announcements) or Section 9.5 (Publications)), to the extent such information is repeated or referenced without material modification; and (c) the Parties have agreed upon the content of a press release, which will be issued substantially in the form attached hereto on Schedule 9.4 (Public Announcements), and the release of which the Parties will coordinate in order to accomplish such release promptly upon execution of this Agreement.

9.5 Publications.

9.5.1 The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the Research Plan Activities and other activities undertaken in connection with the Exploitation of Licensed Compounds or Licensed Products hereunder. Accordingly, Iambic shall not publish, present, or otherwise disclose, and shall cause its Affiliates and subcontractors and its and their employees and agents not to disclose any material related to the Exploitation of the Licensed Compounds or Licensed Products without the prior written consent of AbbVie. For clarity, the foregoing restriction shall not apply with respect to any publication or public disclosure made by an Acquiring Party with respect to a Competitive Program that is conducted in accordance with the firewalling requirements set forth in Section 6.7 (Firewalling Assurances and Supplemental CDA) and which does not disclose AbbVie-Specific Iambic Technology, Product Know-How or Confidential Information of AbbVie.

9.5.2 If Iambic desires to seek AbbVie’s prior written consent to publish, present, or otherwise disclose any such material, Iambic shall provide AbbVie with drafts of the proposed abstracts, manuscripts, or summaries of presentations that cover such material, and AbbVie shall respond promptly through its designated representative and in any event no later than [***] after receipt of such proposed publication or presentation, and Iambic shall delay such proposed publication or presentation upon AbbVie’s request for a reasonable period (not to exceed [***]) to permit filings for patent protection and to otherwise address issues of Confidential Information or related competitive harm; provided, that, in all cases, [***].

9.5.3 On a Collaboration Program-by-Collaboration Program basis, following the License Effective Date for such Collaboration Program, AbbVie shall not disclose any of Iambic’s Confidential Information in any publication, presentation, or other public disclosure without obtaining Iambic’s prior written consent; provided, that the foregoing restriction shall not apply to any disclosure of Iambic’s Confidential Information that is required by Applicable Law or by a Regulatory Authority pursuant to Section 9.2.1 (Permitted Disclosures) or Section 9.2.2 (Permitted Disclosures). Subject to the foregoing, AbbVie shall be free to publicly disclose the results of, and information regarding, its Exploitation of Licensed Compounds and Licensed Products under this Agreement with respect to such Collaboration Program that do not contain or incorporate Iambic’s Confidential Information, in a manner consistent with Applicable Law and industry practices.

9.6 Return of Confidential Information. Upon the effective date of the termination (but not, for clarity, expiration) of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information (in the event of termination of this Agreement with respect to a given Collaboration Program but not in its entirety, solely to the extent relating specifically and exclusively to such Collaboration Program) to which such other Party does not retain relevant rights under the surviving provisions of this Agreement: (a) as soon as reasonably practicable, destroy all copies of such Confidential Information in the possession of the other Party or its Affiliates and confirm such destruction in writing to the requesting Party; or (b) as soon as reasonably practicable, deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, that the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder, as required by Applicable Law, or for archival purposes. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose, so long as such computer records and files are (i) maintained only on centralized storage servers (and not on personal computers or devices), and (ii) not generally accessible by the receiving Party’s employees, personnel and other representatives (other than its information technology specialists and legal team members responsible for post-Term compliance).

9.7 Survival. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 9.1 (General Confidentiality Obligations).

Article 10
REPRESENTATIONS AND WARRANTIES; COVENANTS

10.1 Mutual Representations and Warranties. Iambic and AbbVie each represents and warrants to the other Party, as of the Effective Date, as follows:

10.1.1 Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform its activities under this Agreement.

10.1.2 Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate: (a) such Party’s charter documents, bylaws, or other organizational documents; (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

10.1.3 Binding Agreement. This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

10.1.4 No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement.

10.2 Additional Representations and Warranties of Iambic. Iambic further represents and warrants to AbbVie, as of: (a) the Effective Date, except as disclosed on Schedule 10.2 (Disclosures to Additional Representations and Warranties of Iambic); and (b) on a Collaboration Program-by-Collaboration Program basis, [***], the “Bring-Down Date”), in each case (i) and (ii), except as disclosed in the applicable [***] delivered to AbbVie for such Collaboration Program on such Bring-Down Date, except [***]:

10.2.1 All Iambic Licensed Patents: (a) are subsisting and [***] are not (and with respect to Patent applications, upon issuance, would not be) [***], in whole or in part, (b) are being or have been (as applicable) diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law, and (c) have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. In respect of the pending patent applications included in the Iambic Licensed Patents, Iambic and its Affiliates have presented all relevant references, documents, and information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office. Each of the Iambic Licensed Patents [***] properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Iambic Licensed Patent is issued or such application is pending.

10.2.2 There are no claims, judgments, or settlements against, or amounts with respect thereto, owed by Iambic or any of its Affiliates relating to the Iambic Licensed Patents, the Iambic Licensed Know-How, the Iambic Platform Technology or the AbbVie-Specific Iambic Technology. No claim or litigation has been brought or threatened in writing by any Person alleging that: (a) the Iambic Licensed Patents or the Iambic Licensed Know-How are invalid or unenforceable; or (b) the Iambic Licensed Patents, the Iambic Licensed Know-How, the Iambic Platform Technology or AbbVie-Specific Iambic Technology, or the use, assigning, or licensing of the Iambic Licensed Patents, the Iambic Licensed Know-How, the Iambic Platform Technology, or the AbbVie-Specific Iambic Technology, or the Exploitation of the Licensed Compounds or Licensed Products, as contemplated herein, [***]. [***] no Person (x) has infringed or is infringing or threatening to infringe any Iambic Licensed Patent or (y) has misappropriated or is misappropriating or threatening to misappropriate the Iambic Licensed Know-How, the Iambic Platform Technology or AbbVie-Specific Iambic Technology.

10.2.3 (a) The conduct of the Research Plan Activities by or on behalf of Iambic [***] the conduct of the Research Plan Activities by or on behalf of Iambic [***], and (c) [***] AbbVie’s Exploitation of Licensed Compounds and Licensed Products to the extent arising out of or relating to the Licensed Compounds or the Iambic Licensed Patents, [***] Iambic Licensed Know-How, Iambic Platform Technology, or AbbVie-Specific Iambic Technology, as contemplated herein, [***].

10.2.4 The conception, development, and reduction to practice of the Iambic Licensed Patents and Iambic Licensed Know-How have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person (excluding, for clarity, any infringement or violation of any Patent, copyright or trademark right of any other Person).

10.2.5 Iambic is: (a) the sole and exclusive owner of the entire right, title and interest in the Iambic Licensed Patents listed on Schedule 1.117 (Iambic Licensed Patents), Part A.1 and the Iambic Licensed Know-How; (b) together with one or more Third Part(ies), the joint owner of the entire right, title and interest in the Iambic Licensed Patents listed on Schedule 1.117 (Iambic Licensed Patents), Part A.2 (together with the Iambic Licensed Patents described in the foregoing clause (a), the “Owned Patents”) and (c) the sole and exclusive licensee of the Iambic Licensed Patents listed on Schedule 1.117 (Iambic Licensed Patents), Part B (the “In-Licensed Patents”), if any, subject to valid and enforceable In-License Agreements, in each case ((a) – (c)), free of any encumbrance, lien, or claim of ownership by any Third Party. [***]. The Owned Patents and In-Licensed Patents represent all of the Iambic Licensed Patents.

10.2.6 (a) Schedule 1.115 (Iambic Licensed Know-How) sets forth a non-exhaustive list of the categories of all Iambic Licensed Know-How; (b) Schedule 1.116 (Iambic Licensed Materials) sets forth a list of the categories of Iambic Licensed Materials in existence as of the Effective Date, or Bring-Down Date, as applicable; and (c) Schedule 1.193 (Product IP) sets forth a non-exhaustive list of all Product Patents and the categories of Product Know-How.

10.2.7 Iambic has the right to use all Information and Patents necessary to conduct all Research Plan Activities for which it is responsible to perform [***]. The Iambic Licensed Patents and Iambic Licensed Know-How [***].

10.2.8 Schedule 1.122 (In-License Agreement) sets forth a true, complete, and correct list of all In-License Agreements. Neither Iambic nor its Affiliates has received or delivered a written notice of material breach under any In-License Agreement and each In-License Agreement is in full force and effect.

10.2.9 Neither Iambic nor any of its Affiliates has previously entered into any agreement, whether written or oral, with respect to the assignment, transfer, license, conveyance or encumbrance of, or otherwise assigned, transferred, licensed, conveyed or encumbered its right, title, or interest in or to the AbbVie-Specific Iambic Technology, the Collaboration Targets, the Licensed Compounds, or the Licensed Products (including by granting any covenant not to sue with respect thereto) or any Patent or other intellectual property or proprietary right or Information that [***], in each case, that is inconsistent with the rights and licenses granted to AbbVie under this Agreement.

10.2.10 [***].

10.2.11 [***].

10.2.12 Each Person who has or has had any rights in or to any Owned Patents or any Iambic Licensed Know-How, the Iambic Platform Technology or AbbVie-Specific Iambic Technology, in each case to the extent that it is owned by or purported to be owned by Iambic, has presently assigned pursuant to a written agreement its entire right, title, and interest in and to such Owned Patents, Iambic Licensed Know-How, the Iambic Platform Technology and the AbbVie-Specific Iambic Technology to Iambic. To Iambic’s Knowledge, no current officer, employee, agent, or consultant of Iambic or any of its Affiliates is in violation of any term of any such assignment or other agreement regarding the protection of such Patents or other intellectual property or proprietary information of Iambic or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with Iambic [***].

10.2.13 Without limiting Section 8.1.3 (Assignment Obligation), all employees, consultants, and independent contractors of Iambic or any of its Affiliates who are or have been engaged in Research Plan Activities or other activities related to the Licensed Compounds, Licensed Products, the Iambic Platform Technology or AbbVie-Specific Iambic Technology are and will be, during the course of their employment or other engagement by Iambic or such Affiliate, obligated in writing to presently assign to Iambic or such Affiliate all right, title, and interest in and to any Information and inventions conceived, discovered, developed, or reduced to practice within the scope of such employment or engagement; provided, that the foregoing shall not apply to: (a) any agreement with a governmental, not-for-profit, or public institution that has a standard policy against such assignment, in which case Iambic has obtained, or shall [***] obtain, a suitable license (with the right to sublicense) sufficient to permit the Exploitation of the Licensed Compounds and Licensed Products as contemplated by this Agreement; or [***].

10.2.14 Iambic has obtained the right (including under any Patents and other intellectual property rights) to use all Information and all other materials developed or delivered by any Third Party under any agreements between Iambic and any such Third Party with respect to the Licensed Compounds, Licensed Products [***], Iambic Platform Technology [***] and AbbVie-Specific Iambic Technology, and Iambic has the rights under each such agreement to transfer such Information and other materials to AbbVie and its designees and to grant AbbVie the right to use such Information and other materials in the Exploitation of the Licensed Compounds or the Licensed Products and practice of the AbbVie-Specific Iambic Technology, in each case, as contemplated herein without restriction.

10.2.15 Iambic has implemented procedures designed to keep the Iambic Licensed Know-How, Iambic Platform Technology and AbbVie-Specific Iambic Technology confidential and only permit disclosure thereof to Third Parties under terms of confidentiality that comply in all material respects with its applicable obligations under this Agreement. [***] no material breach of such confidentiality has been committed by any Third Party.

10.2.16 [***].

10.2.17 To the extent not publicly available, Iambic has made available to AbbVie true, complete, and correct copies of: [***].

10.2.18 Neither Iambic nor any of its Affiliates, nor any of its or their respective officers or employees nor [***] any of its agents, in each case, which have been involved in any Research Plan Activities allocated to Iambic under the applicable Research Plan, has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any analogous laws or policies in the Territory.

10.2.19 Except for service fees owed by Iambic or its Affiliates to contract research organizations or other contractors for contracted Development or Manufacturing services on behalf of Iambic or its Affiliates that have been made available to AbbVie, there are no amounts that will be required to be paid to a Third Party as a result of the Exploitation of any Licensed Compound or Licensed Product that arises out of any agreement to which Iambic or any of its Affiliates is a party (other than In-License Agreements set forth on Schedule 1.122 (In-License Agreements)).

10.2.20 Iambic and its Affiliates have an internal compliance program under which Iambic (or its Affiliates’) employees are required to comply with all Applicable Law, including applicable local and international anti-bribery and anti-corruption laws and regulations.

10.2.21 Iambic and its Affiliates have complied and shall comply with all applicable local and international anti-bribery and anti-corruption laws and regulations.

10.2.22 Iambic’s and its Affiliates’ respective employees are trained, and will continue to be periodically trained, on the requirements of its compliance program and compliance with applicable anti-bribery and anti-corruption laws.

10.2.23 [***].

10.2.24 [***].

10.2.25 There has been no written notice, complaint, claim, suit, proceeding, litigation, inquiry, audit, investigation, or other action by any Governmental Authority or other Person: [***].

10.2.26 [***].

10.2.27 [***]

10.2.28 As of the Effective Date, (a) the representations and warranties of Iambic in this Agreement, and (b) to Iambic’s Knowledge, the Information, documents and materials furnished to AbbVie in the digital data room established for purposes of this transaction through [***] and hosted at [***] connection with its period of diligence prior to the Effective Date, [***].

10.3 Additional Covenants of Iambic. On a Collaboration Program-by-Collaboration Program basis, Iambic agrees that, during the Term for such Collaboration Program, Iambic shall, and shall cause its Affiliates to, and require any Third Party performing the Research Plan Activities for such Collaboration Program on its behalf to, with respect to such Collaboration Program:

10.3.1 not grant any license relating to the Iambic Licensed Know-How, Iambic Licensed Patents, Iambic Platform Technology or AbbVie-Specific Iambic Technology that will conflict with the rights or licenses granted or to be granted to AbbVie hereunder, including the License Options (including with respect to any Substitute Target that is the subject of a pending Substitution Notice);

10.3.2 (a) not assign, transfer, convey or encumber (including by granting any covenant not to sue) the Iambic Licensed Know-How, Iambic Licensed Patents, AbbVie-Specific Iambic Technology, or Collaboration Targets, in a manner that is inconsistent with the rights and licenses granted to AbbVie hereunder; and (b) [***] that will cause the breach or termination of any In-License Agreement; and (c) without AbbVie’s prior written consent (not to be unreasonably withheld, delayed or conditioned), not amend or otherwise modify or permit to be amended or modified, any In-License Agreement in any manner that would diminish the rights granted to AbbVie under this Agreement;

10.3.3 promptly provide AbbVie with notice of any alleged or actual material breach of any In-License Agreement with respect to which Iambic delivered or received written notice under such In-License Agreement;

10.3.4 update Schedule 1.115 (Iambic Licensed Know-How), Schedule 1.116 (Iambic Licensed Materials), Schedule 1.117 (Iambic Licensed Patents) (Part A and Part B), and Schedule 1.193 (Product IP) (a) [***];

10.3.5 [***];

10.3.6 obtain from each of its Affiliates, sublicensees, employees and agents who are participating in the Research Plan Activities on behalf of Iambic or who otherwise have access to any AbbVie Know-How or other Confidential Information of AbbVie, rights to any and all Information that is necessary or reasonably useful for the Exploitation of Licensed Compounds or Licensed Products, in each case, prior to the performance of or participation in such activities, such that AbbVie shall, by virtue of this Agreement, receive from Iambic, without payments beyond those required by Article 7 (Payments and Records), the licenses and other rights granted to AbbVie hereunder;

10.3.7 employ Persons with appropriate education and experience to conduct and to oversee the conduct of the Research Plan Activities allocated to Iambic under the Research Plan;

10.3.8 continue to maintain an internal compliance program under which employees of Iambic (or of its Affiliates’ performing activities under this Agreement) are required to comply with all applicable local and international anti-bribery and anti-corruption laws and regulations;

10.3.9 [***];

10.3.10 [***]; and

10.3.11 [***].

10.4 [***]

10.5 Debarment and Exclusion. Neither Iambic nor its Affiliates have ever been, are not currently, nor are they the subject of a proceeding that could lead to it or its Affiliates becoming a Debarred Entity, Excluded Entity or Convicted Entity and it and its Affiliates will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who is a Debarred Individual, Excluded Individual or a Convicted Individual. Iambic further covenants that if, during the Term, it or its Affiliates become a Debarred Entity, Excluded Entity or Convicted Entity, or listed on the FDA’s Disqualified/Restricted List or if any employee or agent performing any of its obligations hereunder becomes a Debarred Individual, Excluded Individual or a Convicted Individual, or added to the FDA’s Disqualified/Restricted List, Iambic shall immediately notify AbbVie and AbbVie shall have the option, at its sole discretion, to: (a) prohibit such Person from performing work under this Agreement; (b) terminate all work being performed or to be performed by Iambic pursuant to this Agreement; or (c) terminate this Agreement. This provision shall survive termination or expiration of this Agreement. For purposes of this provision, the following definitions shall apply:

10.5.1 A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application.

10.5.2 A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of such corporation, partnership or association.

10.5.3 An “Excluded Individual” or “Excluded Entity” is: (a) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services; or (b) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

10.5.4 A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a – 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

10.5.5 “FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices if the FDA has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false Information to the study sponsor or the FDA.

10.6 Anti-Bribery and Anti-Corruption Compliance. Each Party and their respective controlled Affiliates: (a) have complied and shall comply with all Applicable Law governing bribery, money laundering, and other corrupt practices and behavior (including, as applicable, the U.S. Foreign Corrupt Practices Act and the UK Bribery Act 2010); and (b) have not and shall not, directly or indirectly, offer, give, pay, promise to pay, or authorize the payment of any bribes, kickbacks, influence payments, or other unlawful or improper inducements to any Person in whatever form (including gifts, travel, entertainment, contributions, or anything else of value). AbbVie may immediately terminate this Agreement in its entirety on written notice to Iambic if AbbVie receives any information that it in good faith determines, in its sole discretion, to be evidence of an actual, alleged, possible or potential breach by Iambic or its Affiliates of any representation, warranty, or covenant provided in this Section 10.6 (Anti-Bribery and Anti-Corruption Compliance). In the event of such termination, AbbVie shall have no liability to Iambic for any charges, fees, reimbursements, or other compensation or claims under this Agreement, including for services previously performed other than any payment obligation to Iambic that has accrued prior to such termination, including any payment obligations under Article 7 (Payments and Records).

10.7 Compliance with Applicable Law. Each Party shall, and shall cause its Affiliates and its and their respective officers, directors, employees, and subcontractors performing activities under this Agreement to, comply with all Applicable Law in connection with the performance of its obligations and exercise of its rights under this Agreement, including in the conduct of any Research Plan Activities, Development, Manufacturing, and Commercialization activities hereunder. Without limiting the foregoing, each Party shall obtain and maintain all licenses, permits, authorizations, and approvals required under Applicable Law to perform its obligations under this Agreement (provided, that, for clarity, the foregoing shall not impose any obligation on AbbVie with respect to the Exploitation of the Licensed Compounds or Licensed Products).

10.8 [***]

10.9 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

Article 11
INDEMNITY

11.1 Indemnification of Iambic. AbbVie shall indemnify Iambic, its Affiliates and its and their respective directors, officers, employees, and agents (the “Iambic Indemnitees”) and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) incurred by or rendered against the Iambic Indemnitees arising from or occurring as a result of:

11.1.1 the breach by AbbVie or its Affiliates of this Agreement;

11.1.2 the conduct of any Research Plan Activities by or on behalf of AbbVie;

11.1.3 the Exploitation of any Licensed Compound or Licensed Product in the Territory from and after the applicable License Effective Date;

11.1.4 the gross negligence or willful misconduct on the part of AbbVie or its Affiliates or their respective directors, officers, employees, and agents in performing its or their obligations under this Agreement; or

11.1.5 from and after delivery of the Transferred Materials in accordance with Section 5.3 (Program Transition), the receipt, use, handling, storage, or disposal of the Transferred Materials by or on behalf of AbbVie or any of its Affiliates, Sublicensees, or its or their designees;

except, in the case of Section 11.1.1 (Indemnification of Iambic) – Section 11.1.5 (Indemnification of Iambic), for those Losses for which Iambic, in whole or in part, has an obligation to indemnify AbbVie pursuant to Section 11.2 (Indemnification of AbbVie) hereof, as to which Losses each Party shall indemnify the other Party to the extent of their respective liability for such Losses.

11.2 Indemnification of AbbVie. Iambic shall indemnify AbbVie, its Affiliates and its and their respective directors, officers, employees, and agents (the “AbbVie Indemnitees”), and defend and hold each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims incurred by or rendered against the AbbVie Indemnitees arising from or occurring as a result of:

11.2.1 the breach by Iambic or its Affiliates of this Agreement or the Supplemental CDA;

11.2.2 the gross negligence or willful misconduct on the part of Iambic or its Affiliates or its or their respective directors, officers, employees, and agents in performing its obligations under this Agreement;

11.2.3 the conduct of any Research Plan Activities by or on behalf of Iambic: (a) during the Term, prior to the applicable License Effective Date for the Collaboration Program with respect to such Research Plan Activities; or (b) on or after the applicable License Effective Date for the Collaboration Program with respect to such Research Plan Activities pursuant to Section 3.8 (Completion of Research Plan Activities after License Option Exercise); or

11.2.4 the Exploitation of any Licensed Compound, Licensed Product or Grantback Product following termination of this Agreement in its entirety or with respect to the applicable terminated Collaboration Program, as the case may be;

except, in the case of Section 11.2.1 (Indemnification of AbbVie) – Section 11.2.4 (Indemnification of AbbVie) above, for those Losses for which AbbVie, in whole or in part, has an obligation to indemnify Iambic pursuant to Section 11.1 (Indemnification of Iambic) hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

11.3 Notice of Claim. All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Article 11 (Indemnity), but in no event shall the failure by an Indemnified Party to give notice of a Third Party Claim as provided in this Section 11.3 (Notice of Claim) relieve the indemnifying Party of its indemnification obligations under this Agreement except to the extent the indemnifying Party will have been actually and materially prejudiced as a result of such failure or delay to give notice. Each Indemnification Claim Notice must contain a description of the Third Party Claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

11.4 Control of Defense.

11.4.1 In General. Subject to the provisions of Section 8.4 (Infringement Claims by Third Parties), Section 8.5 (Invalidity or Unenforceability Defenses or Actions) and Section 8.6 (Product Trademarks), at its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party which shall be reasonably acceptable to the Indemnified Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall cooperate with the indemnifying Party (as further described in Section 11.4.4 (Cooperation)), at the indemnifying Party’s costs and expense (including by promptly delivering to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim). Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 11.4.2 (Right to Participate in Defense), the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party in accordance with the immediately preceding sentence. If it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any losses incurred by the indemnifying Party in its defense of the Third Party Claim.

11.4.2 Right to Participate in Defense. Without limiting Section 11.4.1 (In General), any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, that such employment shall be at the Indemnified Party’s own expense unless: (a) the employment thereof, and the assumption by the indemnifying Party of such expense, has been specifically authorized by the indemnifying Party in writing; (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.4.1 (In General) (in which case the Indemnified Party shall control the defense); or (c) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

11.4.3 Settlement. With respect to any Losses (a) relating solely to the payment of money damages in connection with a Third Party Claim, (b) that do not result in the Indemnified Party (or its Indemnitees, as applicable) becoming subject to injunctive or other relief, (c) that do not require an admission of wrongdoing by the Indemnified Party (or its Indemnitees, as applicable), (d) that do not otherwise adversely affect the business of the Indemnified Party in any manner, and (e) as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.4.1 (In General), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided, that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim. The Indemnified Party shall not admit any liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed. The indemnifying Party shall not be liable for any settlement, compromise or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

11.4.4 Cooperation. Regardless of whether the indemnifying Party assumes the defense or prosecution of any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.

11.4.5 Expenses. Unless as otherwise provided in this Article 11 (Indemnity), and subject to Section 8.4 (Infringement Claims by Third Parties), Section 8.5 (Invalidity or Unenforceability Defenses or Actions), and Section 8.6 (Product Trademarks), the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis in arrears by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

11.5 Special, Indirect, and Other Losses. EXCEPT: (A) FOR A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD; (B) FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 9 (CONFIDENTIALITY AND NON-DISCLOSURE) [***]; AND (C) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 11 (INDEMNITY), NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS (WHETHER SUCH LOSS OF PROFITS IS DIRECT OR CONSEQUENTIAL DAMAGES) OR BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE USE OF THE LICENSED COMPOUND OR LICENSED PRODUCT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.6 Insurance.

11.6.1 In General. [***] shall obtain and carry in full force and effect the minimum insurance requirements set forth herein from an insurance company properly licensed to provide the required insurance. Such insurance shall: (a) be primary insurance with respect to [***] own participation under this Agreement; (b) be issued by a recognized insurer rated [***] (or its equivalent) or better, or an insurer pre-approved in writing by [***]; (c) list [***] as an additional insured thereunder; and (d) require [***]’ written notice to be given to [***] prior to any cancellation, non-renewal or material change thereof. [***] shall bear its own costs for obtaining and maintaining insurance with respect to [***] own participation under this Agreement. Notwithstanding the foregoing, [***].

11.6.2 Types and Minimum Limits. The types of insurance and minimum limits shall be:

[***]

[***] shall at all times maintain in force any insurance policy that is required by Applicable Law which may govern or have jurisdiction over any provision of this Agreement and at all times remain fully compliant with any such Applicable Law.

11.6.3 Certificates of Insurance. Upon request by [***] shall provide certificates of insurance evidencing compliance with the requirements of Section 11.6.2 (Types and Minimum Limits). The insurance policies shall be under an occurrence form, but if only a claims-made form is available to [***], then [***] shall continue to maintain such insurance after the expiration or termination of this Agreement for a period of [***] following termination or expiration of this Agreement in its entirety.

Article 12
TERM AND TERMINATION

12.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in full force as follows (such period, the “Term”):

12.1.1 on a Collaboration Program-by-Collaboration Program basis, until the expiration of the License Option Period with respect thereto, if the License Option for such Collaboration Program has terminated in accordance with Section 4.4 (Termination of License Option); or

12.1.2 if AbbVie timely exercises its License Option with respect to one or more Collaboration Programs and the License Effective Date occurs with respect thereto, from and after the applicable License Effective Date and, on a Licensed Product-by-Licensed Product and country-by-country or other jurisdiction-by-other jurisdiction basis, until the expiration of the Royalty Term for such Licensed Product in such country or other jurisdiction.

12.2 Effect of Expiration of the Term. If AbbVie exercises the applicable License Option with respect to a Collaboration Program within the applicable License Option Period, and this Agreement is not earlier terminated in accordance herewith, then, following the expiration of the Term, the rights grants in Section 6.2 (Grants to AbbVie on the License Effective Date) (which are not within the scope of any earlier termination of this Agreement in part), with respect to the applicable Licensed Product in the applicable country or other jurisdiction, shall become [***].

12.3 Termination for Material Breach.

12.3.1 Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached [***] under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”). If the Breaching Party does not dispute that it has committed a material breach of [***] under this Agreement, then if the Breaching Party fails to cure such breach within ninety (90) days (or thirty (30) days with respect to any payment breach) after receipt of the Default Notice, or if such breach cannot be cured within such ninety (90) day period (or thirty (30) days with respect to any payment breach), the Non-Breaching Party may, at its election, terminate this Agreement in its entirety (or, if such breach is specific to a given Collaboration Program, with respect to such Collaboration Program) upon written notice to the Breaching Party. If the Breaching Party disputes that it has materially breached [***] under this Agreement, the Dispute shall be resolved pursuant to Section 13.7 (Dispute Resolution). If, as a result of the application of such Dispute resolution procedures, the Breaching Party is determined to be in material breach of [***] under this Agreement (an “Adverse Ruling”), then if the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such material breach within ninety (90) days after such ruling, or if such breach cannot be cured within such ninety (90) day period, then the Non-Breaching Party may, at its election, terminate this Agreement in its entirety (or, if such breach is specific to a given Collaboration Program, with respect to such Collaboration Program) upon written notice to the Breaching Party.

12.3.2 Invocation of Termination for Material Breach. Notwithstanding the foregoing, the Parties agree that termination pursuant to this Section 12.3 (Termination for Material Breach) is a remedy to be invoked only if the breach is not: (a) cured in accordance with Section 12.3.1 (Material Breach) (including the timeframes set forth therein); [***].

12.3.3 Pre-Dispute Resolution. Notwithstanding the foregoing, if the Party allegedly breaching this Agreement disputes in good faith the existence, materiality or failure to cure any such breach, and provides notice to the other Party of such Dispute within the applicable cure period, the other Party will not have the right to terminate this Agreement in accordance with Section 12.3.1 (Material Breach), unless and until the relevant Dispute has been resolved in favor of such other Party in accordance with Section 13.7 (Dispute Resolution) and the breaching Party has not cured such breach within ninety (90) days after the resolution of such Dispute or, if such breach is a curable breach that cannot reasonably be cured within such ninety (90) day period and the breaching Party commences actions to cure such breach within such ninety (90) day period, the cure period [***].

12.4 Additional Termination Rights.

12.4.1 For Cause. AbbVie may terminate this Agreement, in its entirety, effective immediately upon written notice to Iambic pursuant to Section 10.5 (Debarment and Exclusion) or Section 10.6 (Anti-Bribery and Anti-Corruption Compliance).

12.4.2 For Safety. AbbVie may terminate this Agreement, on a Collaboration Program-by-Collaboration Program basis, effective immediately upon written notice to Iambic in the event of a Safety Issue.

12.4.3 For Convenience. AbbVie may terminate this Agreement: (a) in its entirety; or (b) on a Collaboration Program-by-Collaboration Program basis, in each case, for any or no reason, upon [***]’ prior written notice to Iambic.

12.4.4 For Failure or Delay to Obtain Regulatory Clearance.

(a) AbbVie may, at its election, terminate this Agreement on a Collaboration Program-by-Collaboration Program basis, effective immediately upon written notice to Iambic, if AbbVie has exercised the License Option for such Collaboration Program and [***]; or

(b) [***] may, at its election, terminate this Agreement on a Collaboration Program-by-Collaboration Program basis, effective immediately upon written notice to [***], if AbbVie has exercised the License Option for such Collaboration Program [***].

12.4.5 For Failure or Delay to Satisfy Option Conditions Precedent. AbbVie may terminate this Agreement on a Collaboration Program-by-Collaboration Program basis effective immediately upon written notice to Iambic if the Option Conditions Precedent have not been satisfied (or waived by AbbVie) within [***] of the Consents Date with respect to such Collaboration Program.

12.5 Termination for Insolvency. If either Party: (a) files for protection under bankruptcy or insolvency laws; (b) makes an assignment for the benefit of creditors; (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing; (d) proposes a written agreement of composition or extension of its debts; (e) proposes or is a party to any dissolution or liquidation; (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] of the filing thereof; or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

12.6 Rights in Bankruptcy.

12.6.1 The Parties intend to take advantage of the protections of Section 365(n) (or any successor provision) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction (“Bankruptcy Code”) to the maximum extent permitted by Applicable Law. All rights and licenses granted under or pursuant to this Agreement, but only to the extent they constitute licenses of a right to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code or in any analogous provisions in any other country or jurisdiction (as the case may be), shall be deemed to be “intellectual property” for the purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction (as the case may be). The Parties shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, including the right to obtain the intellectual property from another entity.

12.6.2 In the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party that is not subject to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property (including all embodiments of such intellectual property), which, if not already in the non-subject Party’s possession, shall be promptly delivered to it upon the non-subject Party’s written request: (a) after commencement of a bankruptcy proceeding, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement; or (b) if not delivered pursuant to clause (a) above because the subject Party continues to perform its obligations, upon the rejection of this Agreement by or on behalf of the subject Party.

12.6.3 Unless and until the subject Party rejects this Agreement, the subject Party shall perform its obligations under this Agreement or provide the intellectual property (including all embodiments of such intellectual property) to the non-subject Party and shall not interfere with the rights of the non-subject Party to such intellectual property, including the right to obtain the intellectual property from another entity.

12.7 Alternative Remedy for AbbVie. If AbbVie has the right to terminate this Agreement in its entirety or with respect to a Collaboration Program pursuant to [***], subject to the notice, cure and dispute resolution procedures set forth therein and as such rights are permitted to be invoked as set forth in [***], then AbbVie may, in lieu of termination, elect (in its sole discretion) by written notice to Iambic any or all of the following remedies:

[***]

[***]

[***]

[***]

[***]

12.8 Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program. In the event of a termination of this Agreement in its entirety or with respect to a Collaboration Program by either Party:

12.8.1 all rights and licenses other than the license to the AbbVie-Specific Iambic Technology pursuant to Section 6.1.2 (Grants to AbbVie on the Effective Date) granted by Iambic under this Agreement or with respect to such terminated Collaboration Program, as applicable, shall immediately terminate;

12.8.2 all rights and licenses granted by AbbVie under clauses (a)(i), (b)(i), (b)(ii), (c)(i) and (c)(ii) of Section 6.5.1 (Licenses Back) with respect to such terminated Collaboration Program, as applicable, shall immediately terminate; and

12.8.3 only if such termination is [***] and the applicable License Effective Date(s) have occurred prior to the effective date of such termination then, subject to Iambic’s written request to AbbVie, made within [***] following the effective date of such termination, the Parties shall negotiate in good faith the terms of a Transition Agreement in accordance with Section 12.9 (Transition Agreement and Other Performance Obligations) for a period of up to [***] pursuant to which AbbVie would, if mutually agreed by the Parties, grant Iambic an exclusive or, at Iambic’s election, a non-exclusive, royalty-bearing license, with the right to grant multiple tiers of sublicenses, under the applicable AbbVie Grantback Patents and applicable AbbVie Grantback Know-How, and AbbVie’s rights under the applicable Joint Patents [***], in each case, solely to Exploit in the Territory [***] Grantback Product [***]; provided, that:

(a) [***];

(b) with respect to any Third Party agreement that is in existence as of the applicable effective date of termination relating to the applicable AbbVie Grantback Patents or applicable AbbVie Grantback Know-How: (i) AbbVie would, within [***] after such effective date of termination, notify Iambic in writing of the existence of such Third Party agreement and provide Iambic with a copy thereof (which copy may be redacted of information not necessary for Iambic to determine whether to request a license or sublicense thereunder and to determine its rights and obligations with respect thereto); (ii) if Iambic notifies AbbVie in writing that it wishes to negotiate for a license or sublicense (as applicable) under such Third Party agreement to the extent necessary to exercise any license that may be granted to Iambic under this Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program), then Iambic would (A) make any payments (including royalties, milestones, and other amounts) payable by AbbVie or its Affiliates to Third Parties under such Third Party agreement that are triggered as a result of Iambic’s Exploitation of the applicable Grantback Product by making such payments directly to AbbVie, and, in each instance, Iambic would make the requisite payments to AbbVie and provide the necessary reporting information to AbbVie in sufficient time to enable AbbVie and its Affiliates to comply with their obligations under such Third Party agreement, and (B) comply with any other obligations included in such Third Party agreement that are applicable to the grant to Iambic of such license or sublicense or to the exercise thereof by Iambic or any of its Affiliates or its or their sublicensees; and (iii) if Iambic does not timely notify AbbVie that it wishes to be granted such license or sublicense, or declines to be granted such license or sublicense, then Iambic would have no rights under such Third Party agreement and no obligation to make any payments or comply with any other obligations described in the foregoing clause (ii);

(c) AbbVie would be responsible for paying or providing to any such Third Party any payments or reports made or provided by Iambic under this Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program); and

(d) for clarity, the foregoing license would not include the right to: [***];

12.8.4 only if this Agreement is terminated [***], then, subject to Iambic’s written request to AbbVie, made within [***] following the effective date of such termination, the Parties shall negotiate in good faith, for a period of up to [***], the terms of the grant by AbbVie to Iambic of an exclusive or, at Iambic’s election, a non-exclusive, royalty-bearing license, with the right to grant multiple tiers of sublicenses, under AbbVie’s rights under the applicable Joint Patents [***], in each case, solely to Exploit in the Territory [***] Grantback Product under the applicable Collaboration Program [***], on the terms described in Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program). For purposes of any license granted pursuant to this Section 12.8.4 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program), Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program), including the provisos set forth in clauses (a) through (c) thereof, shall apply mutatis mutandis, as though the applicable Licensed Compound or Licensed Product existing as of the effective date of such termination were a Grantback Product for such purposes. For clarity, AbbVie shall have no obligation to agree to grant any such license under AbbVie’s rights under the applicable Joint Patents; and

12.8.5 only if such termination is [***], then, following the effective date of such termination, [***].

12.9 Transition Agreement and Other Performance Obligations. In the event Iambic requests, within [***] following the effective date of termination of this Agreement in its entirety or with respect to a Collaboration Program, as applicable, to negotiate the terms of any license to the extent contemplated in Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program), then Iambic and AbbVie shall negotiate in good faith, for a period of up to [***], the terms and conditions of a written transition agreement (the “Transition Agreement”) pursuant to which AbbVie and Iambic would effectuate and coordinate a smooth and efficient transition of relevant obligations and rights to Iambic as reasonably necessary for Iambic to exercise its licenses pursuant to Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program) with respect to the Grantback Products after termination of this Agreement (in its entirety or with respect to a Collaboration Program, as applicable) as and to the extent set forth in this Article 12 (Term and Termination); provided, that, for clarity, neither Party shall be obligated to enter into a Transition Agreement. Subject to mutual agreement by the Parties, the Transition Agreement may include provisions pursuant to which AbbVie would (and would cause its Affiliates to), where permitted by Applicable Law, [***] in the Territory and [***]. Notwithstanding any other provision of this Section 12.9 (Transition Agreement and Other Performance Obligations), AbbVie shall have no obligation to grant to Iambic any license or other right under Information, Regulatory Approvals or Regulatory Documentation Controlled by AbbVie, in each case, related to the Manufacture of Licensed Compounds or Licensed Products.

12.10 Reverse Royalty. If this Agreement is terminated in its entirety or with respect to one (1) or more Collaboration Programs, and in connection therewith, AbbVie grants to Iambic a grantback license pursuant to Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program) or Section 12.8.4 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program), in consideration of the licenses granted and other consideration provided to Iambic pursuant to Section 12.8.3 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program) or Section 12.8.4 (Effects of Termination of this Agreement in the Entirety or with Respect to a Collaboration Program), Iambic shall pay AbbVie for each Grantback Product in each applicable country or other jurisdiction during the Reverse Royalty Term a royalty on annual Net Sales of such Grantback Product at a rate [***] (such royalty rate, the “Reverse Royalty Rate”).

12.11 Remedies. Except as otherwise expressly provided herein, termination of this Agreement (in its entirety, or with respect to a Collaboration Program) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

12.12 Accrued Rights; Surviving Obligations.

12.12.1 Termination or expiration of this Agreement (whether in its entirety or with respect to a Collaboration Program) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, [***] of this Agreement shall survive the termination or expiration of this Agreement for any reason. If this Agreement is terminated with respect to a Collaboration Program but not in its entirety, then following such termination the foregoing provisions of this Agreement shall remain in effect with respect to such terminated Collaboration Program (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to such terminated Collaboration Program and be of no further force and effect.

12.12.2 Notwithstanding the termination of AbbVie’s licenses and other rights under this Agreement, AbbVie shall have the right for up to [***] after the effective date of such termination to sell or otherwise dispose of all Licensed Compounds and Licensed Products then in its inventory and any in-progress inventory for which Manufacture has been commenced, in each case, to the extent [***], as though this Agreement had not terminated with respect to such terminated Collaboration Program; provided, that AbbVie shall continue to make payments on such sales or dispositions as provided in Article 7 (Payments and Records) (as if this Agreement had not terminated with respect to such terminated Collaboration Program). During the period AbbVie is continuing to sell or otherwise dispose of all Licensed Compounds and Licensed Products then in its inventory and any in-progress inventory in accordance with this Section 12.12.2 (Accrued Rights; Surviving Obligations), Iambic and its Affiliates and (sub)licensees hereby covenant not to sue AbbVie or its Affiliates or Sublicensees for any action arising out of such permitted sale or disposition.

Article 13
MISCELLANEOUS

13.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than such Party’s obligations to make any payment to the other Party under this Agreement) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure event within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably necessary and the non-performing Party shall use commercially reasonable efforts to resume performance of its obligations as soon as practicable.

13.2 Change in Control of Iambic.

13.2.1 Iambic (or its successor) shall provide AbbVie with written notice of any Change in Control of Iambic within [***] following the closing date of such transaction to the extent that Iambic does not otherwise issue a press release and publicly announce such Change in Control of Iambic prior to the expiration of such [***] period.

13.2.2 In the event of a Change in Control of Iambic, Iambic shall comply with the terms of Section 6.5.4 (Confirmatory Patent License), [***].

13.2.3 Following any Change in Control of Iambic to an Acquiring Party that [***], no enforcement claim shall be filed, and no suit, action or proceeding shall be commenced, with respect to such Patents, [***]; provided, that such obligations shall not apply with respect to [***].

13.3 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Governmental Authority in accordance with Applicable Law.

13.4 Assignment.

13.4.1 Without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed, neither Party shall assign its rights or delegate its obligations under this Agreement, whether voluntarily, involuntarily, by operation of law or otherwise; provided, that either Party may assign this Agreement in whole or in part (on a Collaboration Program basis) without the other Party’s consent to its Affiliate or to a successor, whether in a merger, sale of stock, or sale of all or substantially all of the assets to which this Agreement (or the relevant Collaboration Program, as applicable) relates. Any attempted assignment or delegation in violation of this Section 13.4 (Assignment) shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Iambic or AbbVie, as the case may be. The permitted assignee or transferee shall assume all applicable obligations of its assignor or transferor under this Agreement.

13.4.2 The rights to Information, materials, and intellectual property: (a) Controlled by a Third Party permitted assignee of a Party that were Controlled by such assignee or any of its Affiliates immediately prior to such assignment; or (b) Controlled by an Affiliate of a Party who becomes an Affiliate through any Change in Control of or acquisition by such Party that were Controlled by such Affiliate (and not such Party) immediately prior to such Change in Control or acquisition or that come into the Control of such Affiliate independent of this Agreement, in each case ((a) and (b)) other than as a result of a license or other grant of rights, covenant, or assignment by such Party or its Affiliates to, or for the benefit of, such Third Party, shall be automatically excluded from the rights licensed or granted to the other Party under this Agreement (the “Excluded Intellectual Property”). [***].

13.5 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and that most nearly implements the Parties’ original intentions. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

13.6 Governing Law and Service.

13.6.1 Governing Law. This Agreement and the performance, enforcement, breach and termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of New York, United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, that all questions concerning: (a) inventorship of Patents under this Agreement shall be determined in accordance with Section 8.1.1 (Ownership of Technology); and (b) the construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

13.6.2 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 13.8.2 (Addresses for Notices) shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.

13.7 Dispute Resolution. Except for disputes resolved by the procedures set forth in Section 2.3.4 (Dispute Resolution) or Section 7.16 (Audit Dispute), if a dispute arises between the Parties out of, in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 13.7 (Dispute Resolution).

13.7.1 General. Any Dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If the Senior Officers do not agree on the resolution of any such Dispute within [***] to them, then, except as otherwise set forth in Section 13.7.2 (Intellectual Property Disputes), either Party shall have the right, by written notice to the other Party, to initiate an alternative dispute resolution (“ADR”) proceeding pursuant to the procedures set forth in Section 13.7.3 (ADR) for purposes of having the Dispute resolved.

13.7.2 Intellectual Property Disputes. If a Dispute arises with respect to the validity, scope, enforceability, inventorship or ownership of any Patent, Trademark, or other intellectual property rights, and such Dispute cannot be resolved in accordance with Section 13.7.1 (General), unless otherwise agreed by the Parties in writing, such Dispute shall be finally settled by arbitration in accordance with Section 13.7.3 (ADR). [***].

13.7.3 ADR. Any ADR proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 13.7.3 (ADR Procedures). Notwithstanding Section 13.6.1 (Governing Law), any ADR proceeding and the agreement to submit Disputes to ADR shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.

13.7.4 Adverse Ruling. Any determination pursuant to this Section 13.7 (Dispute Resolution) that a Party is in material breach of its obligations hereunder shall specify a (non-exclusive) set of actions to be taken to cure such material breach, if feasible.

13.7.5 Interim Relief. Notwithstanding anything herein to the contrary and without limiting Section 13.11 (Equitable Relief), nothing in this Section 13.7 (Dispute Resolution) shall preclude either Party from seeking interim or provisional relief from any court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party. This Section 13.7.5 (Interim Relief) shall be specifically enforceable.

13.8 Notices.

13.8.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if: (a) delivered by hand; (b) sent by facsimile or, for notices to Iambic, email transmission (with transmission confirmed); or (c) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.8.2 (Address for Notice) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.8.1 (Notice Requirements). Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 13.8.1 (Notice Requirements) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.8.2 Addresses for Notice.

If to AbbVie, to:

[***]

[***]
Attention: [***]

with a copy (which shall not constitute notice) to:

[***]
[***]

Attention: [***]
Facsimile: [***]

with an additional copy (which shall not constitute notice) to:

[***]
[***]
[***]
[***]
Attention: [***]
Email: [***]

If to Iambic, to:

[***]

[***]

[***]

Attention: [***]
Email: [***]

with a copy (which shall not constitute notice) to:

[***]

with an additional copy (which shall not constitute notice) to:

[***]

[***]

[***]

Attention: [***]
Email: [***]

13.9 Entire Agreement; Amendments. This Agreement, together with the Supplemental CDA, Research Plans, Exhibits and Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior and contemporaneous agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including the CDA). Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.10 English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

13.11 Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Section 6.6 (Iambic Exclusivity), Article 8 (Intellectual Property), and Article 9 (Confidentiality and Non-Disclosure) are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek injunctive relief and specific performance, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other Party: (a) post a bond or other security as a condition for obtaining any such relief; and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. For clarity, and notwithstanding Section 13.7 (Dispute Resolution), either Party may seek injunctive relief, whether preliminary or permanent, and specific performance for a breach or threatened breach of any provision of this Agreement; provided, that the waivers set forth in clauses (a) and (b) above shall apply solely to a breach or threatened breach of Section 6.6 (Iambic Exclusivity), Article 8 (Intellectual Property), and Article 9 (Confidentiality and Non-Disclosure) and shall not apply to any other provision of this Agreement.

13.12 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

13.13 No Benefit to Third Parties. Except as provided in Article 11 (Indemnity), covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

13.14 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

13.15 Relationship of the Parties. It is expressly agreed that Iambic, on the one hand, and AbbVie, on the other hand, shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture, or agency, including for all tax purposes. Neither Iambic, on the one hand, nor AbbVie, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

13.16 Performance by Affiliates. AbbVie may use one (1) or more of its Affiliates to perform its obligations and duties hereunder and such AbbVie Affiliates are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of AbbVie and, subject to an assignment to such Affiliate pursuant to Section 13.4 (Assignment), AbbVie shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

13.17 Costs and Expenses. Unless otherwise expressly set forth in this Agreement, each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement.

13.18 Counterparts; Electronic Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Agreement may be executed by electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

13.19 References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

13.20 Schedules. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

13.21 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. Any reference in this Agreement to any Applicable Law is to be construed as a reference to such Applicable Law as the same may have been or may from time-to-time hereafter be amended or re-enacted in accordance with any requirements with respect to such amendment or re-enactment. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean “including, but not limited to,” and shall not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

[SIGNATURE PAGE FOLLOWS.]

THIS AGREEMENT IS EXECUTED by the duly authorized representatives of the Parties as of the Effective Date.

IAMBIC THERAPEUTICS, INC.		ABBVIE GROUP HOLDINGS LIMITED

By:	/s/ Tom Miller	By:	/s/ Jonathan C. Clipper
Name:	Tom Miller	Name:	Jonathan C. Clipper
Title:	Chief Executive Officer	Title:	Director

[***]